Exhibit 10.16

STATE OF CALIFORNIA

STANDARD AGREEMENT

STD 213 (DHS Rev 7/06)

REGISTRATION NUMBER	AGREEMENT NUMBER
42601106149146	06-55498

1	This Agreement is entered into between the State Agency and the Contractor named below:

STATE AGENCY’S NAME	(Also referred to as CDHS DHS or the State)

California Department of Health Services

CONTRACTOR’S NAME	(Also referred to as Contractor)

Molina Healthcare of California

2	The term of this Agreement is: August 1, 2006 through March 31, 2009

3	The maximum amount $453,626,000

of this Agreement is:                     Four Hundred Fifty-Three Million, Six Hundred Twenty-Six Thousand Dollars

4	The parties agree to comply with the terms and conditions of the following exhibits, which are by this reference made a part of this Agreement.

Exhibit A – Scope of Work	2 pages
Exhibit A, Attachments 1 through 18 (See Exhibit A, Table of Contents)	Various pages
Exhibit B – Budget Detail and Payment Provisions	13 pages
Exhibit B, Attachment 1 – Capitation Rate Worksheet	18 pages
Exhibit C * – General Terms and Conditions	GTC 306
Exhibit D (F) – Special Terms and Conditions (Attached hereto as part of this agreement)	26 pages
Notwithstanding provisions 2, 3, 4, 5, 6, 7, 10, 11, 12, 14, 15, 16, 22, 25, 28, 29, & 30 which do not apply to this agreement
Exhibit E – Additional Provisions	2 pages
Exhibit E, Attachment 1 - Definitions	16 pages
Exhibit E, Attachment 2 – Program Terms and Conditions	27 pages
Exhibit E, Attachment 3 – Duties of the State	7 pages
Exhibit E, Attachment 4 – Innovative Activities List	12 pages
Exhibit F – Contractor’s Release	1 page
Exhibit G – Health Insurance Portability and Accountability Act (HIPAA)	6 pages

See Exhibit E, Provision 1 for additional incorporated exhibits

Items shown above with an Asterisk (*), are hereby incorporated by reference and made part of this agreement as if attached hereto

These documents can be viewed at http://www.ols.dgs.ca.gov/Standard+Language

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto.

CONTRACTOR		California Department of General Services Use Only
CONTRACTOR’S NAME (if other than an individual state whether a corporation partnership etc)

Molina Healthcare of California
BY (Authorized Signature)	DATE SIGNED (Do not type) 10/24/06
/s/ Stephen T. O’Dell
PRINTED NAME AND TITLE OF PERSON SIGNING Stephen T. O’Dell, President

Address

One Golden Shore
Long Beach, CA 90802

STATE OF CALIFORNIA

AGENCY NAME

California Department of Health Services
BY (Authorized Signature)	DATE SIGNED (Do not type) 11-2-06
/s/ Jayna Qucrin
Jayna Qucrin,
Chief CMU Policy & Procedures
PRINTED NAME AND TITLE OF PERSON SIGNING		☒ Exempt per: W&I Code 14087.4

Allan Chinn, Chief, Contracts and Purchasing Services Section

ADDRESS

1501 Capitol Avenue, Suite 71 2101, MS 1403, P.O. Box 997413 Sacramento, CA 95899-7413

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A

Scope of Work

I.	Scope of Work

1. Service Overview

2. Service Location

3. Service Hours

4. Project Representatives

II.	Exhibit A, Attachments

	Attachment 1 – Organization and Administration of the Plan	4 pages

	Attachment 2 – Financial Information	4 pages

	Attachment 3 – Management Information System	2 pages

	Attachment 4 – Quality Improvement System	12 pages

	Attachment 5 – Utilization Management	4 pages

	Attachment 6 – Provider Network	8 pages

	Attachment 7 – Provider Relations	2 pages

	Attachment 8 – Provider Compensation Arrangements	6 pages

	Attachment 9 – Access and Availability	10 pages

	Attachment 10 – Scope of Services	17 pages

	Attachment 11 – Case Management and Coordination of Care	15 pages

	Attachment 12 – Local Health Department Coordination	3 pages

	Attachment 13 – Member Services	11 pages

	Attachment 14 – Member Grievance System	3 pages

	Attachment 15 – Marketing	5 pages

	Attachment 16 – Enrollments and Disenrollments	5 pages

	Attachment 17 – Reporting Requirements	2 pages

	Attachment 18 – Implementation Plan and Deliverables	17 pages

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A

Scope of Work

1.	Service Overview

Contractor agrees to provide to the California Department of Health Services (CDHS) the services described herein.

Provide health care services to eligible Medi-Cal recipients within the scope of Medi-Cal benefits as defined in the contents of the contract.

2.	Service Location

The services shall be performed at all contracting and participating facilities of the Contractor.

3.	Service Hours

The services shall be provided on a 24-hour, seven (7) days a week basis.

4.	Project Representatives

A.	The project representatives during the term of this agreement will be:

California Department of Health	Contractor
Services	Stephen T. O’Dell, President
Medi-Cal Managed Care Division	Telephone: (562) 491-7019
Attention: Chief, Plan Management	Fax: (562) 499-6170
Branch	E-mail:
Telephone: (916) 449-5100	steve.o’dell@molinahealthcare.com
Fax: (916) 449-5090

B.	Direct all inquiries to:

California Department of Health	Contractor
Services	Stephen T. O’Dell, President
Medi-Cal Managed Care Division	One Golden Shore
Attention: Contracting Officer	Long Beach, CA 90802
1501 Capitol Avenue, Suite 71.4001	Telephone: (562) 491-7019
MS 4407, P.O. Box Number 997413	Fax: (562) 499-6170
Sacramento, CA 95899-7413	E-mail:
Telephone: (916) 449-5000	steve.o’dell@molinahealthcare.com
Fax: (916) 449-5005

C.	Either party may make changes to the information above by giving written notice to the other party. Said changes shall not require an amendment to this agreement.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 1

ORGANIZATION AND ADMINISTRATION OF THE PLAN

1.	Legal Capacity

Contractor shall maintain the legal capacity to contract with CDHS and maintain appropriate licensure as a health care service plan in accordance with the Knox-Keene Health Care Service Plan Act of 1975 as amended.

2.	Key Personnel (Disclosure Form)

A.	Contractor shall file an annual statement with CDHS disclosing any purchases or leases of services, equipment, supplies, or real property from an entity in which any of the following persons have a substantial financial interest:

1)	Any person also having a substantial financial interest in the Contractor.

2)	Any director, officer, partner, trustee, or employee of the Contractor.

3)	Any member of the immediate family of any person designated in 1) or 2) above.

B.	Comply with federal regulations 42 CFR 455.104 (Disclosure by providers and fiscal agents: Information on ownership and control), 42 CFR 455.105 (Disclosure by providers: Information related to business transactions), 42 CFR 455.106 and 42 CFR 438.610 (Prohibited Affiliations with Individuals Debarred by Federal Agencies).

3.	Conflict Of Interest – Current And Former State Employees

A.	This Contract shall be governed by the Conflict of Interest provisions of Title 22, CCR, Sections 53874 and 53600.

B.	Contractor shall not utilize in the performance of this Contract any State officer or employee in the State civil service or other appointed State official unless the employment, activity, or enterprise is required as a condition of the officer’s or employee’s regular State employment. For purposes of this subsection (B) only, employee in the State civil service is defined to be any person legally holding a permanent or intermittent position in the State civil service.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 1

4.	Contract Performance

Contractor shall maintain the organization and staffing for implementing and operating the Contract in accordance with Title 28, CCR, Section 1300.67.3 and Title 22, CCR, Section 53800, 53851 and 53857. Contractor shall ensure the following:

A.	The organization has an accountable governing body.

B.	This Contract is a high priority and that the Contractor is committed to supplying any necessary resources to assure full performance of the Contract.

C.	If the Contractor is a subsidiary organization, the attestation of the parent organization that this Contract will be a high priority to the parent organization. The parent organization is committed to supplying any necessary resources to assure full performance of the Contract.

D.	Staffing in medical and other health services, and in fiscal and administrative services sufficient to result in the effective conduct of the plan’s business.

E.	Written procedures for the conduct of the business of the plan, including the provision of heath care services, so as to provide effective controls.

5.	Medical Decisions

Contractor shall ensure that medical decisions, including those by subcontractors and rendering providers, are not unduly influenced by fiscal and administrative management.

6.	Medical Director

Contractor shall maintain a full time Physician as Medical Director pursuant to Title 22, CCR, Section 53857 whose responsibilities shall include, but not be limited to, the following:

A.	Ensuring that medical decisions are:

1)	Rendered by qualified medical personnel.

2)	Are not influenced by fiscal or administrative management considerations.

B.	Ensuring that the medical care provided meets the standards for acceptable medical care.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 1

C.	Ensuring that medical protocols and rules of conduct for plan medical personnel are followed.

D.	Developing and implementing medical policy.

E.	Resolving grievances related to medical quality of care.

F.	Direct involvement in the implementation of Quality Improvement activities

G.	Actively participating in the functioning of the plan grievance procedures.

7.	Medical Director Changes

Contractor shall report to CDHS any changes in the status of the Medical Director within ten (10) calendar days.

8.	Administrative Duties/Responsibilities

Contractor shall maintain the organizational and administrative capabilities to carry out its duties and responsibilities under the Contract. This will include at a minimum the following:

A.	Member and Enrollment reporting systems as specified in Exhibit A, Attachment 3, Management Information System, and, Exhibit A, Attachment 13, Member Services, and Exhibit A, Attachment 14, Member Grievance System.

B.	A Member grievance procedure, as specified in Exhibit A, Attachment 14, Member Grievance System.

C.	Data reporting capabilities sufficient to provide necessary and timely reports to CDHS, as required by Exhibit A, Attachment 3, Management Information System.

D.	Financial records and books of account maintained on the accrual basis, in accordance with Generally Accepted Accounting Principles, which fully disclose the disposition of all Medi-Cal program funds received, as specified in Exhibit A, Attachment 2, Financial Information.

E.	Claims processing capabilities as described in Exhibit A, Attachment 8, Provider Compensation Arrangements.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 1

9.	Member Representation

Contractor shall ensure that Medi-Cal Members are represented and participate in establishing public policy within the plan’s public policy advisory committee.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 2

FINANCIAL INFORMATION

1.	Financial Viability/Standards Compliance

Contractor shall meet and maintain financial viability/standards compliance to CDHS’ satisfaction for each of the following elements:

A.	Tangible Net Equity (TNE).

Contractor at all times shall be in compliance with the TNE requirements in accordance with Title 28, CCR, Section 1300.76.

B.	Administrative Costs.

Contractor’s Administrative Costs shall not exceed the standards as established under Title 22, CCR, Section 53864(b).

C.	Standards of Organization and Financial Soundness.

Contractor shall maintain an organizational structure sufficient to conduct the proposed operations and ensure that its financial resources are sufficient for sound business operations in accordance with Title 28, CCR, Sections 1300.67.3, 1300.75.1, 1300.76.3, 1300.77.1, 1300.77.2, 1300.77.3, 1300.77.4, and Title 22, CCR, Sections 53851, 53863, and 53864.

D.	Working capital and current ratio of one of the following:

1)	Contractor shall maintain a working capital ratio of at least 1:1; or

2)	Contractor shall demonstrate to CDHS that Contractor is now meeting financial obligations on a timely basis and has been doing so for at least the preceding two years; or

3)	Contractor shall provide evidence that sufficient noncurrent assets, which are readily convertible to cash, are available to achieve an equivalent working capital ratio of 1:1, if the noncurrent assets are considered current.

2.	Financial Audit Reports

Contractor shall ensure that an annual audit is performed according to Welfare & Institution Code, Section 14459. Combined Financial Statements shall be prepared to show the financial position of the overall related health care delivery

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 2

system when delivery of care or other services is dependent upon Affiliates. Financial Statements shall be presented in a form that clearly shows the financial position of Contractor separately from the combined totals. Inter-entity transactions and profits shall be eliminated if combined statements are prepared. If an independent accountant decides that preparation of combined statements is inappropriate, Contractor shall have separate certified Financial Statements prepared for each entity.

A.	The independent accountant shall state in writing reasons for not preparing combined Financial Statements.

B.	Contractor shall provide supplemental schedules that clearly reflect all inter-entity transactions and eliminations necessary to enable CDHS to analyze the overall financial status of the entire health care delivery system.

1)	In addition to annual certified Financial Statements, Contractor shall complete the State Department of Managed Health Care (DMHC) required financial reporting forms. The Certified Public Accountant’s audited Financial Statements and the DMHC required financial reporting forms shall be submitted to CDHS no later than 120 calendar days after the close of Contractor’s Fiscal Year.

2)	Contractor shall submit to CDHS within 45 calendar days after the close of Contractor’s fiscal quarter, quarterly financial reports required by Title 22, CCR, Section 53862(b)(1). The required quarterly financial reports shall be prepared on the DMHC required financial reporting forms and shall include, at a minimum, the following reports/schedules:

a)	Jurat.

b)	Report 1A and 1B: Balance Sheet.

c)	Report 2: Statement of Revenue, Expenses, and Net Worth.

d)	Statement of Cash Flow, prepared in accordance with Financial Accounting Standards Board Statement Number 95 (This statement is prepared in lieu of Report #3: Statement of Changes in Financial Position for Generally Accepted Accounting Principles (GAAP) compliance.)

e)	Report 4: Enrollment and Utilization Table.

f)	Schedule F: Unpaid Claims Analysis.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 2

g)	Appropriate footnote disclosures in accordance with GAAP.

h)	Schedule H: Aging Of All Claims.

C.	Contractor shall authorize its independent accountant to allow CDHS designated representatives or agents, upon written request, to inspect any and all working papers related to the preparation of the audit report.

D.	Contractor shall submit to CDHS all financial reports relevant to Affiliates as specified in Title 22, CCR, Section 53862(c)(4).

E.	Contractor shall submit to CDHS copies of any financial reports submitted to other public or private organizations as specified in Title 22, CCR, Section 53862(c)(5).

3.	Monthly Financial Statements

If Contractor and/or subcontractor is required to file monthly Financial Statements with the DMHC, Contractor and/or subcontractor shall file monthly Financial Statements with CDHS.

4.	Compliance with Audit Requirements

Contractor shall cooperate with CDHS’ audits. Such audits may be waived upon submission of the financial audit for the same period conducted by DMHC pursuant to Health and Safety Code, Section 1382.

5.	Submittal of Financial Information

Contractor shall prepare financial information requested in accordance with GAAP and where Financial Statements/projections are requested, these statements/projections should be prepared in accordance with the 1989 HMO Financial Report of Affairs and Conditions Format. Where appropriate, reference has been made to the Knox-Keene Health Care Service Plan Act of 1975 rules found under Title 28, CCR, Section 1300.51 et. seq. Information submitted shall be based on current operations. Contractor and/or sub-contractors shall submit financial information consistent with filing requirements of the DMHC unless otherwise specified by CDHS.

Contractor shall prepare and submit a stand-alone Medi-Cal line of business income statement for each financial reporting period required. This income statement shall be prepared in the DMHC required financial reporting format.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 2

6.	Fiscal Viability of Subcontracting Entities

Contractor shall maintain a system to evaluate and monitor the financial viability of all risk bearing sub-contracting provider groups including, but not limited to, HMOs, independent physician/provider associations (IPAs), medical groups, and Federally Qualified Health Centers.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 3

MANAGEMENT INFORMATION SYSTEM

1.	Management Information System Capability

A.	Contractor’s Management and Information System (MIS) shall have the capability to capture, edit, and utilize various data elements for both internal management use as well as to meet the data quality and timeliness requirements of CDHS’s encounter data submission. Contractor shall have and maintain a MIS that provides, at a minimum,

1)	All Medi-Cal eligibility data,

2)	Information of Members enrolled in Contractor’s plan,

3)	Provider claims status and payment data,

4)	Health care services delivery encounter data,

5)	Provider network information, and

6)	Financial information as specified in Exhibit A, Attachment 1, provision 8. Administrative Duties/Responsibilities.

B.	Contractor’s MIS shall have processes that support the interactions between Financial, Member/Eligibility; Provider; Encounter Claims; Quality Management/Quality Improvement/Utilization; and Report Generation subsystems. The interactions of the subsystems must be compatible, efficient and successful.

2.	Encounter Data Submittal

Contractor shall implement policies and procedures for ensuring the complete, accurate, and timely submission of encounter data for all services for which Contractor has incurred any financial liability, whether directly or through Subcontracts or other arrangements. Encounter data shall include data elements specified in CDHS’ most recent Managed Care Data Element Dictionary and all existing Policy Letters related to encounter data reporting.

Contractor shall require subcontractors and non-contracting providers to provide encounter data to Contractor, which allows the Contractor to meet their administrative functions and the requirements set forth in this section. Contractor shall have in place mechanisms, including edits and reporting systems sufficient to assure encounter data is complete and accurate prior to submission to CDHS.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 3

Contractor shall submit encounter data to CDHS on a monthly basis in the form and manner specified in CDHS’ most recent Managed Care Data Element Dictionary and all existing Policy Letters related to encounter data reporting.

Upon written notice by CDHS that the encounter data is insufficient or inaccurate, Contractor shall ensure that corrected data is resubmitted within 15 calendar days of receipt of CDHS’ notice. Upon Contractor’s written request, CDHS may provide a written extension for submission of corrected encounter data.

3.	MIS/Data Correspondence

Upon receipt of written notice by CDHS of any problems related to the submittal of data to CDHS, or any changes or clarifications related to Contractor’s MIS system, Contractor shall submit to CDHS a Corrective Action Plan with measurable benchmarks within 30 calendar days from the date of the postmark of CDHS’ written notice to Contractor. Within 30 calendar days of CDHS’ receipt of Contractor’s Corrective Action Plan, CDHS shall approve the Corrective Action Plan or request revisions. Within 15 calendar days after receipt of a request for revisions to the Corrective Action Plan, Contractor shall submit a revised Corrective Action Plan for CDHS approval.

4.	Health Insurance Portability and Accountability Act (HIPAA)

Contractor shall comply with Exhibit G, Health Insurance Portability and Accountability Act (HIPAA) requirements and all federal and State regulations promulgated from this Act, as they become effective.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

QUALITY IMPROVEMENT SYSTEM

1.	General Requirement

Contractor shall implement an effective Quality Improvement System (QIS) in accordance with the standards in Title 28, CCR, Section 1300.70. Contractor shall monitor, evaluate, and take effective action to address any needed improvements in the quality of care delivered by all providers rendering services on its behalf, in any setting. Contractor shall be accountable for the quality of all Covered Services regardless of the number of contracting and subcontracting layers between Contractor and the provider. This provision does not create a cause of action against the Contractor on behalf of a Medi-Cal beneficiary for malpractice committed by a subcontractor.

2.	Accountability

Contractor shall maintain a system of accountability which includes the participation of the governing body of the Contractor’s organization, the designation of a quality improvement committee with oversight and performance responsibility, the supervision of activities by the medical director, and the inclusion of contracted Physicians and contracted providers in the process of QIS development and performance review. Participation of non-contracting providers is discretionary.

3.	Governing Body

Contractor shall implement and maintain policies that specify the responsibilities of the governing body including at a minimum the following:

A.	Approves the overall QIS and the annual report of the QIS.

B.	Appoints an accountable entity or entities within Contractor’s organization to provide oversight of the QIS.

C.	Routinely receives written progress reports from the quality improvement committee describing actions taken, progress in meeting QIS objectives, and improvements made.

D.	Directs the operational QIS to be modified on an ongoing basis, and tracks all review findings for follow-up.

4.	Quality Improvement Committee

Contractor shall implement and maintain a Quality Improvement Committee designated by, and accountable to the governing body and shall be facilitated by

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

the medical director or a physician designee. Contractor must ensure that subcontractors, who are representative of the composition of the contracted provider network, shall actively participate on the committee.

The committee shall meet at least quarterly but as frequently as necessary to demonstrate follow-up on all findings and required actions. The activities, findings, recommendations, and actions of the committee shall be reported to the governing body in writing on a scheduled basis.

Contractor shall maintain minutes of committee meetings and minutes shall be submitted to CDHS quarterly. Contractor shall maintain a process to ensure rules of confidentiality are maintained in quality improvement discussions as well as avoidance of conflict of interest on the part of committee members.

5.	Provider Participation

Contractor shall ensure that contracting Physicians and other providers from the community shall be involved as an integral part of the QIS. Contractor shall maintain and implement appropriate procedures to keep contracting providers informed of the written QIS, its activities, and outcomes.

6.	Delegation of Quality Improvement Activities

A.	Contractor is accountable for all quality improvement functions and responsibilities (e.g. Utilization Management, Credentialing and Site Review) that are delegated to subcontractors. If Contractor delegates quality improvement functions, Contractor and delegated entity (subcontractor) shall include in their Subcontract, at minimum:

1)	Quality improvement responsibilities, and specific delegated functions and activities of the Contractor and subcontractor.

2)	Contractor’s oversight, monitoring, and evaluation processes and subcontractor’s agreement to such processes.

3)	Contractor’s reporting requirements and approval processes. The agreement shall include subcontractor’s responsibility to report findings and actions taken as a result of the quality improvement activities at least quarterly.

4)	Contractor’s actions/remedies if subcontractor’s obligations are not met.

B.	Contractor shall maintain a system to ensure accountability for delegated quality improvement activities, that at a minimum:

1)	Evaluates subcontractor’s ability to perform the delegated activities including an initial review to assure that the subcontractor has the administrative capacity, task experience, and budgetary resources to fulfill its responsibilities.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

2)	Ensures subcontractor meets standards set forth by the Contractor and CDHS.

3)	Includes the continuous monitoring, evaluation and approval of the delegated functions.

7.	Written Description

Contractor shall implement and maintain a written description of its QIS that shall include the following:

A.	Organizational commitment to the delivery of quality health care services as evidenced by goals and objectives which are approved by Contractor’s governing body and periodically evaluated and updated.

B.	Organizational chart showing the key staff and the committees and bodies responsible for quality improvement activities including reporting relationships of QIS committee(s) and staff within the Contractor’s organization.

C.	Qualifications of staff responsible for quality improvement studies and activities, including education, experience and training.

D.	A description of the system for provider review of QIS findings, which at a minimum, demonstrates physician and other appropriate professional involvement and includes provisions for providing feedback to staff and providers, regarding QIS study outcomes.

E.	The role, structure, function of the quality improvement committee.

F.	The processes and procedures designed to ensure that all Medically Necessary Covered Services are available and accessible to all Members regardless of race, color, national origin, creed, ancestry, religion, language, age, gender marital status, sexual orientation, health status, or disability, and that all Covered Services are provided in a culturally and linguistically appropriate manner.

G.	A description of the mechanisms used to continuously review, evaluate, and improve access to and availability of services. The description shall include methods to ensure that members are able to obtain appointments within established standards.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

H.	Description of the quality of clinical care services provided, including, but not limited to, preventive services for children and adults, perinatal care, primary care, specialty, emergency, inpatient, and ancillary care services.

I.	Description of the activities designed to assure the provision of case management, coordination and continuity of care services.

8.	Quality Improvement Annual Report

Contractor shall develop an annual quality improvement report for submission to CDHS on an annual basis. The annual report shall include:

A.	A comprehensive assessment of the quality improvement activities undertaken and an evaluation of areas of success and needed improvements in services rendered within the quality improvement program, including but not limited to, the collection of aggregate data on utilization; the review of quality of services rendered; the results of the External Accountability Set measures; and, outcomes/findings from Quality Improvement Projects (QIPs), consumer satisfaction surveys and collaborative initiatives.

B.	Copies of all final reports of non-governmental accrediting agencies (e.g. JCAHO, NCQA) relevant to the Contractor’s Medi-Cal line of business, including accreditation status and any deficiencies noted. Include the corrective action plan developed to address noted deficiencies.

C.	An assessment of subcontractor’s performance of delegated quality improvement activities.

9.	External Quality Review Requirements

At least annually or as designated by CDHS, CDHS shall arrange for an external quality of care review of the Contractor by an entity qualified to conduct such reviews in accordance with Title 22, CCR, Section 53860 (d) and Title 42, USC, Section 1396a(30)(C). Contractor shall cooperate with and assist the External Quality Review Organization (EQRO) designated by the State in the conduct of this review.

A.	External Accountability Set (EAS) Performance Measures

The External Accountability Set (EAS) consists of a set of Health Plan Employer Data and Information Set (HEDIS®) measures developed by the

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

National Committee for Quality Assurance (NCQA) and CDHS developed performance measures selected by CDHS for evaluation of health plan performance.

1)	On an annual basis, Contractor shall submit to an on-site EAS Compliance Audit (also referred to as the Health Plan Employer Data and Information Set (HEDIS®) Compliance Audit™) to assess the Contractor’s information and reporting systems, as well as the Contractor’s methodologies for calculating performance measure rates. Contractor shall use the CDHS-selected contractor for performance of the EAS/HEDIS Compliance Audit and calculation of CDHS-developed performance measures that constitute the EAS. Compliance Audits will be performed by an EQRO as contracted and paid for by the State.

2)	Contractor shall calculate and report all EAS performance measures at the county level.

a)	HEDIS rates are to be calculated by the Contractor and verified by the CDHS-selected EQRO. Rates for CDHS-developed performance measures will be calculated by the EQRO.

b)	Contractor shall report audited results on the EAS performance measures to CDHS no later than June 15 of each year or such date as established by CDHS. Contractor shall initiate reporting on EAS performance measures for the reporting cycle following the first year of operation.

3)	Contractor shall meet or exceed the CDHS-established Minimum Performance Level (MPL) for each HEDIS measure.

a)	For each measure that does not meet the MPL set for that year, or is reported as a “Not Report” (NR) due to an audit failure, Contractor must submit a plan outlining the steps that will be taken to improve the subsequent year’s performance.

i.	The improvement plan must include, at a minimum, identification of the team that will address the problem, a root cause analysis, identification of interventions that will be implemented, and a proposed timeline.

ii.	Improvement plans are due to the CDHS within 60 calendar days of the CDHS’ notification that the Contractor has performed at or below the MPL for the period under review.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

iii.	Additional reporting may be required of the Contractor until such time as improvement is demonstrated.

B.	Under/Over-Utilization Monitoring

In addition to the EAS performance measures, Contractor shall submit to an audit of, and report rates for, an Under/Over-Utilization Monitoring Measure Set based upon selected HEDIS Use of Service measures. These measures will be audited as part of the EAS/HEDIS Compliance Audit and rates shall be submitted with the EAS audited rates. CDHS will bear the costs associated with the Compliance Audit as performed by the contracted EQRO. The measures selected for inclusion in the set will be chosen by CDHS on an annual basis. By August 1 of each year, CDHS will notify Contractors of the HEDIS measures selected for inclusion in the following year’s Utilization Monitoring measure set.

C.	Quality Improvement Projects (QIPs)

Contractor is required to conduct and/or participate in four (4) Quality Improvement Projects. For Contractors holding multiple Medi-Cal managed care contracts, each contracted entity will be required to conduct and/or participate in four QIPs.

1)	Among the four QIPs:

a)	One must be plan-specific (“internal QIP”)

b)	One must be in collaboration with at least one other health plan (“small -group collaborative”)

Collaboratives must include a minimum of two (2) CDHS health plan Contractors and must use standardized measures and clinical practice guidelines. Additionally, all health plans participating in a collaborative must agree to the same timelines for development, implementation, and measurement. Health plans must also agree on the nature of health plan commitment of staff and other resources to the collaborative project.

Contractors may include only one county in a collaborative regardless of whether the health plan’s contract covers multiple counties. However, if multiple counties are to be

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

included, Contractor shall demonstrate that the measurement strategies are adequate to assess the impact of the intervention within each county. CDHS must approve the Contractor’s proposal before the Contractor proceeds with their intended approach for multiple county measurement.

c)	One must be the state-wide collaborative QIP (“Cal-QIP”)

2)	Among the above listed four QIPs:

a)	One must be non-clinical (i.e., availability, accessibility or cultural competency of services; appeals, grievances, and complaints); and

b)	One must be clinical (i.e., to improve clinical services or clinical interventions).

3)	Contractor shall use the NCQA Quality Improvement Activity form to propose initiation of the project and for subsequent periodic reporting.

D.	Consumer Satisfaction Survey

At intervals as determined by CDHS, CDHS’ contracted EQRO will conduct a consumer satisfaction survey. Contractor shall provide appropriate data to the EQRO to facilitate this survey.

10.	Site Review

A.	General Requirement

Contractor shall conduct site reviews on all Primary Care Provider sites according to the Site Review Policy Letter, MMCD Policy Letter 02-02 and Title 22, CCR, Section 53856.

B.	Pre-Operational Site Reviews

The number of site reviews to be completed prior to initiating plan operation in a Service Area shall be based upon the total number of new primary care sites in the provider network. For more than 30 sites in the provider network, a 5% sample size or a minimum of 30 sites, which ever is greater in number, shall be reviewed 6 weeks prior to plan operation. Reviews shall be completed on all remaining sites within six (6) months of Plan operation. For 30 or fewer sites, reviews shall be completed on all sites six (6) weeks prior to Plan operation.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

C.	Credentialing Site Review

A site review is required as part of the credentialing process when both the facility and the provider are added to the Contractor’s provider network. If a provider is added to Contractor’s provider network, and the provider site has a current passing site review survey score, a site survey need not be repeated for provider credentialing or recredentialing.

D.	Corrective Actions

Contractor shall ensure that a corrective action plan is developed to correct cited deficiencies and that corrections are completed and verified within the established guidelines as specified in MMCD Policy Letter 02-02, the Site Review Policy Letter. Primary Care Provider sites that do not correct cited differences are to be terminated from Contractor network.

E.	Data Submission

Contractor shall submit the site review data to CDHS by January 31 and July 31 of each year. All data elements defined by CDHS shall be included in the data submission report.

F.	Continuing Oversight

Contractor shall retain accountability for all site review activities whether carried out by the Contractor, completed by other Medi-Cal Managed Care contractors or delegated to other entities.

11.	Disease Surveillance

Contractor shall implement and maintain procedures for reporting any disease or condition to public health authorities as required by State law.

12.	Credentialing and Recredentialing

Contractor shall develop, and maintain written policies and procedures that include initial credentialing, recredentialing, recertification, and reappointment of Physicians including Primary Care Physicians and specialists in accordance with the MMCD Policy Letter 02-03, Credentialing and Recredentialing. Contractor shall ensure those policies and procedures are reviewed and approved by the governing body, or designee. Contractor shall ensure that the responsibility for recommendations regarding credentialing decisions will rest with a credentialing committee or other peer review body.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

A.	Standards

All providers of Covered Services must be qualified in accordance with current applicable legal, professional, and technical standards and appropriately licensed, certified or registered. All providers must have good standing in the Medicare and Medicaid/Medi-Cal programs. Providers that have been terminated from either Medicare or Medicaid/Medi-Cal cannot participate in Contractor’s provider network.

B.	Delegated Credentialing

Contractor may delegate credentialing and recredentialing activities. If Contractor delegates these activities, Contractor shall comply with provision 6. Delegation of Quality Improvement Activities, above.

C.	Credentialing Provider Organization Certification

Contractor and their subcontractors (e.g. a medical group or independent physician organization) may obtain credentialing provider organization certification (POC) from the National Committee on Quality Assurance (NCQA). Contractor may accept evidence of NCQA POC certification in lieu of a monitoring visit at delegated physician organizations.

D.	Disciplinary Actions

Contractor shall implement and maintain a system for the reporting of serious quality deficiencies that result in suspension or termination of a practitioner to the appropriate authorities. Contractor shall implement and maintain policies and procedures for disciplinary actions including, reducing, suspending, or terminating a practitioner’s privileges. Contractor shall implement and maintain a provider appeal process.

E.	Medi-Cal and Medicare Provider Status

The Contractor will verify that their subcontracted providers have not been terminated as Medi-Cal or Medicare providers or have not been placed on the Suspended and Ineligible Provider list. Terminated providers in either Medicare or Medi-Cal/Medicaid or on the Suspended and Ineligible Provider list, cannot participate in the Contractor’s provider network.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

F.	Health Plan Accreditation

If Contractor has received a rating of “Excellent,” Commendable” or “Accredited” from NCQA, the Contractor shall be “deemed” to meet the CDHS requirements for credentialing and will be exempt from the CDHS medical review audit of Credentialing.

Deeming of credentialing certification from other private credentialing organizations will be reviewed on an individual basis.

G.	Credentialing of Other Non-Physician Medical Practitioners

Contractor shall develop and maintain policies and procedures that ensure that the credentials of Nurse Practitioners, Certified Nurse Midwives, Clinical Nurse Specialists and Physician Assistants have been verified in accordance with State requirements applicable to the provider category.

13.	Medical Records

A.	General Requirement

Contractor shall ensure that appropriate Medical Records for Members, pursuant to Title 28, CCR, Section 1300.80(b)(4) and 42 USC § 1396a(w), shall be available to health care providers at each Encounter in accordance with Title 28, CCR, Section 1300.67.1(c) and Title 22, CCR, Section 53861 and MMCD Policy Letter 02-02.

B.	Medical Records

Contractor shall develop, implement and maintain written procedures pertaining to any form of medical records:

1)	For storage and filing of medical records including: collection, processing, maintenance, storage, retrieval identification, and distribution.

2)	To ensure that medical records are protected and confidential in accordance with all Federal and State law.

3)	For the release of information and obtaining consent for treatment.

4)	To ensure maintenance of medical records in a legible, current, detailed, organized and comprehensive manner (records may be electronic or paper copy).

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

C.	On-Site Medical Records

Contractor shall ensure that an individual is delegated the responsibility of securing and maintaining medical records at each site.

D.	Member Medical Record

Contractor shall ensure that a complete medical record is maintained for each Member in accordance with Title 22, CCR, Section 53861, that reflects all aspects of patient care, including ancillary services, and at a minimum includes:

1)	Member identification on each page; personal/biographical data in the record.

2)	Member’s preferred language (if other than English) prominently noted in the record, as well as the request or refusal of language/interpretation services.

3)	All entries dated and author identified; for member visits, the entries shall include at a minimum, the subjective complaints, the objective findings, and the plan for diagnosis and treatment.

4)	The record shall contain a problem list, a complete record of immunizations and health maintenance or preventive services rendered.

5)	Allergies and adverse reactions are prominently noted in the record.

6)	All informed consent documentation, including the human sterilization consent procedures required by Title 22, CCR, Sections 51305.1 through 51305.6, if applicable.

7)	Reports of emergency care provided (directly by the contracted provider or through an emergency room) and the hospital discharge summaries for all hospital admissions.

8)	Consultations, referrals, specialists’, pathology, and laboratory reports. Any abnormal results shall have an explicit notation in the record.

9)	For medical records of adults, documentation of whether the individual has been informed and has executed an advanced directive such as a Durable Power of Attorney for Health Care.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 4

10)	Health education behavioral assessment and referrals to health education services.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 5

UTILIZATION MANAGEMENT

1.	Utilization Management Program

Contractor shall develop, implement, and continuously update and improve, a Utilization Management (UM) program that ensures appropriate processes are used to review and approve the provision of Medically Necessary Covered Services. Contractor is responsible to ensure that the UM program includes:

A.	Qualified staff responsible for the UM program.

B.	The separation of medical decisions from fiscal and administrative management to assure those medical decisions will not be unduly influenced by fiscal and administrative management.

C.	Contractor shall ensure that the UM program allows for a second opinion from a qualified health professional at no cost to the Member.

D.	Established criteria for approving, modifying, deferring, or denying requested services. Contractor shall utilize evaluation criteria and standards to approve, modify, defer, or deny services. Contractor shall document the manner in which providers are involved in the development and or adoption of specific criteria used by the Contractor.

E.	Contractor shall communicate to health care practitioners the procedures and services that require prior authorization and ensure that all contracting health care practitioners are aware of the procedures and timeframes necessary to obtain prior authorization for these services.

F.	An established specialty referral system to track and monitor referrals requiring prior authorization through the Contractor. The system shall include authorized, denied, deferred, or modified referrals, and the timeliness of the referrals. This specialty referral system should include non-contracting providers.

Contractor shall ensure that all contracting health care practitioners are aware of the referral processes and tracking procedures.

G.	The integration of UM activities into the Quality Improvement System (QIS), including a process to integrate reports on review of the number and types of appeals, denials, deferrals, and modifications to the appropriate QIS staff.

These activities shall be done in accordance with Health and Safety Code Section 1363.5 and Title 28, CCR, Section 1300.70(b)(2)(H) & (c).

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 5

2.	Pre-Authorizations and Review Procedures

Contractor shall ensure that its pre-authorization, concurrent review and retrospective review procedures meet the following minimum requirements:

A.	Qualified health care professionals supervise review decisions and a qualified Physician will review all denials.

B.	There is a set of written criteria or guidelines for Utilization Review that is based on sound medical evidence, is consistently applied, regularly reviewed, and updated.

C.	Reasons for decisions are clearly documented.

D.	Notification to Members regarding denied, deferred or modified referrals is made as specified in Exhibit A, Attachment 13, Member Services. There shall be a well-publicized appeals procedure for both providers and patients.

E.	Decisions and appeals are made in a timely manner and are not unduly delayed for medical conditions requiring time sensitive services.

F.	Prior Authorization requirements shall not be applied to Emergency Services, family planning services, preventive services, basic prenatal care, sexually transmitted disease services, and HIV testing.

G.	Records, including any Notice of Action, shall meet the retention requirements described in Exhibit E, Attachment 2, provision 19.

H.	Contractor must notify the requesting provider of any decision to deny, approve, modify, or delay a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested. The notice to the provider may be orally or in writing.

3.	Timeframes for Medical Authorization

A.	Emergency Care: No prior authorization required, following the reasonable person standard to determine that the presenting complaint might be an emergency.

B.	Post-stabilization: Response to request within 30 minutes or the service is deemed approved in accordance with Title 22, CCR, Section 53855 (a), or any future amendments thereto.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 5

C.	Non-urgent care following an exam in the emergency room: Response to request within 30 minutes or deemed approved.

D.	Concurrent Review of authorization for treatment regimen already in place: Within five (5) working days or less, consistent with urgency of the Member’s medical condition and in accordance with Health & Safety Code Section 1367.01, or any future amendments thereto.

E.	Retrospective review: Within 30 calendar days in accordance with Health & Safety Code Section 1367.01, or any future amendments thereto.

F.	Pharmaceuticals: 24 hours on all drugs that require prior authorization in accordance with Welfare & Institutions Code, Section 14185 or any future amendments thereto.

G.	Routine authorizations: Five (5) Working days from receipt of the information reasonably necessary to render a decision (these are requests for specialty service, cost control purposes, out-of-network not otherwise exempt from prior authorization) in accordance with Health & Safety Code, Section 1367.01, or any future amendments thereto, but, no longer than 14 calendar days from the receipt of the request. The decision may be deferred and the time limit extended an additional 14 calendar days only where the Member or the Member’s provider requests an extension, or the Contractor can provide justification upon request by the State for the need for additional information and how it is in the Member’s interest. Any decision delayed beyond the time limits is considered a denial and must be immediately processed as such.

H.	Expedited authorizations: Three (3) working days after receipt of the request for service (these are requests in which a provider indicates, or the Contractor determines, that following the standard timeframe could seriously jeopardize the Member’s life or health or ability to attain, maintain, or regain maximum function). The time limit may be extended by up to 14 calendar days if the Member requests an extension, or if the Contractor can provide justification upon request by the State for the need for additional information and how it is in the Member’s interest. Any decision delayed beyond the time limits is considered a denial and must be immediately processed as such.

I.	Hospice inpatient care: 24-hour response.

4.	Review of Utilization Data

Contractor shall include within the UM program mechanisms to detect both under- and over-utilization of health care services. Contractor’s internal reporting mechanisms used to detect Member utilization patterns shall be reported to CDHS upon request.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 5

5.	Delegating UM Activities

Contractor may delegate UM activities. If Contractor delegates these activities, Contractor shall comply with Exhibit A, Attachment 4, provision 6. Delegation of Quality Improvement Activities.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

PROVIDER NETWORK

1.	Network Capacity

Contractor shall maintain a provider network adequate to serve sixty percent (60%) of all Eligible Beneficiaries in the proposed county and provide the full scope of benefits. Contractor will increase the capacity of the network as necessary to accommodate enrollment growth beyond the sixty percent (60%). However, after the first twelve months of operation, if Enrollments do not achieve seventy-five (75%) of the required network capacity, the Contractor’s total network capacity requirement may be renegotiated.

2.	Network Composition

Contractor shall maintain an adequate number of inpatient Facilities, Service Sites, professional, allied, specialist and supportive paramedical personnel within their network to provide Covered Services to its Members.

3.	Provider to Member Ratios

A.	Contractor shall ensure that networks continuously satisfy the following full-time equivalent provider to Member ratios:

1)	Primary Care Physicians	1:2,000

2)	Total Physicians	1:1,200

B.	If Non-Physician Medical Practitioners are included in Contractor’s provider network, each individual Non-Physician Medical Practitioner shall not exceed a full-time equivalent provider/patient caseload of one provider per 1,000 patients.

4.	Physician Supervisor to Non-Physician Medical Practitioner Ratios

Contractor shall ensure compliance with Title 22, CCR, Section 51241, and that full-time equivalent Physician Supervisor to Non-Physician Medical Practitioner ratios do not exceed the following:

A.	Nurse Practitioners 1:4

B.	Physician Assistants 1:2

C.	Four (4) Non-Physician Medical Practitioners in any combination that does not include more than three nurse midwives or two Physician assistants.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

5.	Emergency Services

Contractor shall have as a minimum a designated emergency service facility, providing care on a 24-hour-a-day, 7-day-a-week basis. This designated emergency service facility will have one or more Physicians and one Nurse on duty in the facility at all times.

6.	Specialists

Contractor shall maintain adequate numbers and types of specialists within their network to accommodate the need for specialty care in accordance with Title 22, CCR, Section 53853(a).

7.	Federally Qualified Health Center (FQHC) Services

Contractor shall meet federal requirements for access to FQHC services, including those in 42 United States Code Section 1396 b(m). Contractor shall reimburse FQHCs in accordance with Exhibit A, Attachment 8, Provider Compensation Arrangements, provision 7. If FQHC services are not available in the provider network of either the Commercial Health Plan in the county or Contractor, Contractor shall reimburse FQHCs for services provided out-of-plan to Contractor’s Members at the FQHC rate determined by CDHS. If FQHC services are not available in Contractor’s provider network, but are available within CDHS’ time and distance standards for access to Primary Care for Contractor’s Members in the Commercial Health Plan’s provider network in the county, Contractor shall not be obligated to reimburse FQHCs for services provided out-of-plan to Members (unless authorized by Contractor).

8.	Time and Distance Standard

Contractor shall maintain a network of Primary Care Physicians which are located within thirty (30) minutes or ten (10) miles of a Member’s residence unless the Contractor has a CDHS approved alternative time and distance standard.

9.	Plan Physician Availability

Contractor shall have a plan or contracting Physician available 24 hours per day, seven (7) days per week to coordinate the transfer of care of a Member whose emergency condition is stabilized, to authorize Medically Necessary post-stabilization services, and for general communication with emergency room personnel.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

10.	Provider Network Report

Contractor shall submit to CDHS on a quarterly basis, in a format specified by CDHS, a report summarizing changes in the provider network.

A.	The report shall identify provider deletions and additions and the resulting impact to:

1)	Geographic access for the Members;

2)	Cultural and linguistic services including provider and provider staff language capability;

3)	The percentage of Traditional and Safety-Net providers;

4)	The number of Members assigned to each Primary Care Physician;

5)	The percentage of Members assigned to Traditional and Safety-Net providers; and

6)	The network providers who are not accepting new patients.

B.	Contractor shall submit the report 30 calendar days following the end of the reporting quarter.

11.	Plan Subcontractors

Contractor shall submit to CDHS, a quarterly report containing the names of all direct subcontracting provider groups including health maintenance organizations, independent physician associations, medical groups, and FQHCs and their subcontracting health maintenance organizations, independent physician associations, medical groups, and FQHCs. The report must be sorted by subcontractor type, indicating the county or counties in which Members are served. In addition, the report should also indicate where relationships or affiliations exist between direct and indirect subcontractors. The report shall be submitted within 30 calendar days following the end of the reporting quarter.

12.	Ethnic and Cultural Composition

Contractor shall ensure that the composition of Contractor’s provider network meets the ethnic, cultural, and linguistic needs of Contractor’s Members on a continuous basis.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

13.	Subcontracts

Contractor may enter into Subcontracts with other entities in order to fulfill the obligations of the Contract. In doing so, Contractor shall meet the subcontracting requirements as stated in Title 22, CCR, Section 53867 and this Contract.

A.	Laws and Regulations

All Subcontracts shall be in writing and in accordance with the requirements of the Knox-Keene Health Care Services Plan Act of 1975, Health and Safety Code Section 1340 et seq.; Title 28, CCR, Section 1300 et seq.; W&I Code Section 14200 et seq.; Title 22, CCR, Section 53800 et seq.; and applicable federal and State laws and regulations.

B.	Subcontract Requirements

Each Subcontract as defined in Exhibit E, Attachment 1, item 100. A. shall contain:

1)	Specification of the services to be provided by the subcontractor.

2)	Specification that the Subcontract shall be governed by and construed in accordance with all laws and applicable regulations governing this Contract.

3)	Specification that the Subcontract or Subcontract amendments shall become effective only as set forth in subparagraph C. Departmental Approval – Non-Federally Qualified HMOs, or subparagraph D, Departmental Approval – Federally Qualified HMOs.

4)	Specification of the term of the Subcontract, including the beginning and ending dates as well as methods of extension, renegotiation and termination.

5)	Language comparable to Exhibit A, Attachment 8, provision 13 for those subcontractors at risk for non-contracting emergency services.

6)	Subcontractor’s agreement to submit reports as required by Contractor.

7)	Subcontractor’s agreement to make all of its books and records, pertaining to the goods and services furnished under the terms of the Subcontract, available for inspection, examination or copying:

a)	By CDHS, Department of Health and Human Services (DHHS), Department of Justice (DOJ), and Department of Managed Health Care (DMHC).

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

b)	At all reasonable times at the subcontractor’s place of business or at such other mutually agreeable location in California.

c)	In a form maintained in accordance with the general standards applicable to such book or record keeping.

d)	For a term of at least five years from the close of the current fiscal year in which the date of service occurred; in which the record or data was created or applied; and for which the financial record was created.

e)	Including all Encounter data for a period of at least five years.

8)	Full disclosure of the method and amount of compensation or other consideration to be received by the subcontractor from the Contractor.

9)	Subcontractor’s agreement to maintain and make available to CDHS, upon request, copies of all sub-subcontracts and to ensure that all sub-subcontracts are in writing and require that the Sub-Subcontractor:

a)	Make all applicable books and records available at all reasonable times for inspection, examination, or copying by CDHS, DHHS, DOJ and DMHC.

b)	Retain such books and records for a term of at least five years from the close of the current fiscal year for the last year in which the sub-subcontract is in effect and in which the date of service occurred; in which the record or data was created or applied; and for which the financial record was created.

10)	Subcontractor’s agreement to assist Contractor in the transfer of care pursuant to Exhibit E, Attachment 2, provision 15. B. Phase out Requirements, in the event of Contract termination.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

11)	Subcontractor’s agreement to assist Contractor in the transfer of care in the event of sub-subcontract termination for any reason.

12)	Subcontractor’s agreement to notify CDHS in the event the agreement with the Contractor is amended or terminated. Notice is considered given when properly addressed and deposited in the United States Postal Service as first-class registered mail, postage attached.

13)	Subcontractor’s agreement that assignment or delegation of the Subcontract will be void unless prior written approval is obtained from CDHS.

14)	Subcontractor’s agreement to hold harmless both the State and Members in the event the Contractor cannot or will not pay for services performed by the subcontractor pursuant to the Subcontract.

15)	Subcontractor’s agreement to timely gather, preserve and provide to CDHS, any records in the subcontractor’s possession, in accordance with Exhibit E, Attachment 2, provision 25. Records Related to Recovery for Litigation.

16)	Subcontractor’s agreement to provide interpreter services for Members at all provider sites.

17)	Subcontractor’s right to submit a grievance and Contractor’s formal process to resolve Provider Grievances.

18)	Subcontractor’s agreement to participate and cooperate in the Contractor’s Quality Improvement System.

19)	If Contractor delegates Quality Improvement activities, Subcontract shall include those provisions stipulated in Exhibit A, Attachment 4, provision 6. Delegation of Quality Improvement Activities.

20)	Subcontractor’s agreement to comply with all applicable requirements of the CDHS, Medi-Cal Managed Care Program.

C.	Departmental Approval—Non-Federally Qualified HMOs

Except as provided in Exhibit A, Attachment 8, Provider Compensation Arrangements, provision 7 regarding Federally Qualified Health Centers and Rural Health Clinics, a provider or management Subcontract entered into by Contractor which is not a federally qualified HMO shall become

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

effective upon approval by CDHS in writing, or by operation of law where CDHS has acknowledged receipt of the proposed Subcontract, and has failed to approve or disapprove the proposed Subcontract within 60 calendar days of receipt. Within five (5) Working days of receipt, CDHS shall acknowledge in writing the receipt of any material sent to CDHS by Contractor for approval.

Subcontract amendments shall be submitted to CDHS for prior approval at least 30 calendar days before the effective date of any proposed changes governing compensation, services, or term. Proposed changes which are neither approved or disapproved by CDHS, shall become effective by operation of law 30 calendar days after CDHS has acknowledged receipt or upon the date specified in the Subcontract amendment, whichever is later.

D.	Departmental Approval—Federally Qualified HMOs

Except as provided in Exhibit A, Attachment 8, provision 7. Provider Compensation Arrangements, regarding Federally Qualified Health Centers and Rural Health Clinics, Subcontracts entered into by Contractor which is a federally qualified HMO shall be:

1)	Exempt from prior approval by CDHS.

2)	Submitted to CDHS upon request.

E.	Public Records

Subcontracts entered into by the Contractor and all information received in accordance with this subsection will be public records on file with CDHS, except as specifically exempted in statute. CDHS shall ensure the confidentiality of information and contractual provisions filed with CDHS which are specifically exempted by statute from disclosure, in accordance with the statutes providing the exemption. The names of the officers and owners of the subcontractor, stockholders owning more than ten (10) percent of the stock issued by the subcontractor and major creditors holding more than five (5) percent of the debt of the subcontractor will be attached to the Subcontract at the time the Subcontract is presented to CDHS.

14.	Subcontracts with Federally Qualified Health Centers and Rural Health Clinics (FQHC/RHC)

Subcontracts with FQHCs shall also meet Subcontract requirements of provision 13 above and reimbursement requirements in Exhibit A, Attachment 8, provision

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 6

7. In Subcontracts with FQHCs and RHCs where a negotiated reimbursement rate is agreed to as total payment, a provision that such rate constitutes total payment shall be included in the Subcontract.

15.	Traditional and Safety-Net Providers Participation

Contractor shall establish participation standards pursuant to Title 22, CCR, Section 53800(b)(2)(C)(1) to ensure participation and broad representation of Traditional and Safety-Net Providers within a Service Area. Contractor shall maintain the percentage of Traditional and Safety-Net Provider within a Service Area submitted and approved by CDHS. Federally Qualified Health Centers meet the definitions of both Traditional and Safety-Net providers.

16.	Nondiscrimination In Provider Contracts

Contractor shall not discriminate for the participation, reimbursement, or indemnification of any provider who is acting within the scope of practice of his or her license or certification under applicable State law, solely on the basis of that license or certification. If the Contractor declines to include individual or groups of providers in its network, it must give the affected providers written notice of the reason for its decision. Contractor’s provider selection policies must not discriminate against providers that serve high-risk populations or specialize in conditions requiring costly treatment. This section shall not be construed to require Contractor to contract with providers beyond the number necessary to meet the needs of Contractor’s Members; preclude Contractor from using different reimbursement amounts for different specialties or for different practitioners in the same specialty; or preclude Contractor from establishing measures that are designed to maintain quality of services and control costs and is consistent with Contractor’s responsibilities to Members.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 7

PROVIDER RELATIONS

1.	Exclusivity

Contractor shall not, by use of an exclusivity provision, clause, agreement, or in any other manner, prohibit any subcontractor from providing services to Medi-Cal beneficiaries who are not Members of the Contractor’s plan. This prohibition is not applicable to contracts entered into between Contractor and Knox-Keene licensed health care service plans.

2.	Provider Grievances

Contractor shall have a formal process to accept, acknowledge, and resolve provider grievances. A provider of medical services may submit to Contractor a grievance concerning the authorization or denial of a service; denial, deferral or modification of a prior authorization request on behalf of a Member; or the processing of a payment or non-payment of a claim by the Contractor. This process shall be communicated to contracting and non-contracting providers.

3.	Non-Contracting, Non-Emergency Provider Communication

Contractor shall develop and maintain protocols for payment of claims, and communicating and interacting with non-contracting, non-emergency providers.

4.	Provider Manual

Contractor shall issue a Provider Manual and updates to the providers of Medi-Cal services. The manual and updates shall serve as a source of information to health care providers regarding Medi-Cal services, policies and procedures, statutes, regulations, telephone access and special requirements.

5.	Provider Training

Contractor shall ensure that all providers receive training regarding the Medi-Cal Managed Care program in order to operate in full compliance with the Contract and all applicable Federal and State statutes and regulations. Contractor shall ensure that provider training relates to Medi-Cal Managed Care services, policies, procedures and any modifications to existing services, policies or procedures. Contractor shall conduct training for all providers within ten (10) Working days after the Contractor places a newly contracted provider on active status. Contractor shall ensure that provider training includes information on all Member rights specified in Exhibit A, Attachment 13, Member Services, including the right to full disclosure of health care information and the right to actively participate in health care decisions. Contractor shall ensure that ongoing training is conducted when deemed necessary by either the Contractor or the State.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 7

6.	Submittal of Inpatient Days Information

Upon CDHS’ written request, Contractor shall report hospital inpatient days to CDHS as required by W&I Code, section 14105.985(b)(2) for the time period and in the form and manner specified in CDHS’ request, within 30 calendar days of receipt of the request. Contractor shall submit additional reports to CDHS, as requested, for the administration of the Disproportionate Share Hospital program.

7.	Emergency Department Protocols

Contractor shall develop and maintain protocols for communicating and interacting with emergency departments. Protocols shall be distributed to all emergency departments in the contracted Service Area and shall include at a minimum the following:

A.	Description of telephone access to triage and advice systems used by the Contractor.

B.	Plan contact person responsible for coordinating services and who can be contacted 24 hours a day.

C.	Written referral procedures (including after-hours instruction) that emergency department personnel can provide to Medi-Cal Members who present at the emergency department for non-emergency services.

D.	Procedures for emergency departments to report system and/or protocol failures and process for ensuring corrective action.

8.	Prohibited Punitive Action Against the Provider

Contractor must ensure that punitive action is not taken against the provider who either requests an expedited resolution or supports a Member’s appeal.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 8

PROVIDER COMPENSATION ARRANGEMENTS

1.	Compensation

Contractor may compensate providers as Contractor and provider negotiate and agree. Compensation cannot be determined by a percentage of the Contractor’s payment from CDHS. This provision will not be construed to prohibit Subcontracts in which compensation or other consideration is determined to be on a capitation basis.

2.	Capitation Payments

Capitation payments by a Contractor to a Primary Care Provider or clinic contracting with the Contractor on a capitation basis shall be payable effective the date of the Member’s enrollment where the Member’s assignment to or selection of a Primary Care Provider or clinic has been confirmed by the Contractor. However, capitation payments by a Contractor to a Primary Care Provider or clinic for a Member whose assignment to or selection of a Primary Care Provider or clinic was not confirmed by the Contractor on the date of the beneficiary’s enrollment, but is later confirmed by the Contractor, shall be payable no later than 30 calendar days after the Member’s enrollment.

3.	Physician Incentive Plan Requirements

Contractor may implement and maintain a Physician Incentive Plan only if:

A.	No specific payment is made directly or indirectly under the incentive plan to a Physician or Physician group as an inducement to reduce or limit Medically Necessary Covered Services provided to an individual Member; and

B.	The stop-loss protection (reinsurance), beneficiary survey, and disclosure requirements of 42 CFR 417.479, 42 CFR 422.208 and 42 CFR 422.210 are met by Contractor.

4.	Identification of Responsible Payor

Contractor shall provide the information that identifies the payor responsible for reimbursement of services provided to a Member enrolled in Contractor’s Medi-Cal Managed Care health plan to CDHS’ Fiscal Intermediary (FI) contractor. Contractor shall identify the subcontractor (if applicable) or Independent Physician Association (IPA) responsible for payment, and the Primary Care Provider name and telephone number responsible for providing care. Contractor shall provide this information in a manner prescribed by CDHS once CDHS and the FI contractor have implemented the enhancement to the California Automated Eligibility Verification and Claims Management System (CA-AEV/CMS).

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Exhibit A, Attachment 8

5.	Claims Processing

Contractor shall pay all claims submitted by contracting providers in accordance with this section, unless the contracting provider and Contractor have agreed in writing to an alternate payment schedule.

A.	Contractor shall comply with Section 1932(f), Title XIX, Social Security Act (42 U.S.C. Section 1396u-2(f), and Health and Safety Code Sections 1371 through 1371.36. Contractor shall be subject to any remedies, including interest payments provided for in these sections, if it fails to meet the standards specified in these sections.

B.	Contractor shall maintain procedures for prepayment and post payment claims review, including review of data related to provider, Member and Covered Services for which payment is claimed.

C.	Contractor shall maintain sufficient claims processing/tracking/payment systems capability to: comply with applicable State and federal law, regulations and Contract requirements, determine the status of received claims, and calculate the estimate for incurred and unreported claims, as specified by Title 28, CCR, Sections 1300.77.1 and 1300.77.2.

D.	Contractor shall submit claims payment summary reports to CDHS on a quarterly basis as specified in Exhibit A, Attachment 2, provision 2, paragraph B. subparagraph 2).

6.	Prohibited Claims

Except in specified circumstances, Contractor and any of its Affiliates and subcontractors shall not submit a claim or demand, or otherwise collect reimbursement for any services provided under this Contract to a Medi-Cal Member. Collection of claim may be made under those circumstances described in Title 22, CCR, Sections 53866, 53220, and 53222.

7.	Federally Qualified Health Centers (FQHC), Rural Health Clinics (RHC), and Indian Health Service Facilities

A.	FQHCs Availability and Reimbursement Requirement

If FQHC services are not available in the provider network of either the Local Initiative Health Plan in the county or Contractor, Contractor shall reimburse non-contracting FQHCs for services provided to Contractor’s

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Exhibit A, Attachment 8

Members at a level and amount of payment that is not less than the Contractor makes for the same scope of services furnished by a provider that is not a FQHC or RHC. If FQHC services are not available in Contractor’s provider network, but are available within CDHS’ time and distance standards for access to Primary Care for Contractor’s Members within the Local Initiative Health Plan’s provider network in the county, Contractor shall not be obligated to reimburse non-contracting FQHCs for services provided to Contractor’s Members (unless authorized by Contractor).

B.	Federally Qualified Health Centers/Rural Health Clinics (FQHC/RHC)

Contractor shall submit to CDHS, within 30 calendar days of a request and in the form and manner specified by CDHS, the services provided and the reimbursement level and amount for each of Contractor’s FQHC and RHC Subcontracts. Contractor shall certify in writing to CDHS within 30 calendar days of CDHS’ written request that, pursuant to Welfare and Institutions Code Section 14087.325(b) and (d), as amended by Chapter 894, Statutes of 1998, FQHC and RHC Subcontract terms and conditions are the same as offered to other subcontractors providing a similar scope of service and that reimbursement is not less than the level and amount of payment that Contractor makes for the same scope of services furnished by a provider that is not a FQHC or RHC. Contractor is not required to pay FQHCs and RHCs the Medi-Cal per visit rate for that facility. At its discretion, CDHS reserves the right to review and audit Contractor’s FQHC and RHC reimbursement to ensure compliance with State and federal law and shall approve all FQHC and RHC Subcontracts consistent with the provisions of Welfare and Institutions Code, Section 14087.325(h).

To the extent that Indian Health Service Facilities qualify as FQHCs or RHCs, the above reimbursement requirements shall apply to Subcontracts with Indian Health Service Facilities.

C.	Indian Health Service Facilities

Contractor shall reimburse Indian Health Service Facilities for services provided to Members who are qualified to receive services from an Indian Health Service Facility according to one of the reimbursement options in Title 22, CCR, Section 55140(a). Contractor shall reimburse non-contracting Indian Health Service Facilities at the approved Medi-Cal per visit rate for that facility.

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Exhibit A, Attachment 8

8.	Non-Contracting Certified Nurse Midwife (CNM) and Certified Nurse Practitioner (CNP) Reimbursement

If there are no CNMs or CNPs in Contractor’s provider network, Contractor shall reimburse non-contracting CNMs or CNPs for services provided to Members at no less than the applicable Medi-Cal Fee-For-Service (FFS) rates. If an appropriately licensed non-contracting facility is used, Contractor shall pay the facility fee. For hospitals, the requirements of provision 13, paragraph C. below apply. For birthing centers, the Contractor shall reimburse no less than the applicable Medi-Cal FFS rate.

9.	Non-Contracting Family Planning Providers’ Reimbursement

Contractor shall reimburse non-contracting family planning providers at no less than the appropriate Medi-Cal FFS rate. Contractor shall reimburse non-contracting family planning providers for services listed in Exhibit A, Attachment 9, provision 8. Access to Services with Special Arrangements, provided to Members of childbearing age to temporarily or permanently prevent or delay pregnancy.

10.	Sexually Transmitted Disease (STD)

Contractor shall reimburse local health departments and non-contracting family planning providers at no less than the appropriate Medi-Cal FFS rate, for the diagnosis and treatment of a STD episode, as defined in MMCD Policy Letter 96-09. Contractor shall provide reimbursement only if STD treatment providers provide treatment records or documentation of the Member’s refusal to release Medical Records to Contractor along with billing information.

11.	HIV Testing and Counseling

Contractor shall reimburse local health departments and non-contracting family planning providers at no less than the Medi-Cal FFS rate for HIV testing and counseling. Contractor shall provide reimbursement only if local health departments and non-contracting family planning providers make all reasonable efforts, consistent with current laws and regulations, to report confidential test results to the Contractor.

12.	Immunizations

Contractor shall reimburse local health departments for the administration fee for immunizations given to Members. However, Contractor is not required to reimburse the local health department for an immunization provided to a Member who was already up to date. The local health department shall provide immunization records when immunization services are billed to the Contractor. Contractor shall not be obligated to reimburse providers other than local health departments unless they enter into an agreement with the Contractor.

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Exhibit A, Attachment 8

13.	Non-Contracting Emergency Service Providers

Contractor shall provide care under emergency circumstances in accordance with the requirements of Title 22, CCR, Section 53855 including the following:

A.	Contractor shall pay for Emergency Services received by a Member from non-contracting providers. Payments to non-contracting providers shall be for the treatment of the Emergency Medical Condition including Medically Necessary services rendered to a Member until the Member’s condition has stabilized sufficiently to permit discharge, or referral and transfer in accordance with instructions from Contractor. Emergency Services shall not be subject to Prior Authorization by Contractor.

B.	At a minimum, Contractor must reimburse the non-contracting emergency department and, if applicable, its affiliated providers for Physician services at the lowest level of emergency department evaluation and management CPT (Physician’s Current Procedural Terminology) codes, unless a higher level is clearly supported by documentation, and for the facility fee and diagnostic services such as laboratory and radiology.

C.	For hospital inpatient services, reimbursement by Contractor, or by a subcontractor who is at risk for out-of-plan Emergency Services, to a non-contracting Emergency Services provider shall be the lower of the following rates applicable to the provider at the time the services were rendered by the provider:

1)	For a provider not contracting with the State under the Selected Provider Contracting Program, the lower of:

a)	The Medi-Cal Fee-For-Service rate that would be received by the provider if the service were provided for a beneficiary under the Medi-Cal Fee-For-Service program: or

b)	The inpatient rate negotiated by Contractor or subcontractor with the provider.

2)	For a provider contracting with the State under the Selected Provider Contracting Program, the lower of:

a)	The average California Medical Assistance Commission (CMAC) rate for the geographic region referred to as Standard Consolidated Statistical Area in which the provider is located for the last year reported, as published in the most recent CMAC Annual Report to the Legislature; or

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Exhibit A, Attachment 8

b)	The inpatient rate negotiated by Contractor or subcontractor with the provider.

D.	For all other non-contracting providers, reimbursement by Contractor, or by a subcontractor who is at risk for out-of-plan Emergency Services, for properly documented claims for services rendered by a non-contracting provider pursuant to this provision shall be made in accordance with provision 5. Claims Processing, above, and shall be the lower of the following rates applicable at the time the services were rendered by the provider:

1)	The usual charges made to the general public by the provider.

2)	The maximum Fee-For-Service rates for similar services under the Medi-Cal program.

3)	The rate agreed to by Contractor and the provider.

E.	Disputed Emergency Services claims may be submitted to CDHS, Office of Administrative Hearings and Appeals, 1029 J Street, Suite 200, Sacramento, California, 95814 for resolution under the provisions of Section 14454 (b) of the Welfare and Institutions Code and Title 22, CCR, Section 53875. Contractor agrees to abide by the findings of CDHS in such cases, to promptly reimburse the non-contracting provider within 30 days of the effective date of a decision that Contractor is liable for payment of a claim and to provide proof of reimbursement in such form as the CDHS Director may require. Failure to reimburse the non-contracting provider and provide proof of reimbursement to CDHS within 30 calendar days shall result in liability offsets in accordance with Welfare and Institutions Code Section 14454(c) and Title 22, CCR, Section 53702.

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Exhibit A, Attachment 9

ACCESS AND AVAILABILITY

1.	General Requirement

Contractor shall ensure that each Member has a Primary Care Provider who is available and physically present at the service site for sufficient time to ensure access for the assigned Member when medically required. This requirement does not preclude an appropriately licensed professional from being a substitute for the Primary Care Provider in the event of vacation, illness, or other unforeseen circumstances.

Contractor shall ensure Members access to Specialists for Medically Necessary Covered Services. Contractor shall ensure adequate staff within the Service Area, including Physicians, administrative and other support staff directly and/or through Subcontracts, sufficient to assure that health services will be provided in accordance with Title 22, CCR, Section 53853(a) and consistent with all specified requirements.

2.	Existing Patient-Physician Relationships

Contractor shall ensure that no traditional or safety-net provider, upon entry into the Contractor’s network, suffers any disruption of existing patient-physician relationships, to the maximum extent possible.

3.	Access Requirements

Contractor shall establish acceptable accessibility standards in accordance with Title 28, Section 1300.67.2.1 and as specified below. CDHS will review and approve standards for reasonableness. Contractor shall communicate, enforce, and monitor providers’ compliance with these standards.

A.	Appointments

Contractor shall implement and maintain procedures for Members to obtain appointments for routine care, Urgent Care, routine specialty referral appointments, prenatal care, children’s preventive periodic health assessments, and adult initial health assessments. Contractor shall also include procedures for follow-up on missed appointments.

B.	First Prenatal Visit

Contractor shall ensure that the first prenatal visit for a pregnant Member will be available within two (2) weeks upon request.

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Exhibit A, Attachment 9

C.	Waiting Times

Contractor shall develop, implement, and maintain a procedure to monitor waiting times in the providers’ offices, telephone calls (to answer and return), and time to obtain various types of appointments indicated in subparagraph A. Appointments, above.

D.	Telephone Procedures

Contractor shall require providers to maintain a procedure for triaging Members’ telephone calls, providing telephone medical advice (if it is made available) and accessing telephone interpreters.

E.	Urgent Care

Contractor shall ensure that a Member needing Urgent Care will be seen within 48 hours upon request.

F.	After Hours Calls

At a minimum, Contractor shall ensure that a Physician or an appropriate licensed professional under his/her supervision will be available for after-hours calls.

G.	Unusual Specialty Services

Contractor shall arrange for the provision of seldom used or unusual specialty services from specialists outside the network if unavailable within Contractor’s network, when determined Medically Necessary.

4.	Access to Services to Which Contractor or Subcontractor Has a Moral Objection

Contractor shall arrange for the timely referral and coordination of Covered Services to which the Contractor or subcontractor has religious or ethical objections to perform or otherwise support. Contractor shall demonstrate ability to arrange, coordinate and ensure provision of services through referrals at no additional expense to CDHS. Contractor shall identify these services in the Member Services Guide.

5.	Standing Referrals

Contractor shall provide for standing referrals to specialists in accordance with Health and Safety Code, Section 1374.16.

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Exhibit A, Attachment 9

6.	Emergency Care

Contractor shall ensure that a Member with an Emergency Condition will be seen on an emergency basis and that Emergency Services will be available and accessible within the Service Area 24-hours-a-day.

A.	Contractor shall cover emergency medical services without prior authorization pursuant to Title 28, CCR, Section 1300.67(g) and Title 22, CCR, Section 53216. Contractor shall coordinate access to emergency care services in accordance with the Contractor’s CDHS-approved Emergency Department protocol (see Exhibit A, Attachment 7, Provider Relations).

B.	Contractor shall ensure adequate follow-up care for those Members who have been screened in the Emergency Room and require non-emergency care.

C.	Contractor shall ensure that a plan or contracting Physician is available 24 hours a day to authorize Medically Necessary post-stabilization care and coordinate the transfer of stabilized Members in an emergency department, if necessary.

7.	Nurse Midwife and Nurse Practitioner Services

Contractor shall meet federal requirements for access to Certified Nurse Midwife (CNM) services as defined in Title 22, CCR, Section 51345 and Certified Nurse Practitioner (CNP) services as defined in Title 22, CCR, Section 51345.1. Contractor shall inform Members that they have a right to obtain out-of-plan CNM services.

8.	Access to Services with Special Arrangements

A.	Family Planning

Members have the right to access family planning services through any family planning provider without Prior Authorization. Contractor shall inform its Members in writing of their right to access any qualified family planning provider without Prior Authorization in its Member Services Guide. See Exhibit A, Attachment 13, Member Services.

1)	Informed Consent

Contractor shall ensure that informed consent is obtained from Medi-Cal enrollees for all contraceptive methods, including sterilization, consistent with requirements of Title 22, CCR, Sections 51305.1 and 51305.3.

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Exhibit A, Attachment 9

2)	Out-Of-Network Family Planning Services

Members of childbearing age may access the following services from out of plan family planning providers to temporarily or permanently prevent or delay pregnancy:

a)	Health education and counseling necessary to make informed choices and understand contraceptive methods.

b)	Limited history and physical examination.

c)	Laboratory tests if medically indicated as part of decision-making process for choice of contraceptive methods. Contractor shall not be required to reimburse out-of-plan providers for pap smears, if Contractor has provided pap smears to meet the U.S. Preventive Services Task Force guidelines.

d)	Diagnosis and treatment of a sexually transmitted disease episode, as defined by CDHS for each sexually transmitted disease, if medically indicated.

e)	Screening, testing, and counseling of at risk individuals for HIV and referral for treatment.

f)	Follow-up care for complications associated with contraceptive methods provided or prescribed by the family planning provider.

g)	Provision of contraceptive pills, devices, and supplies.

h)	Tubal ligation.

i)	Vasectomies.

j)	Pregnancy testing and counseling.

B.	Sexually Transmitted Diseases (STDs)

Contractor shall provide access to STD services without Prior Authorization to all Members both within and outside its provider network. Members may access out-of-plan STD services through local health

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Exhibit A, Attachment 9

department (LHD) clinics, family planning clinics, or through other community STD service providers. Members may access LHD clinics and family planning clinics for diagnosis and treatment of a STD episode. For community providers other than LHD and family planning providers, out-of-plan services are limited to one office visit per disease episode for the purposes of: (1) diagnosis and treatment of vaginal discharge and urethral discharge, (2) those STDs that are amenable to immediate diagnosis and treatment, and this includes syphilis, gonorrhea, chlamydia, herpes simplex, chancroid, Trichomoniasis, human papilloma virus, non-gonococcal urethritis, lymphogranuloma venereum and granuloma inguinale and (3) evaluation and treatment of pelvic inflammatory disease. Contractor shall provide follow-up care.

C.	HIV Testing and Counseling

Members may access confidential HIV counseling and testing services through the Contractor’s provider network and through the out-of-network local health department and family planning providers.

D.	Minor Consent Services

Contractor shall ensure the provision of Minor Consent Services for individuals under the age of 18. Minor Consent Services shall be available within the provider network and Members shall be informed of the availability of these services. Minors do not need parental consent to access these services. Minor Consent Services are services related to:

1)	Sexual assault, including rape.

2)	Drug or alcohol abuse for children 12 years of age or older.

3)	Pregnancy.

4)	Family planning.

5)	Sexually transmitted diseases (STDs), designated by the Director, in children 12 years of age or older.

6)	Outpatient mental health care for children 12 years of age or older who are mature enough to participate intelligently and where either 1) there is a danger of serious physical or mental harm to the minor or others, or 2) the children are the alleged victims of incest or child abuse.

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Exhibit A, Attachment 9

E.	Immunizations

Members may access LHD for immunizations. Contractor shall, upon request, provide updated information on the status of Members’ immunizations to LHDs. The LHD shall provide immunization records when immunization services are billed to the Contractor.

9.	Changes in Availability or Location of Covered Services

Contractor shall provide notification to CDHS 60 calendar days prior to making any substantial change in the availability or location of services to be provided under this Contract. In the event of an emergency or other unforeseeable circumstances, Contractor shall provide notice of the emergency or other unforeseeable circumstance to CDHS as soon as possible.

10.	Access for Disabled Members

Contractor’s Facilities shall comply with the requirements of Title III of the Americans with Disabilities Act of 1990, and shall ensure access for the disabled which includes, but is not limited to, ramps, elevators, restrooms, designated parking spaces, and drinking water provision.

11.	Civil Rights Act of 1964

Contractor shall ensure compliance with Title 6 of the Civil Rights Act of 1964 (42 U.S.C. Section 2000d, 45 C.F.R. Part 80) that prohibits recipients of federal financial assistance from discriminating against persons based on race, color, religion, or national origin. Contractor shall ensure equal access to health care services for limited English proficient Medi-Cal Members through provision of high quality interpreter and linguistic services.

12.	Cultural and Linguistic Program

Contractor shall have a Cultural and Linguistic Services Program that incorporates the requirements of Title 22, CCR, Section 53876. Contractor shall monitor, evaluate, and take effective action to address any needed improvement in the delivery of culturally and linguistically appropriate services. Contractor shall review and update their cultural and linguistic services consistent with the group needs assessment requirements stipulated below.

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Exhibit A, Attachment 9

A.	Written Description

Contractor shall implement and maintain a written description of its Cultural and Linguistic Services Program, which shall include at minimum the following:

1)	An organizational commitment to deliver culturally and linguistically appropriate health care services.

2)	Goals and objectives.

3)	A timetable for implementation and accomplishment of the goals and objectives.

4)	An organizational chart showing the key staff persons with overall responsibility for cultural and linguistic services and activities. A narrative shall explain the chart and describe the oversight and direction to the Community Advisory Committee, provisions for support staff, and reporting relationships. Qualifications of staff, including appropriate education, experience and training shall also be described.

5)	Standards and Performance requirements for the delivery of culturally and linguistically appropriate health care services.

B.	Linguistic Capability of Employees

Contractor shall assess, identify and track the linguistic capability of interpreters or bilingual employees and contracted staff (clinical and non-clinical).

C.	Group Needs Assessment

Contractor shall conduct a group needs assessments, as specified below, to identify the health education and cultural and linguistic needs of its’ Members; and utilize the findings for continuous development and improvement of contractually required health education and cultural linguistic programs and services. Contractor must use multiple reliable data sources, methodologies, techniques, and tools to conduct the group needs assessment.

1)

Contractor shall conduct an initial group needs assessment (GNA) within 12 months from the commencement of operations within a Service Area and at least every five (5) years from the commencement of operations thereafter. For Contracts existing at

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Exhibit A, Attachment 9

the time this provision becomes effective, the next GNA will be required at a time within the five (5) year period from the effective date of this provision, to be determined by CDHS.

2)	Contractor shall submit a GNA Summary Report to the CDHS within six (6) months of the completion of each GNA. The summary report must include:

a)	The objectives; methodology; data sources; survey instruments; findings and conclusions; program and policy implications; and, references contained in the GNA.

b)	The findings and conclusions must include the following information for Medi-Cal plan Members: 1) demographic profile; 2) related health risks, problems and conditions; 3) related knowledge, attitudes and practices including cultural beliefs and practices; 4) perceived health education needs including learning needs, preferred methods of learning and literacy level; 5) culturally competent community resources.

3)	Contractor shall annually update the GNA summary report, including a current update on the information required in item 2) b) above. Contractor shall maintain, and have available for CDHS review, the GNA summary report updates.

4)	Contractor shall demonstrate that GNA and summary report findings and conclusions in item 2) b) above are utilized for continuous development of its health education and cultural and linguistic services program. Contractor must maintain documentation of program priorities, target populations, and program goals/objectives as they are revised to meet the identified and changing needs of the Member population.

D.	The results of the group needs assessment shall be considered in the development of any Marketing materials prepared by the Contractor.

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Exhibit A, Attachment 9

E.	Cultural Competency Training

Contractor shall provide cultural competency, sensitivity, or diversity training for staff, providers and subcontractors at key points of contact. The training shall cover information about the identified cultural groups in the Contractor’s Service Areas, such as the groups’ beliefs about illness and health; methods of interacting with providers and the health care structure; traditional home remedies that may impact what the provider is trying to do to treat the patient; and, language and literacy needs.

F.	Program Implementation and Evaluation

Contractor shall develop and implement policies and procedures for assessing the performance of individuals who provide linguistic services as well as for overall monitoring and evaluation of the Cultural and Linguistic Services Program.

13.	Linguistic Services

A.	Contractor shall comply with Title 22, CCR, Section 53853(c) and ensure that all monolingual, non-English-speaking, or limited English proficient (LEP) Medi-Cal beneficiaries receive 24-hour oral interpreter services at all key points of contact, as defined in paragraph D of this provision, either through interpreters or telephone language services.

B.	Contractor shall provide, at minimum, the following linguistic services at no cost to Medi-Cal Members:

1)	Oral Interpreters, signers, or bilingual providers and provider staff at all key points of contact. These services shall be provided in all languages spoken by Medi-Cal beneficiaries and not limited to those that speak the threshold or concentration standards languages.

2)	Fully translated written informing materials, including but not limited to the Member Services Guide, enrollee information, welcome packets, marketing information, and form letters including notice of action letters and grievance acknowledgement and resolution letters. Contractor shall provide translated written informing materials to all monolingual or LEP Members that speak the identified threshold or concentration standard languages. The threshold or concentration languages are identified by CDHS within the Contractor’s Service Area, and by the Contractor in its group needs assessment.

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Exhibit A, Attachment 9

3)	Referrals to culturally and linguistically appropriate community service programs.

4)	Telecommunications Device for the Deaf (TDD).

C.	Contractor shall provide translated materials to the following population groups within its Service Area as determined by CDHS:

1)	A population group of mandatory Medi-Cal beneficiaries residing in the Service Area who indicate their primary language as other than English, and that meet a numeric threshold of 3,000.

2)	A population group of mandatory Medi-Cal beneficiaries residing in the Service Area who indicate their primary language as other than English and who meet the concentration standards of 1,000 in a single ZIP code or 1,500 in two contiguous ZIP codes.

D.	Key points of contact include:

1)	Medical care settings: telephone, advice and urgent care transactions, and outpatient encounters with health care providers including pharmacists.

2)	Non-medical care setting: Member services, orientations, and appointment scheduling.

14.	Community Advisory Committee

Contractor shall form a Community Advisory Committee (CAC) pursuant to Title 22, CCR, Section 53876 (c) that will implement and maintain community partnerships with consumers, community advocates, and Traditional and Safety-Net providers. Contractor shall ensure that the CAC is included and involved in policy decisions related to educational, operational and cultural competency issues affecting groups who speak a primary language other than English.

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Exhibit A, Attachment 10

SCOPE OF SERVICES

1.	Covered Services

Contractor shall provide or arrange for all Medically Necessary Covered Services for Members. Covered Services are those services set forth in Title 22, CCR, Chapter 3, Article 4, beginning with Section 51301, and Title 17, CCR, Division 1, Chapter 4, Subchapter 13, beginning with Section 6840, unless otherwise specifically excluded under the terms of this Contract.

Except as set forth in Attachment 3.1.B.1 (effective 1/1/2006) of the California Medicaid State Plan or as otherwise authorized by Welfare & Institutions Code Section 14133.23, effective January 1, 2006, drug benefits for full-benefit dual eligible beneficiaries who are eligible for drug benefits under Part D of Title XVIII of the Social Security Act (42 USC Section 1395w-101 et seq) are not a Covered Service under this Contract. Consequently, effective January 1, 2006, the capitation rates shall not include reimbursement for such drug benefits and existing capitation rates shall be adjusted accordingly, even if the adjustment results in a change of less than one percent of cost to Contractor. Additionally, Contractor shall comply with all applicable provisions of the Medicare Prescription Drug Improvement and Modernization Act of 2003, 42 USC 1395(x) et seq.

2.	Medically Necessary Services

For purposes of this Contract, the term “Medically Necessary” will include all Covered Services that are reasonable and necessary to protect life, prevent significant illness or significant disability, or to alleviate severe pain through the diagnosis or treatment of disease, illness or injury. {Title 22, CCR, Section 51303(a)}

When determining the Medical Necessity of Covered Services for a Medi-Cal beneficiary under the age of 21, “Medical Necessity” is expanded to include the standards set forth in Title 22, CCR, Section 51340 and 51340.1.

3.	Initial Health Assessment (IHA)

An IHA consists of a history and physical examination and an individual health education behavioral assessment that enables a provider of primary care services to comprehensively assess the Member’s current acute, chronic and preventive health needs.

A.	Contractor shall cover and ensure the provision of an IHA (complete history and physical examination) in conformance with Title 22, CCR, Section 53851(b)(1) to each new Member within timelines stipulated in provision 4 and provision 5 below.

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Exhibit A, Attachment 10

B.	Contractor shall ensure that the IHA includes a health education behavioral assessment as described in Exhibit A, Attachment 10, provision 7, paragraph A, item 10) using an age appropriate CDHS approved assessment tool. Contractor is responsible for assuring that arrangements are made for follow-up services that reflect the findings or risk factors discovered during the IHA and health education behavioral assessment.

C.	Contractor shall ensure that Members’ completed IHA and health education behavioral assessment tool are contained in the Members’ medical record and available during subsequent preventive health visits.

D.	Contractor shall make reasonable attempts to contact a Member and schedule an IHA. All attempts shall be documented. Documented attempts that demonstrate Contractor’s unsuccessful efforts to contact a Member and schedule an IHA shall be considered evidence in meeting this requirement.

4.	Services for Members under Twenty-One (21) Years of Age

Contractor shall cover and ensure the provision of screening, preventive and Medically Necessary diagnostic and treatment services for Members under 21 years of age including Early and Periodic Screening, Diagnosis and Treatment (EPSDT) supplemental services.

Contractor shall ensure that appropriate diagnostic and treatment services are initiated as soon as possible but no later than 60 calendar days following either a preventive screening or other visit that identifies a need for follow-up.

A.	Provision of IHAs for Members under Age 21

1)	For Members under the age of 18 months, Contractor is responsible to cover and ensure the provision of an IHA within 60 calendar days following the date of enrollment or within periodicity timelines established by the American Academy of Pediatrics (AAP) for ages two and younger whichever is less.

2)	For Members 18 months of age and older upon enrollment, Contractor is responsible to ensure an IHA is performed within 120 calendar days of enrollment.

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Exhibit A, Attachment 10

3)	Contractor shall ensure that performance of the California Child Health and Disability Prevention (CHDP) program’s age appropriate assessment due for each child at the time of enrollment is accomplished at the IHA. The initial assessment must include, or arrange for provision of, all immunizations necessary to ensure that the child is up-to-date for age, and an age appropriate health education behavioral assessment.

B.	Children’s Preventive Services

1)	Contractor shall provide preventive health visits for all Members under 21 years of age at times specified by the most recent AAP periodicity schedule. This schedule requires more frequent visits than does the periodicity schedule of the CHDP program. Contractor shall provide, as part of the periodic preventive visit, all age specific assessments and services required by the CHDP program and the age specific health education behavioral assessment as necessary.

2)	Where the AAP periodicity exam schedule is more frequent than the CHDP periodicity examination schedule, Contractor shall ensure that the AAP scheduled assessment includes all assessment components required by the CHDP for the lower age nearest to the current age of the child.

3)	Where a request is made for children’s preventive services by the Member, the Member’s parent(s) or guardian or through a referral from the local CHDP program, an appointment shall be made for the Member to be examined within two weeks of the request.

4)	At each non-emergency Primary Care Encounter with Members under the age of 21 years, the Member (if an emancipated minor) or the parent(s) or guardian of the Member shall be advised of the children’s preventive services due and available from Contractor, if the Member has not received children’s preventive services in accordance with CHDP preventive standards for children of the Members’ age. Documentation shall be entered in the Member’s Medical Record which shall indicate the receipt of children’s preventive services in accordance with the CHDP standards or proof of voluntary refusal of these services in the form of a signed statement by the Member (if an emancipated minor) or the parent(s) or guardian of the Member. If the responsible party refuses to sign this statement, the refusal shall be noted in the Member’s Medical Record.

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Exhibit A, Attachment 10

5)	The Confidential Screening/Billing Report form, PM 160-PHP, shall be used to report all children’s preventive services Encounters. The Contractor shall submit completed forms to CDHS and to the local children’s preventive services program within 30 calendar days of the end of each month for all Encounters during that month.

C.	Immunizations

Contractor shall ensure that all children receive necessary immunizations at the time of any health care visit. Contractor shall cover and ensure the timely provision of vaccines in accordance with the most recent childhood immunization schedule and recommendations published by the Advisory Committee on Immunization Practices (ACIP). Documented attempts that demonstrate Contractor’s unsuccessful efforts to provide the immunization shall be considered sufficient in meeting this requirement.

If immunizations cannot be given at the time of the visit, the Member must be instructed as to how to obtain necessary immunizations or a scheduled and documented appointment must be made.

Appropriate documentation shall be entered in the Member’s Medical Record that, indicates all attempts to provide immunization(s); instructions as to how to obtain necessary immunizations; the receipt of vaccines or proof of prior immunizations; or proof of voluntary refusal of vaccines in the form of a signed statement by the Member (if an emancipated minor) or the Parent(s) or guardian of the Member. If the responsible party refuses to sign this statement, the refusal shall be noted in the Member’s Medical Record.

Upon federal Food and Drug Administration (FDA) approval of any vaccine for childhood immunization purposes, Contractor shall develop policies and procedures for the provision and administration of the vaccine. Such policies and procedures shall be developed within thirty (30) calendar days of the vaccine’s approval date. Contractor shall cover and ensure the provision of the vaccine from the date of its approval regardless of whether or not the vaccine has been incorporated into the Vaccines for Children (VFC) Program. Policies and procedures must be in accordance with any Medi-Cal Fee-For-Service guidelines issued prior to final ACIP recommendations.

Contractor shall provide information to all network providers regarding the VFC Program.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 10

D.	Blood Lead Screens

Contractor shall cover and ensure the provision of a blood lead screening test to Members at ages one (1) and two (2) in accordance with Title 17, Division 1, Chapter 9, Articles 1 and 2, commencing with Section 37000. Contractor shall document and appropriately follow up on blood lead screening test results.

Contractor shall make reasonable attempts to ensure the blood lead screen test is provided and shall document attempts to provide test. If the blood lead screen test is refused by the Member, proof of voluntary refusal of the test in the form of a signed statement by the Member (if an emancipated minor) or the Parent(s) or guardian of the Member shall be documented in the Member’s Medical Record. If the responsible party refuses to sign this statement, the refusal shall be noted in the Member’s Medical Record. Documented attempts that demonstrate Contractor’s unsuccessful efforts to provide the blood lead screen test shall be considered evidence in meeting this requirement.

E.	Screening for Chlamydia

Contractor shall screen all females less than 21 years of age, who have been determined to be sexually active, for chlamydia. Follow up of positive results must be documented in the medical record.

Contractor shall make reasonable attempts to contact the appropriately identified Members and provide screening for chlamydia. All attempts shall be documented. Documented attempts that demonstrate Contractor’s unsuccessful efforts to contact a Member and screen for chlamydia shall be considered evidence in meeting this requirement.

If the Member refuses the screening, proof of voluntary refusal of the test in the form of a signed statement by the Member (if an emancipated minor) or the Parent(s) or guardian of the Member shall be documented in the Member’s Medical Record. If the responsible party refuses to sign this statement, the refusal shall be noted in the Member’s Medical Record.

F.	Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Supplemental Services

For Members under the age of 21 years, Contractor shall provide or arrange and pay for EPSDT supplemental services, including case management and supplemental nursing services, as defined in Title 22, CCR, Section 51184, except when EPSDT supplemental services are

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 10

provide as CCS services pursuant to Exhibit A, Attachment 11, provision 8, regarding CCS Services, or as mental health services pursuant to provision 7 below, regarding Mental Health Services. Contractor shall determine the Medical Necessity of EPSDT supplemental services using the criteria established in Title 22, CCR, Sections 51340 and 51340.1.

EPSDT supplemental services include targeted case management services designed to assist children in gaining access to necessary medical, social, educational and other services.

5.	Services for Adults

A.	IHAs for Adults (Age 21 and older)

Contractor shall cover and ensure that an IHA for adult Members is performed within 120 calendar days of enrollment.

Contractor shall ensure that the performance of the initial complete history and physical exam for adults includes, but is not limited to:

1)	blood pressure,

2)	height and weight,

3)	total serum cholesterol measurement for men ages 35 and over and women ages 45 and over,

4)	clinical breast examination for women over 40,

5)	mammogram for women age 50 and over,

6)	Pap smear (or arrangements made for performance) on all women determined to be sexually active,

7)	chlamydia screen for all sexually active females aged 21 and older who are determined to be at high-risk for chlamydia infection using the most current CDC guidelines. These guidelines include the screening of all sexually active females aged 21 through 25 years of age,

8)	screening for TB risk factors including a Mantoux skin test on all persons determined to be at high risk, and,

9)	health education behavioral risk assessment.

B.	Adult Preventive Services

Contractor shall cover and ensure the delivery of all preventive services and Medically Necessary diagnostic and treatment services for adult Members.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10

1)	Contractor shall ensure that the latest edition of the Guide to Clinical Preventive Services published by the U.S. Preventive Services Task Force (USPSTF) is used to determine the provision of clinical preventive services to asymptomatic, healthy adult Members [age 21 or older]. As a result of the IHA or other examination, discovery of the presence of risk factors or disease conditions will determine the need for further follow-up, diagnostic, and/or treatment services. In the absence of the need for immediate follow-up, the core preventive services identified in the requirements for the IHA for adults described above shall be provided in the frequency required by the USPSTF Guide to Clinical Preventive Services.

2)	Contractor shall cover and ensure the provision of all Medically Necessary diagnostic, treatment, and follow-up services which are necessary given the findings or risk factors identified in the IHA or during visits for routine, urgent, or emergent health care situations. Contractor shall ensure that these services are initiated as soon as possible but no later than 60 calendar days following discovery of a problem requiring follow up.

C.	Immunizations

Contractor is responsible for assuring that all adults are fully immunized. Contractor shall cover and ensure the timely provision of vaccines in accordance with the most current California Adult Immunization recommendations.

In addition, Contractor shall cover and ensure the provision of age and risk appropriate immunizations in accordance with the findings of the IHA, other preventive screenings and/or the presence of risk factors identified in the health education behavioral assessment.

Contractor shall document attempts to provide immunizations. If the Member refuses the immunization, proof of voluntary refusal of the immunization in the form of a signed statement by the Member or guardian of the Member shall be documented in the Member’s Medical Record. If the responsible party refuses to sign this statement, the refusal shall be noted in the Member’s Medical Record. Documented attempts that demonstrate Contractor’s unsuccessful efforts to provide the immunization shall be considered evidence in meeting this requirement.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 10

6.	Pregnant Women

A.	Prenatal Care

Contractor shall cover and ensure the provision of all Medically Necessary services for pregnant women. Contractor shall ensure that the most current standards or guidelines of the American College of Obstetricians and Gynecologists (ACOG) are utilized as the minimum measure of quality for perinatal services.

B.	Risk Assessment

Contractor shall implement a comprehensive risk assessment tool for all pregnant female Members that is comparable to the ACOG standard and Comprehensive Perinatal Services Program (CPSP) standards per Title 22, CCR, Section 51348. The results of this assessment shall be maintained as part of the obstetrical record and shall include medical/obstetrical, nutritional, psychosocial, and health education needs risk assessment components. The risk assessment tool shall be administered at the initial prenatal visit, once each trimester thereafter and at the postpartum visit. Risks identified shall be followed up on by appropriate interventions, which must be documented in the medical record.

C.	Referral to Specialists

Contractor shall ensure that pregnant women at high risk of a poor pregnancy outcome are referred to appropriate specialists including perinatologists and have access to genetic screening with appropriate referrals. Contractor shall also ensure that appropriate hospitals are available within the provider network to provide necessary high-risk pregnancy services.

7.	Services for All Members

A.	Health Education

1)	Contractor shall implement and maintain a health education system that includes programs, services, functions, and resources necessary to provide health education, health promotion and patient education for all Members.

2)	Contractor shall ensure administrative oversight of the health education system by a qualified full-time health educator. This individual shall possess a master’s degree in public or community health with specialization in health education.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10

3)	Contractor shall provide health education programs and services at no charge to Members directly and/or through Subcontracts or other formal agreements with providers that have expertise in delivering health education services to the Member population.

4)	Contractor shall ensure the organized delivery of health education programs using educational strategies and methods that are appropriate for Members and effective in achieving behavioral change for improved health.

5)	Contractor shall ensure that health education materials are written at the sixth grade reading level and are culturally and linguistically appropriate for the intended audience.

6)	Contractor shall maintain a health education system that provides educational interventions addressing the following health categories and topics:

a)	Appropriate use of health care services – managed health care; preventive and primary health care; obstetrical care; health education services; and, complimentary and alternative care.

b)	Risk-reduction and healthy lifestyles – tobacco use and cessation; alcohol and drug use; injury prevention; prevention of sexually transmitted diseases; HIV and unintended pregnancy; nutrition, weight control, and physical activity; and, parenting.

c)	Self-care and management of health conditions – pregnancy; asthma; diabetes; and, hypertension.

7)	Contractor shall ensure that Members receive point of service education as part of preventive and primary health care visits. Contractor shall provide education, training, and program resources to assist contracting medical providers in the delivery of health education services for Members.

8)	Contractor shall maintain health education policies and procedures, and standards and guidelines; conduct appropriate levels of program evaluation; and, monitor performance of providers that are contracted to deliver health education services to ensure effectiveness.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10

9)	Contractor shall periodically review the health education system to ensure appropriate allocation of health education resources, and maintain documentation that demonstrates effective implementation of the health education requirements.

10)	Contractor shall ensure that all new Members complete the individual health education behavioral assessment within 120 calendar days of enrollment as part of the initial health assessment; and that all existing Members complete the individual health education behavioral assessment at their next non-acute care visit. Contractor shall ensure: 1) that primary care providers use the CDHS standardized “Staying Healthy” assessment tools, or alternative approved tools that comply with CDHS approval criteria for the individual health education behavioral assessment; and, 2) that the individual health education behavioral assessment tool is: a) administered and reviewed by the primary care provider during an office visit, b) reviewed at least annually by the primary care provider with Members who present for a scheduled visit; and, c) re-administered by the primary care provider at the appropriate age-intervals.

B.	Hospice Care

Contractor shall cover and ensure the provision of hospice care services. Contractor shall ensure that Members and their families are fully informed of the availability of hospice care as a covered service and the methods by which they may elect to receive these services. For individuals who have elected hospice care, Contractor shall arrange for continuity of medical care, including maintaining established patient-provider relationships, to the greatest extent possible. Contractor shall cover the cost of all hospice care provided. Contractor is also responsible for all medical care not related to the terminal condition.

Admission to a nursing facility of a Member who has elected hospice services as described in Title 22, CCR, Section 51349, does not affect the Member’s eligibility for enrollment under this Contract. Hospice services are Covered Services under this Contract and are not long term care services regardless of the Member’s expected or actual length of stay in a nursing Facility.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 10

Members with a terminal condition covered by CCS must be clearly informed that election of hospice will terminate the child’s eligibility for CCS services.

C.	Vision Care—Lenses

Contractor shall cover and ensure the provision of eye examinations and prescriptions for corrective lenses as appropriate for all Members. Contractor shall arrange for the fabrication of optical lenses for Members through Prison Industry Authority (PIA) optical laboratories. Contractor shall cover the cost of the eye examination and dispensing of the lenses for Members. CDHS will reimburse PIA for the fabrication of the optical lenses in accordance with the contract between CDHS and PIA.

D.	Mental Health Services

1)	Contractor shall cover outpatient mental health services that are within the scope of practice of Primary Care Physicians. Contractor’s policies and procedures shall define and describe what services are to be provided by Primary Care Physicians. In addition, Contractor shall cover and ensure the provision of psychotherapeutic drugs prescribed by its Primary Care Providers, except those specifically excluded in this Contract as stipulated below.

2)	Contractor shall cover and pay for all Medically Necessary Covered Services for the Member, including the following services:

a)	Emergency room professional services as described in Title 22, CCR, Section 53855, except services provided by psychiatrists, psychologists, licensed clinical social workers, marriage, family and child counselors, or other Specialty Mental Health Providers.

b)	Facility charges for emergency room visits which do not result in a psychiatric admission.

c)	All laboratory and radiology services when these services are necessary for the diagnosis, monitoring, or treatment of a Member’s mental health condition.

d)	Emergency medical transportation services necessary to provide access to all Medi-Cal Covered Services, including emergency mental health services, as described in Title 22, CCR, Section 51323.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10

e)	All non-emergency medical transportation services, as provided for in Title 22, CCR, Section 51323, required by Members to access Medi-Cal covered mental health services, subject to a written prescription by a Medi-Cal Specialty Mental Health Provider, except when the transportation is required to transfer the Member from one facility to another, for the purpose of reducing the local Medi-Cal mental health program’s cost of providing services.

f)	Medically Necessary Covered Services after Contractor has been notified by a specialty mental health provider that a Member has been admitted to a psychiatric inpatient hospital, including the initial health history and physical examination required upon admission and any consultations related to Medically Necessary Covered Services. However, notwithstanding this requirement, Contractor shall not be responsible for room and board charges for psychiatric inpatient hospital stays by Members.

g)	All Medically Necessary Medi-Cal covered psychotherapeutic drugs for Members not otherwise excluded under this Contract.

i.	This includes reimbursement for covered psychotherapeutic drugs prescribed by out-of-plan psychiatrists for Members.

ii.	Contractor may require that covered prescriptions written by out-of-plan psychiatrists be filled by pharmacies in Contractor’s provider network.

iii.	Reimbursement to pharmacies for those psychotherapeutic drugs listed in Exhibit A, Attachment 10-A, and psychotherapeutic drugs classified as Anti-Psychotics and approved by the FDA after July 1, 1997, shall be reimbursed through the Medi-Cal fee-for-service program, whether these drugs are provided by a pharmacy contracting with Contractor or by an out-of-plan pharmacy provider. To qualify for reimbursement under this provision, a pharmacy must be enrolled as a Medi-Cal provider in the Medi-Cal fee-for-service program.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10

h)	Paragraphs c), e), and f) above shall not be construed to preclude Contractor from: 1) requiring that Covered Services be provided through Contractor’s provider network, to the extent possible, or 2) applying Utilization Review controls for these services, including Prior Authorization, consistent with Contractor’s obligation to provide Covered Services under this Contract.

3)	Contractor shall develop and implement a written internal policy and procedure to ensure that Members who need specialty mental health services (services outside the scope of practice of Primary Care Physicians) are referred to and are provided mental health services by an appropriate Medi-Cal Fee-For-Service (FFS) mental health provider or to the local mental health plan for specialty mental health services in accordance with Exhibit A, Attachment 11, provision 5. Speciality Mental Health.

4)	Contractor shall establish and maintain mechanisms to identify Members who require non-covered psychiatric services and ensure appropriate referrals are made. Contractor shall continue to cover and ensure the provision of primary care and other services unrelated to the mental health treatment and coordinate services between the Primary Care Provider and the psychiatric service provider(s). Contractor shall enter into a Memorandum of Understanding with the county mental health plan in accordance with Exhibit A, Attachment 12, provision 3. Local Mental Health Plan Coordination.

E.	Tuberculosis (TB)

TB screening, diagnosis, treatment and follow-up are covered under the Contract. Contractor shall provide TB care and treatment in compliance with the guidelines recommended by American Thoracic Society and the Centers for Disease Control and Prevention.

Contractor shall coordinate with Local Health Departments in the provision of direct observed therapy as required in Exhibit A, Attachment 11, provision 15. Direct Observed Therapy (DOT) for Treatment of Tuberculosis (TB) and Attachment 12, Local Health Department Coordination.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 10

F.	Pharmaceutical Services and Provision of Prescribed Drugs

1)	Contractor shall cover and ensure the provision of all prescribed drugs and Medically Necessary pharmaceutical services. Contractor shall provide pharmaceutical services and prescription drugs in accordance with all Federal and State laws and regulations including, but not limited to the California State Board of Pharmacy Laws and Regulations, Title 22, CCR, Sections 53214 and 53854 and Title 16, Sections 1707.1, 1707.2, and 1707.3. Prior authorization requirements for pharmacy services and provision of prescribed drugs must be clearly described in the Member Services Guide and provider manuals of the Contractor.

At a minimum, Contractor shall arrange for pharmaceutical services to be available during regular business hours, and shall ensure the provision of drugs prescribed in emergency circumstances in amounts sufficient to last until the Member can reasonably be expected to have the prescription filled.

Contractor shall develop and implement effective drug utilization reviews and treatment outcomes systems to optimize the quality of pharmacy services.

2)	Contractor shall submit to CDHS a complete formulary prior to the beginning of operations. The Contractor may use the formulary as published unless CDHS notifies the Contractor of changes which must be made. Thereafter, a report of changes to the formulary shall be submitted to CDHS upon request and on an annual basis. Contractor’s formulary shall be comparable to the Medi-Cal FFS list of contract drugs, except for drugs carved out through specific contract agreements. Comparable means that the Contractor’s formulary must contain drugs which represent each mechanism of action sub-class within all major therapeutic categories of prescription drugs included in the Medi-Cal FFS list of contract drugs. All drugs listed on the Medi-Cal FFS list need not be included in Contractor’s formulary.

3)	The Contractor shall implement and maintain a process to ensure that its formulary is reviewed and updated no less than quarterly. This review and update must consider all drugs approved by the FDA and/or added to the Medi-Cal Fee-For-Service list of contract drugs. Deletions to the formulary must be documented and justified.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10

4)	Contractor’s process should also ensure that drug utilization reviews are appropriately conducted and that pharmacy service and drug utilization encounter data are provided to CDHS on a monthly basis.

5)	Reimbursement to pharmacies for those drugs for the treatment of HIV/AIDS listed in Exhibit A, Attachment 10-B classified as Nucleoside Analogues or Nucleoside Reverse Transcriptase Inhibitors, Non-Nucleoside Reverse Transcriptase Inhibitors and Protease Inhibitors approved by the FDA after July 1, 1997, shall be reimbursed through the Medi-Cal FFS program, whether these drugs are provided by a pharmacy contracting with Contractor or by an out-of-plan pharmacy provider. To qualify for reimbursement under this provision, a pharmacy must be enrolled as a Medi-Cal provider in the Medi-Cal FFS program.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 10-A

EXCLUDED PSYCHOTHERAPEUTIC DRUGS

Generic Name

Amantadine HCL

Aripiprazole

Benztropine Mesylate

Biperiden HCL

Biperiden Lactate

Chlorpromazine HCL

Chlorprothixene

Clozapine

Fluphanazine Decanoate

Fluphanazine Enanthate

Fluphanazine HCL

Haloperidol

Haloperidol Deconoate

Haloperidol Lactate

Isocarboxazid

Lithium Carbonate

Lithium Citrate

Loxapine HCL

Loxapine Succinate

Mesoridazine Besylate

Mesoridazine Mesylate

Molindone HCL

Olanzapine

Olanzapine and Fluoxetine HCL

Perphenazine

Phenelzine Sulfate

Pimozide

Procyclidine HCL

Promazine HCL

Quetiapine

Risperidone

Risperidone (microspheres)

Thioridazine HCL

Thiothixene

Thiothixene HCL

Tranylcypromine Sulfate

Trifluoperazine HCL

Triflupromazine HCL

Trihexphenidyl HCL

Ziprasidone

Ziprasidone Mesylate

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 10-B

EXCLUDED DRUGS FOR THE TREATMENT OF HUMAN

IMMUNODEFICIENCYVIRUS (HIV) AND ACQUIRED IMMUNODEFICIENCY

SYNDROME (AIDS)

Generic Name

Abacavir Sulfate

Abacavir Sulfate/Lamivudine/Zidovudine

Abacavir/Lamivudine

Amprenavir

Atazanavir Sulfate

Emtricitabine

Enfuvirtide

Indinavir Sulfate

Efavirenz

Lamivudine

Saquinavir

Lopinavir/Ritonavir

Ritonavir

Delavirdine Mesylate

Saquinavir Mesylate

Tenofovir Disoproxil/Emtricitabine

Tenofovir Disoproxil Fumarate

Tipranavir

Nelfinavir Mesylate

Nevirapine

Stavudine

Zidovudine/Lamivudine

Fosamprenavir Calcium

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 11

CASE MANAGEMENT AND COORDINATION OF CARE

1.	Comprehensive Case Management and Coordination of Care Services

Contractor shall provide basic Comprehensive Medical Case Management to each Member.

Contractor shall maintain procedures for monitoring the coordination of care provided to Members, including but not limited to all Medically Necessary services delivered both within and outside the Contractor’s provider network.

2.	Targeted Case Management Services

Contractor is responsible for determining whether a Member requires Targeted Case Management (TCM) services, and must refer Members who are eligible for TCM services to a Regional Center or local governmental health program as appropriate for the provision of TCM services.

If a Member is receiving TCM services as specified in Title 22, CCR, Section 51351, Contractor shall be responsible for coordinating the Member’s health care with the TCM provider and for determining the Medical Necessity of diagnostic and treatment services recommended by the TCM provider that are Covered Services under the Contract.

If Members under age 21 are not accepted for TCM services, see Exhibit A, Attachment 10, provision 4, Contractor shall ensure the Members’ access to services comparable to EPSDT TCM services.

3.	Disease Management Program

Contractor is responsible for initiating and maintaining a disease management program. Contractor shall determine the program’s targeted disease conditions and implement a system to identify and encourage Members to participate.

4.	Out-of-Plan Case Management and Coordination of Care

Contractor shall implement procedures to identify individuals who may need or who are receiving services from out of plan providers and/or programs in order to ensure coordinated service delivery and efficient and effective joint case management for services presented in provisions 5 through 16 below.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 11

5.	Specialty Mental Health

A.	Specialty Mental Health Services

1)	All Specialty Mental Health Services (inpatient and outpatient) are excluded from this Contract.

2)	Contractor shall make appropriate referrals for Members needing Specialty Mental Health Services as follows:

a)	For those Members with a tentative psychiatric diagnosis which meets eligibility criteria for referral to the local Medi-Cal mental health plan, as defined in MMCD Mental Health Policy Letter 00-01 Revised, the Member shall be referred to the local mental health plan.

b)	For those Members whose psychiatric diagnosis is not covered by the local Medi-Cal mental health plan, the Member shall be referred to an appropriate fee-for-service Medi-Cal mental health provider. Contractor shall consult with the local Medi-Cal mental health plan as necessary to identify other appropriate community resources and to assist the Member to locate available mental health services.

3)	Disputes between Contractor and the local Medi-Cal mental health plan regarding this section shall be resolved pursuant to Title 9, CCR, Section 1850.505. Any decision rendered by CDHS and the California Department of Mental Health regarding a dispute between Contractor and the local Medi-Cal mental health plan concerning provision of mental health services or Covered Services required under this Contract shall not be subject to the dispute procedures specified in Exhibit E, Attachment 2, provision 18 regarding Disputes.

B.	Local Mental Health Plan Coordination

Contractor shall execute a Memorandum of Understanding (MOU) with the local mental health plan (MHP) as stipulated in Exhibit A, Attachment 12, Local Health Department Coordination, provision 3, for the coordination of Specialty Mental Health Services to Members.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 11

6.	Alcohol and Substance Abuse Treatment Services

Alcohol and substance abuse treatment services available under the Drug Medi-Cal program as defined in Title 22, CCR, Section 51341.1, and outpatient heroin detoxification services defined in Title 22, CCR, Section 51328 are excluded from this Contract. These excluded services include the exclusion of all drugs used for the treatment of alcohol and substance abuse that are covered by the Drug Medi-Cal Program administered by the Department of Alcohol and Drug Programs (ADP) pursuant to Title 22, CCR, Section 51341.1(b)(2), and the drugs listed in Exhibit A, Attachment 11-A . The drugs listed in Exhibit A, Attachment 11-A are not covered by ADP but are covered by the Medi-Cal Fee-For-Service program.

Contractor shall identify individuals requiring alcohol and or substance abuse treatment services and arrange for their referral to the Alcohol and Other Drugs Program, including outpatient heroin detoxification providers, for appropriate services. Contractor shall assist Members in locating available treatment service sites. To the extent that treatment slots are not available in the Alcohol and other Drugs Program within the Contractor’s Service Area, the Contractor shall pursue placement outside the area. Contractor shall continue to cover and ensure the provision of primary care and other services unrelated to the alcohol and substance abuse treatment and coordinate services between the primary care providers and the treatment programs.

7.	Services for Children with Special Health Care Needs

Children with Special Health Care Needs (CSHCN) are defined as “those who have or are at increased risk for a chronic physical, behavioral, developmental, or emotional conditions and who also require health or related services of a type or amount beyond that required by children generally”.

Contractor shall implement and maintain a program for CSHCN which includes, but is not limited to, the following:

A.	Standardized procedures for the identification of CSHCN, at enrollment and on a periodic basis thereafter;

B.	Methods for ensuring and monitoring timely access to pediatric specialists, sub-specialists, ancillary therapists, and specialized equipment and supplies; these may include assignment to a specialist as PCP, standing referrals, or other methods as defined by Contractor;

C.	Methods for ensuring that each CSHCN receives a comprehensive assessment of health and related needs, and that all medically necessary follow-up services are documented in the medical record, including needed referrals;

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Exhibit A, Attachment 11

D.	A program for case management or care coordination for CSHCN, including coordination with other agencies which provide services for children with special health care needs (e.g. mental health, substance abuse, Regional Center, CCS, local education agency, child welfare agency); and,

E.	Methods for monitoring and improving the quality and appropriateness of care for children with special health care needs.

8.	California Children Services (CCS)

Services provided by the CCS program are not covered under this contract. Upon adequate diagnostic evidence that a Medi-Cal Member under 21 years of age may have a CCS eligible condition, Contractor shall refer the Member to the local CCS office for determination of eligibility.

A.	Contractor shall develop and implement written policies and procedures for identifying and referring children with CCS-eligible conditions to the local CCS program. The policies and procedures shall include, but not be limited to those which:

1)	Ensure that Contractor’s providers perform appropriate baseline health assessments and diagnostic evaluations which provide sufficient clinical detail to establish, or raise a reasonable suspicion, that a Member has a CCS-eligible medical condition;

2)	Assure that Contracting Providers understand that CCS reimburses only CCS-paneled providers and CCS-approved hospitals within Contractor’s network; and only from the date of referral;

3)	Enable initial referrals of Member’s with CCS-eligible conditions to be made to the local CCS program by telephone, same-day mail or FAX, if available. The initial referral shall be followed by submission of supporting medical documentation sufficient to allow for eligibility determination by the local CCS program.

4)	Ensure that Contractor continues to provide all Medically Necessary Covered Services to the Member until CCS eligibility is confirmed.

5)	Ensure that, once eligibility for the CCS program is established for a Member, Contractor shall continue to provide all Medically Necessary Covered Services that are not authorized by CCS and shall ensure the coordination of services and joint case management between its Primary Care Providers, the CCS specialty providers, and the local CCS program.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 11

6)	If the local CCS program does not approve eligibility, Contractor remains responsible for the provision of all Medically Necessary Covered Services to the Member. If the local CCS program denies authorization for any service, Contractor remains responsible for obtaining the service, if it is Medically Necessary, and paying for the service if it has been provided.

B.	Contractor shall execute a Memorandum of Understanding (MOU) with the local CCS program as stipulated in Exhibit A, Attachment 12, provision 2, for the coordination of CCS services to Members.

C.	The CCS program authorizes Medi-Cal payments to Contractor network physicians who currently are members of the CCS panel and to other providers who provided CCS-covered services to the Member during the CCS-eligibility determination period who are determined to meet the CCS standards for paneling. Contractor shall inform providers, except as noted above, that CCS reimburses only CCS paneled providers. The Contractor shall submit information to the CCS program on all providers who have provided services to a Member thought to have a CCS eligible condition.

Authorization for payment shall be retroactive to the date the CCS program was informed about the Member through an initial referral by Contractor or a Contractor network physician, via telephone, FAX, or mail. In an emergency admission, Contractor or Contractor network physician shall be allowed until the next Working day to inform the CCS program about the Member. Authorization shall be issued upon confirmation of panel status or completion of the process described above.

9.	Services for Persons with Developmental Disabilities

A.	Contractor shall develop and implement procedures for the identification of Members with developmental disabilities.

B.	Contractor shall refer Members with developmental disabilities to a Regional Center for the developmentally disabled for evaluation and for access to those non-medical services provided through the Regional Centers such as but not limited to, respite, out-of-home placement, and supportive living. Contractor shall participate with Regional Center staff in the development of the individual developmental services plan required for all persons with developmental disabilities, which includes identification of all appropriate services, including medical care services, which need to be provided to the Member.

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Exhibit A, Attachment 11

C.	Services provided under the Home and Community-Based Services (HCBS) waiver programs to persons with developmental disabilities are not covered under this Contract. Contractor shall implement and maintain systems to identify Members with developmental disabilities that may meet the requirements for participation in this waiver and refer these Members to the HCBS Waiver program administered by the State Department of Developmental Services (DDS).

If DDS concurs with the Contractor’s assessment of the Member and there is available placement in the waiver program, the Member will receive waiver services while enrolled in the plan. Contractor shall continue to provide all Medically Necessary Covered Services.

D.	Contractor shall execute a Memorandum of Understanding (MOU) with the local Regional Centers as stipulated in Exhibit A, Attachment 12, provision 2, for the coordination of services for Members with developmental disabilities.

10.	Early Intervention Services

Contractor shall develop and implement systems to identify children who may be eligible to receive services from the Early Start program and refer them to the local Early Start program. These children would include those with a condition known to lead to developmental delay, those in whom a significant developmental delay is suspected, or whose early health history places them at risk for delay. Contractor shall collaborate with the local Regional Center or local Early Start program in determining the Medically Necessary diagnostic and preventive services and treatment plans for Members participating in the Early Start program. Contractor shall provide case management and care coordination to the Member to ensure the provision of all Medically Necessary covered diagnostic, preventive and treatment services identified in the individual family service plan developed by the Early Start program, with Primary Care Provider participation.

11.	Local Education Agency Services

Local Education Agency (LEA) assessment services are services specified in Title 22, CCR Section 51360(b) and provided to students who qualify based on Title 22, CCR, Section 51190.1. LEA services provided pursuant to an Individual Education Plan as set forth in Education Code, Section 56340 et seq. or Individual Family Service Plan as set forth in Government Code, Section 95020, are not covered under this Contract. However, the Contractor is responsible for providing a Primary Care Physician and all Medically Necessary Covered Services for the Member, and shall ensure that the Member’s Primary Care

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Exhibit A, Attachment 11

Physician cooperates and collaborates in the development of the Individual Education Plan or the Individual Family Service Plan. Contractor shall provide case management and care coordination to the Member to ensure the provision of all Medically Necessary covered diagnostic, preventive and treatment services identified in the Individual Education Plan developed by the LEA, with Primary Care Provider participation.

12.	School Linked CHDP Services

A.	Coordination of Care

Contractor shall maintain a “medical home” and ensure the overall coordination of care and case management of Members who obtain CHDP services through the local school districts or school sites.

B.	Cooperative Arrangements

Contractor shall enter into one or a combination of the following arrangements with the local school district or school sites:

1)	Cooperative arrangements (e.g. Subcontracts) with school districts or school sites to directly reimburse schools for the provision of some or all of the CHDP services, including guidelines for sharing of critical medical information. The arrangements shall also include guidelines specifying coordination of services, reporting requirements, quality standards, processes to ensure services are not duplicated, and processes for notification to Member/student/parent on where to receive initial and follow-up services.

2)	Cooperative arrangements whereby the Contractor agrees to provide or contribute staff or resources to support the provision of school linked CHDP services.

3)	Referral protocols/guidelines between the Contractor and the school sites, which merely screen, for the need of CHDP services receive those services from the Contractor within the required State and federal time frames. This shall include strategies for the Contractor to follow-up and document that services are provided to the Member.

4)	Any innovative approach that the Contractor may develop to assure access to CHDP services and coordination with and support for school based health care services.

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Exhibit A, Attachment 11

C.	Subcontracts

Contractor shall ensure that the Subcontracts with the local school districts or school sites meet the requirements of Exhibit A, Attachment 6, provision 13, regarding Subcontracts, and address the following: the population covered, beginning and end dates of the agreement, services covered, practitioners covered, outreach, information dissemination, educational responsibilities, utilization review requirements, referral procedures, medical information flows, patient information confidentiality, quality assurance interface, data reporting requirements, and grievance/complaint procedures.

13.	Human Immunodeficiency Virus/Acquired Immune Deficiency Syndrome (HIV/AIDS) Home and Community Based Services Waiver Program

Services provided under the HIV/AIDS Home and Community Based Services Waiver are not covered under this Contract. Contractor shall maintain procedures for identifying Members who may be eligible for the HIV/AIDS Home and Community Based Services Waiver Program and shall facilitate referrals of these Members to the HIV/AIDS Home and Community Based Services Waiver Program.

Medi-Cal beneficiaries enrolled in Medi-Cal managed care health plans who are subsequently diagnosed with HIV/AIDS, according to the definition most recently published in the Mortality and Morbidity Report from the Centers for Disease Control and Prevention, may participate in the HIV/AIDS Home and Community Based Services Waiver Program without having to disenroll from their Medi-Cal managed care plan. Members of Medi-Cal managed care plans must meet the eligibility requirements of the HIV/AIDS Home and Community Based Services Medi-Cal Waiver Program and enrollment is dependent on available space. Persons already enrolled in the HIV/AIDS Home and Community Based Services Medi-Cal Waiver Program may voluntarily enroll in a Medi-Cal managed care health plan.

14.	Dental

Dental services are not covered under this Contract. Contractor shall cover and ensure that dental screenings for all Members are included as a part of the initial health assessment. For Members under 21 years of age, a dental screening/oral health assessment shall be performed as part of every periodic assessment, with annual dental referrals made commencing at age three (3) or earlier if conditions warrant. Contractor shall ensure that Members are referred to appropriate Medi-Cal dental providers.

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Exhibit A, Attachment 11

Contractor shall cover and ensure the provision of covered medical services related to dental services that are not provided by dentists or dental anesthetists. Covered medical services include: contractually covered prescription drugs; laboratory services; and, pre-admission physical examinations required for admission to an out-patient surgical service center or an in-patient hospitalization required for a dental procedure (including facility fees and anesthesia services for both inpatient and outpatient services). Contractor may require Prior Authorization for medical services required in support of dental procedures.

If the Contractor requires pre-authorization for these services, Contractor shall develop and publish the procedures for obtaining pre-authorization to ensure that services for the Member are not unduly delayed. Contractor shall submit such procedures to CDHS for review and approval.

15.	Direct Observed Therapy (DOT) for Treatment of Tuberculosis (TB)

A.	DOT is offered by local health departments (LHDs) and is not covered under this Contract. Contractor shall assess the risk of noncompliance with drug therapy for each Member who requires placement on anti-tuberculosis drug therapy.

The following groups of individuals are at risk for non-compliance for the treatment of TB: Members with demonstrated multiple drug resistance (defined as resistance to Isoniazid and Rifampin); Members whose treatment has failed or who have relapsed after completing a prior regimen; children and adolescents; and, individuals who have demonstrated noncompliance (those who failed to keep office appointments). Contractor shall refer Members with active TB and who have any of these risks to the TB Control Officer of the LHD for DOT.

Contractor shall assess the following groups of Members for potential noncompliance and for consideration for DOT: substance abusers, persons with mental illness, the elderly, persons with unmet housing needs, and persons with language and/or cultural barriers. If, in the opinion of the Contractor’s providers, a Member with one or more of these risk factors is at risk for noncompliance, the Member shall be referred to the LHD for DOT.

Contractor shall provide all Medically Necessary Covered Services to the Member with TB on DOT and shall ensure joint case management and coordination of care with the LHD TB Control Officer.

B.	Contractor shall execute a Memorandum of Understanding (MOU) with the LHD as stipulated in Exhibit A, Attachment 12, provision 2, for the provision of DOT.

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Exhibit A, Attachment 11

16.	Women, Infants, and Children (WIC) Supplemental Nutrition Program

A.	WIC services are not covered under this Contract. However, Contractor shall have procedures to identify and refer eligible Members for WIC services. As part of the referral process, Contractor shall provide the WIC program with a current hemoglobin or hematocrit laboratory value. Contractor shall also document the laboratory values and the referral in the Member’s medical record.

Contractor, as part of its initial health assessment of Members, or, as part of the initial evaluation of newly pregnant women, shall refer and document the referral of pregnant, breastfeeding, or postpartum women or a parent/guardian of a child under the age of five to the WIC program as mandated by Title 42, CFR 431.635(c).

B.	Contractor shall execute a Memorandum of Understanding (MOU) with the WIC program as stipulated in Exhibit A, Attachment 12, provision 2, for services provided to Members through the WIC program.

17.	Excluded Services Requiring Member Disenrollment

Contractor shall continue to cover and ensure that all Medically Necessary services are provided to Members who must disenroll and receive the following services through the Medi-Cal Fee-for-Service program until the date of disenrollment is effective.

A.	Long Term Care (LTC)

Long-term care (LTC) is defined as care in a facility for longer than the month of admission plus one month. LTC services are not covered under this Contract. Contractor shall cover Medically Necessary nursing care provided from the time of admission and up to one month after the month of admission.

Contractor shall ensure that Members, other than Members requesting hospice services, in need of nursing Facility services are placed in a health care facility that provides the level of care most appropriate to the Member’s medical needs. These health care facilities include Skilled Nursing Facilities, subacute facilities, pediatric subacute facilities, and Intermediate Care Facilities. Contractor shall base decisions on the appropriate level of care on the definitions set forth in Title 22, CCR, Sections 51118, 51120, 51120.5, 51121, 51124.5, and 51124.6 and the criteria for admission set forth in Title 22, CCR, Sections 51335, 51335.5, 51335.6, and 51334 and related sections of the Manual of Criteria for Medi-Cal Authorization referenced in Title 22, CCR, 51003(e).

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Exhibit A, Attachment 11

Upon admission to an appropriate Facility, Contractor shall assess the Member’s health care needs and estimate the potential length of stay of the Member. If the Member requires LTC, in the Facility for longer than the month of admission plus one month, Contractor shall submit a disenrollment request for the Member to CDHS for approval. Contractor shall provide all Medically Necessary Covered Services to the Member until the disenrollment is effective.

An approved disenrollment request will become effective the first day of the second month following the month of the Member’s admission to the Facility, provided the Contractor submitted the disenrollment request at least 30 calendar days prior to that date. If the Contractor submitted the disenrollment request less than 30 calendar days prior to that date, disenrollment will be effective the first day of the month that begins at least 30 calendar days after submission of the disenrollment request. Upon the disenrollment effective date, Contractor shall ensure the Member’s orderly transfer from the Contractor to the Medi-Cal Fee-For-Service program. This includes notifying the Member and his or her family or guardian of the disenrollment; assuring the appropriate transfer of medical records from the Contractor to the Medi-Cal fee-for-service provider; assuring that continuity of care is not interrupted; and, completion of all administrative work necessary to assure a smooth transfer of responsibility for the health care of the Medi-Cal beneficiary.

Admission to a nursing Facility of a Member who has elected hospice services as described in Title 22, CCR, Section 51349, does not affect the Member’s eligibility for Enrollment under this Contract. Hospice services are Covered Services under this Contract and are not long term care services regardless of the Member’s expected or actual length of stay in a nursing Facility.

B.	Major Organ Transplants

Except for kidney transplants, major organ transplant procedures that are Medi-Cal FFS benefits are not covered under the Contract. When a Member is identified as a potential major organ transplant candidate, Contractor shall refer the Member to a Medi-Cal approved transplant center. If the transplant center Physician considers the Member to be a suitable candidate, the Contractor shall submit a Prior Authorization Request to either the San Francisco Medi-Cal Field Office (for adults) or the California Children Services Program (for children) for approval. Contractor shall initiate disenrollment of the Member when all of the

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Exhibit A, Attachment 11

following has occurred: referral of the Member to the organ transplant Facility; the Facility’s evaluation has concurred that the Member is a candidate for major organ transplant; and, the major organ transplant is authorized by either CDHS’ Medi-Cal Field Office (for adults) or the California Children Services Program (for children).

Contractor shall continue to provide all Medically Necessary Covered Services until the Member has been disenrolled from the plan.

Upon the disenrollment effective date, Contractor shall ensure continuity of care by transferring all of the Member’s medical documentation to the transplant Physician. The effective date of the disenrollment will be retroactive to the beginning of the month in which the Member was approved as a major organ transplant candidate. The request for reimbursement for services in the month during which the transplant is approved are to be sent by the provider directly to the Medi-Cal FFS fiscal intermediary. The capitation payment for the Member will be recovered from the Contractor by CDHS.

If the Member is evaluated and determined not to be a candidate for a major organ transplant or CDHS denies authorization for a transplant, the Member will not be disenrolled. Contractor shall cover the cost of the evaluation performed by the Medi-Cal approved transplant center.

C.	Waiver Programs

CDHS administers a number of Medi-Cal Home and Community Based Services (HCBS) Waiver Programs authorized under section 1915(c) of the Social Security Act. Contractor shall have procedures in place to identify Members who may benefit from the HCBS Waiver programs, and refer them to the Medical Care Coordination and Case Management Section of CDHS. These waiver programs include the In-Home Medical Care Waiver, the Nursing Facility Subacute Waiver, and the Nursing Facility A/B Waiver. If the agency administering the waiver program concurs with Contractor’s assessment of the Member and there is available placement in the waiver program, Contractor shall initiate disenrollment for the Member. Contractor shall provide documentation to ensure the Member’s orderly transfer to the Medi-Cal Fee-For-Service program. If the Member does not meet the criteria for the waiver program, or if placement is not available, Contractor shall continue comprehensive case management and shall continue to cover all Medically Necessary Covered Services to the Member.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 11

18.	Immunization Registry Reporting

Contractor shall ensure that member-specific immunization information is periodically reported to an immunization registry(ies) established in the Contractor’s Service Area(s) as part of the Statewide Immunization Information System. Reports shall be made following the Member’s initial health assessment and all other health care visits which result in an immunization being provided. Reporting shall be in accordance with all applicable State and federal laws.

19.	Erectile Dysfunction (ED) Drugs and Other ED Therapies

Erectile dysfunction drugs and other ED therapies are excluded from this Contract. These excluded drugs include all drugs used for the treatment of ED that are listed in Exhibit A, Attachment 11-B. The drugs listed in Exhibit A, Attachment 11-B are covered by the Medi-Cal Fee-For-Service program.

Contractor shall identify individuals requiring ED drugs or ED therapies and arrange for their referral for appropriate services. Contractor shall assist Members in locating available treatment service sites. Contractor shall continue to cover and ensure the provision of primary care and other services unrelated to the ED drugs or ED therapies and coordinate services between the primary care providers and the treatment programs.

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Exhibit A, Attachment 11-A

EXCLUDED DRUGS FOR ALCOHOL AND HEROIN (OPIOID) DEPENDENCE TREATMENT

Generic Name

Buprenorphine HCL

Buprenorphine HCL and Naloxone HCL dihydrate

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Exhibit A, Attachment 11-B

EXCLUDED DRUGS FOR THE TREATMENT OF ERECTILE DYSFUNCTION (ED)

Generic Name

Alprostadil

Papaverine

Phentolamine Mesylate

Sildenafil Citrate

Tadalafil

Vardenafil HCL

Yohimbine HCL

Yohimbine HCL/Strychnine

Yohimbine HCL/Zinc Sulfate

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Exhibit A, Attachment 12

LOCAL HEALTH DEPARTMENT COORDINATION

1.	Subcontracts

Contractor shall negotiate in good faith and execute a Subcontract for public health services listed in A through D below with the Local Health Department (LHD) in each county that is covered by this Contract. The Subcontract shall specify: the scope and responsibilities of both parties in the provision of services to Members; billing and reimbursements; reporting responsibilities; and how services are to be coordinated between the LHD and the Contractor, including exchange of medical information as necessary. The Subcontract shall meet the requirements contained in Exhibit A, Attachment 6, provision 13, regarding Subcontracts.

A.	Family Planning Services: as specified in Exhibit A, Attachment 8, provision 9.

B.	STD services for the disease episode, as specified in Exhibit A, Attachment 8, provision 10, by CDHS, for each STD, including diagnosis and treatment of the following STDs: syphilis, gonorrhea, chlamydia, herpes simplex, chancroid, trichomoniasis, human papilloma virus, non-gonococcal urethritis, lymphogranuloma venereum and granuloma inguinale.

C.	HIV Testing and Counseling as specified in Exhibit A, Attachment 8, provision 11.

D.	Immunizations: as specified in Exhibit A, Attachment 8, provision 12.

To the extent that Contractor does not meet this requirement on or before four (4) months after the effective date of this Contract, Contractor shall submit documentation substantiating reasonable efforts to enter into Subcontracts.

2.	Subcontracts or Memoranda of Understanding

If reimbursement is to be provided for services rendered by the following programs or agencies, Contractor shall execute a Subcontract with the LHD or agency as stipulated in provision 1 above. If no reimbursement is to be made, Contractor or agency shall negotiate in good faith and execute a Memorandum of Understanding (MOU) for services provided by these programs and agencies.

A.	California Children Services (CCS)

B.	Maternal and Child Health (MCH)

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Exhibit A, Attachment 12

C.	Child Health and Disability Prevention (CHDP) Program

D.	Tuberculosis Direct Observed Therapy

E.	Women, Infants, and Children (WIC) Supplemental Nutrition Program

F.	Regional Centers for services for persons with developmental disabilities.

3.	Local Mental Health Plan Coordination

A.	Contractor shall negotiate in good faith and execute a MOU with the local mental health plan (MHP) in accordance with Welfare and Institutions Code, Section 5777.5. The MOU shall specify, consistent with this Contract, the respective responsibilities of Contractor and the MHP in delivering Medically Necessary Covered Services and Specialty Mental Health Services to Members. The MOU shall address:

1)	Protocols and procedures for referrals between Contractor and the MHP;

2)	Protocols for the delivery of Specialty Mental Health Services, including the MHP’s provision of clinical consultation to Contractor for Members being treated by Contractor for mental illness;

3)	Protocols for the delivery of mental health services within the Primary Care Physician’s scope of practice;

4)	Protocols and procedures for the exchange of Medical Records information, including procedures for maintaining the confidentiality of Medical Records;

5)	Procedures for the delivery of Medically Necessary Covered Services to Members who require Specialty Mental Health Services, including:

a)	Pharmaceutical services and prescription drugs;

b)	Laboratory, radiological and radioisotope services;

c)	Emergency room facility charges and professional services;

d)	Emergency and non-emergency medical transportation;

e)	Home health services;

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Exhibit A, Attachment 12

f)	Medically Necessary Covered Services to Members who are patients in psychiatric inpatient hospitals.

6)	Procedures for transfers between inpatient psychiatric services and inpatient medical services to address changes in a Member’s medical or mental health condition.

7)	Procedures to resolve disputes between Contractor and the MHP.

4.	MOU Monthly Reports

To the extent Contractor does not execute an MOU within four (4) months after the effective date of this Contract, Contractor shall submit documentation substantiating its good faith efforts to enter into an MOU. Until such time as an MOU is executed, Contractor shall submit monthly reports to CDHS documenting its continuing good faith efforts to execute an MOU and the justifications why such an MOU has not been executed.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 13

MEMBER SERVICES

1.	Members Rights And Responsibilities

A.	Member Rights and Responsibilities

Contractor shall develop, implement and maintain written policies that address the Member’s rights and responsibilities and shall communicate these to its Members, and providers.

1)	Contractor’s written policies regarding Member rights shall include the following:

a)	to be treated with respect, giving due consideration to the Member’s right to privacy and the need to maintain confidentiality of the Member’s medical information.

b)	to be provided with information about the organization and its services.

c)	to be able to choose a Primary Care Provider within the Contractor’s network.

d)	to participate in decision making regarding their own health care, including the right to refuse treatment.

e)	to voice grievances, either verbally or in writing, about the organization or the care received.

f)	to receive oral interpretation services for their language.

g)	to formulate advance directives.

h)	to have access to family planning services, Federally Qualified Health Centers, Indian Health Service Facilities, sexually transmitted disease services and Emergency Services outside the Contractor’s network pursuant to the federal law.

i)	to request a State Medi-Cal fair hearing, including information on the circumstances under which an expedited fair hearing is possible.

j)	to have access to, and where legally appropriate, receive copies of, amend or correct their Medical Record.

k)	to disenroll upon request.

l)	to access minor consent services.

m)	to receive written Member informing materials in alternative formats, including Braille, large size print, and audio format upon request.

n)	to be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation.

o)	to receive information on available treatment options and alternatives, presented in a manner appropriate to the Member’s condition and ability to understand.

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Exhibit A, Attachment 13

p)	freedom to exercise these rights without adversely affecting how they are treated by the Contractor, providers, or the State.

2)	Contractor’s written policy regarding Member responsibilities shall include providing accurate information to the professional staff, following instructions, and cooperating with the providers.

B.	Members’ Right to Confidentiality

Contractor shall implement and maintain policies and procedures to ensure the Members’ right to confidentiality of medical information.

1)	Contractor shall ensure that Facilities implement and maintain procedures that guard against disclosure of confidential information to unauthorized persons inside and outside the network.

2)	Contractor shall counsel Members on their right to confidentiality and Contractor shall obtain Member’s consent prior to release of confidential information, unless such consent is not required pursuant to Title 22, CCR, Section 51009.

C.	Members’ Rights to Advance Directives

Contractor shall implement and maintain written policies and procedures respecting advance directives in accordance with the requirements of 42 CFR 422.128 and 42 CFR 438.6(i).

2.	Member Services Staff

A.	Contractor shall maintain the capability to provide Member services to Medi-Cal Members through sufficient assigned and knowledgeable staff.

B.	Contractor shall ensure Member services staff are trained on all contractually required Member service functions including, policies, procedures, and scope of benefits of this Contract.

3.	Call Center Reports

Contractor shall report quarterly, in a format to be approved by CDHS, the number of calls received by call type (questions, grievances, access to services, request for health education, etc.); the average speed to answer Member services telephone calls with a live voice; and, the Member services telephone calls abandonment rate.

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Exhibit A, Attachment 13

4.	Written Member Information

A.	Contractor shall provide all new Medi-Cal Members, and Potential Enrollees upon request only, with written Member information as specified in Title 22, CCR, Section 53895. Compliance with items required by Section 53895(b) may be met through distribution of the Member Services Guide.

The Member Services Guide shall meet the requirements of an Evidence of Coverage and Disclosure Form (EOC/DF) as stipulated by Title 28, CCR, Sections 1300.51(d), Exhibit T (EOC) or U (Combined EOC/DF) and Title 22, CCR, Section 53881. In addition, the Member Services Guide shall meet the requirements contained in Health and Safety Code, Section 1363, and Title 28, CCR, Section 1300.63(a), as to print size, readability, and understandability of text.

B.	Contractor shall distribute the Member information no later than seven (7) calendar days after the effective date of the Member’s Enrollment. Contractor shall revise this information, if necessary, and distribute it annually to each Member or family unit.

C.	Contractor shall ensure that all written Member information is provided to Members at a sixth grade reading level or as determined appropriate through the Contractor’s group needs assessment and approved by CDHS. The written Member information shall ensure Members’ understanding of the health plan processes and ensure the Member’s ability to make informed health decisions.

Written Member-informing materials shall be translated into the identified threshold and concentration languages discussed in Exhibit A, Attachment 9, provision 13. Linguistic Services.

Written Member informing materials shall be provided in alternative formats, including Braille, large size print, and audio format upon request.

D.	Contractor shall develop and provide each Member, or family unit, a Member Services Guide that constitutes a fair disclosure of the provisions of the covered health care services. The Member Services Guide shall be submitted to CDHS for review prior to distribution to Members. The Member Services Guide shall include the following information:

1)	The plan name, address, telephone number and service area covered by the health plan.

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Exhibit A, Attachment 13

2)	A description of the full scope of Medi-Cal Managed Care covered benefits and all available services including health education, interpretive services provided by plan personnel and at service sites, and “carve out” services and an explanation of any service limitations and exclusions from coverage or charges for services. Include information and identification of services to which the Contractor or subcontractor has a moral objection to perform or support.

3)	Procedures for accessing Covered Services including that Covered Services shall be obtained through the plan’s providers unless otherwise allowed under this Contract.

A description of the Member identification card issued by the Contractor, if applicable, and an explanation as to its use in authorizing or assisting Members to obtain services.

4)	Compliance with the following may be met through distribution of a provider directory:

The address and telephone number of each Service Location (e.g., locations of hospitals, Primary Care Physicians (PCP), Specialists, optometrists, psychologists, pharmacies, Skilled Nursing Facilities, Urgent Care Facilities, FQHCs, Indian Health Centers). In the case of a medical group/foundation or independent practice association (IPA), the medical group/foundation or IPA name, address and telephone number shall appear for each Physician provider:

The hours and days when each of these Facilities is open, the services and benefits available, the telephone number to call after normal business hours, and identification of providers that are not accepting new patients.

5)	Procedures for selecting or requesting a change in PCP at any time; any requirements that a Member would have to change PCP; reasons for which a request for a specific PCP may be denied; and reasons why a provider may request a change.

6)	The purpose and value of scheduling an initial health assessment appointment.

7)	The appropriate use of health care services in a managed care system.

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Exhibit A, Attachment 13

8)	The availability and procedures for obtaining after hours services (24-hour basis) and care, including the appropriate provider locations and telephone numbers. This shall include an explanation of the Members’ right to interpretive services, at no cost, to assist in receiving after hours services.

9)	Procedures for obtaining emergency health care from specified plan providers or from non-plan providers, including outside Contractor’s Service Area.

10)	Process for referral to specialists in sufficient detail so Member can understand how the process works, including timeframes.

11)	Procedures for obtaining any transportation services to Service Sites that are offered by Contractor or available through the Medi-Cal program, and how to obtain such services. Include a description of both medical and non-medical transportation services and the conditions under which non-medical transportation is available.

12)	Procedures for filing a grievance with Contractor, either orally or in writing, including procedures for appealing decisions regarding Member’s coverage, benefits, or relationship to the organization or other dissatisfaction with the Contractor and/or providers. Include the title, address, and telephone number of the person responsible for processing and resolving grievances and responsible for providing assistance completing the request. Information regarding the process shall include the requirements and the timelines for the Contractor to acknowledge receipt of grievances, to resolve grievances, and to notify the Member of the resolution of grievances or appeals. Information shall be provided informing the Member that services previously authorized by the Contractor will continue while the grievance is being resolved.

13)	The causes for which a Member shall lose entitlement to receive services under this Contract as stipulated in Exhibit A, Attachment 16, provision 3. Disenrollment.

14)	Procedures for Disenrollment, including an explanation of the Member’s right to disenroll without cause at any time, subject to any restricted disenrollment period.

15)	Information on the Member’s right to the Medi-Cal fair hearing process and information on the circumstances under which an expedited fair hearing is possible and information regarding

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Exhibit A, Attachment 13

assistance in completing the request, regardless of whether or not a grievance has been submitted or if the grievance has been resolved, pursuant to Title 22, CCR, Section 53452, when a health care service requested by the Member or provider has been denied, deferred or modified. Information on State Fair Hearing shall also include information on the timelines which govern a Member’s right to a State Fair Hearing, pursuant to Welfare & Institutions Code §10951 and the State Department of Social Services’ Public Inquiry and Response Unit toll-free telephone number (1-800-952-5253) to request a State hearing.

16)	Information on the availability of, and procedures for obtaining, services at FQHCs and Indian Health Clinics.

17)	Information on the Member’s right to seek family planning services from any qualified provider of family planning services under the Medi-Cal program, including providers outside Contractor’s provider network, how to access these services, and a description of the limitations on the services that Members may seek outside the plan. Contractor may use the following statement:

Family planning services are provided to Members of childbearing age to enable them to determine the number and spacing of children. These services include all methods of birth control approved by the Federal Food and Drug Administration. As a Member, you pick a doctor who is located near you and will give you the services you need. Our Primary Care Physicians and OB/GYN specialists are available for family planning services. For family planning services, you may also pick a doctor or clinic not connected with [Plan Name (Contractor)] without having to get permission from [Plan Name (Contractor)]. [Plan Name (Contractor)] shall pay that doctor or clinic for the family planning services you get.

18)	Procedures for providing female Members with direct access to a women’s health specialist within the network for covered care necessary to provide women’s routine and preventive health care services. This is in addition to the Member’s designated source of primary care if that source is not a woman’s health specialist.

19)	CDHS’ Office of Family Planning toll-free telephone number (1-800-942-1054) providing consultation and referral to family planning clinics.

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Exhibit A, Attachment 13

20)	Information on the availability of, and procedures for obtaining, Certified Nurse Midwife and Certified Nurse Practitioner services, pursuant to Exhibit A, Attachment 9, provision 7. Nurse Midwife and Nurse Practitioner Services.

21)	Information on the availability of transitional Medi-Cal eligibility and how the Member may apply for this program. Contractor shall include this information with all Member Service Guides sent to Members after the date such information is furnished to Contractor by CDHS.

22)	Information on how to access State resources for investigation and resolution of Member complaints, including a description of the CDHS Medi-Cal Managed Care Ombudsman Program and toll-free telephone number (1-888-452-8609), and the Department of Managed Health Care, Health Maintenance Organization (HMO) Consumer Service toll-free telephone number (1-800-400-0815).

23)	Information concerning the provision and availability of services covered under the CCS program from providers outside Contractor’s provider network and how to access these services.

24)	An explanation of the expedited Disenrollment process for Members qualifying under conditions specified under Title 22, CCR, Section 53889(j) which includes children receiving services under the Foster Care or Adoption Assistance Programs; Members with special health care needs, including, but not limited to major organ transplants; and Members already enrolled in another Medi-Cal, Medicare or commercial managed care plan.

25)	Information on how to obtain Minor Consent Services through Contractor’s provider network, an explanation of those services, and information on how they can also be obtained out of the Contractor’s provider network.

26)	An explanation on how to use the Fee-For-Service system when Medi-Cal Covered Services are excluded or limited under this Contract and how to obtain additional information.

27)	An explanation of an American Indian Member’s right to not enroll in a Medi-Cal Managed Care plan, to be able to access Indian Health Service facilities, and to disenroll from Contractor’s plan at any time, without cause.

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Exhibit A, Attachment 13

28)	A notice regarding the positive benefits of organ donations and how a Member can become an organ or tissue donor. Pursuant to California Health and Safety Code, Section 7158.2, this notice must be provided upon enrollment and annually thereafter in the evidence of coverage (Member Services Guide), health plan newsletter or any other direct communication with Members.

29)	A statement as to whether the Contractor uses provider financial bonuses or other incentives with its contracting providers of health care services and that the Member may request additional information about these bonuses or incentives from the plan, the Member’s provider or the provider’s medical group or independent practice association, pursuant to California Health and Safety Code, Section 1367.10.

30)	A notice as to whether the Contractor uses a drug formulary. Pursuant to California Health and Safety Code, Section 1363.01, the notice shall: (1) be in the language that is easily understood and in a format that is easy to understand; (2) include an explanation of what a formulary is, how the plan decides which prescription drugs are included in or excluded from the formulary, and how often the formulary is updated; (3) indicate that the Member can request information regarding whether a specific drug is on the formulary and the telephone number for requesting this information; and (4) indicate that the presence of a drug on the plan’s formulary does not guarantee that a Member will be prescribed that drug by his or her prescribing provider for a particular medical condition.

31)	Policies and procedures regarding a Members’ right to formulate advance directives. This information shall include the Member’s right to be informed by the Contractor of State law regarding advance directives, and to receive information from the Contractor regarding any changes to that law. The information shall reflect changes in State law regarding advance directives as soon as possible, but no later than 90 calendar days after the effective date of change.

32)	Any other information determined by CDHS to be essential for the proper receipt of Covered Services.

E.	Member Identification Card

Contractor shall provide an identification card to each Member, which identifies the Member and authorizes the provision of Covered Services to the Member. The card shall specify that Emergency Services rendered to the Member by non-Contracting providers are reimbursable by the Contractor without Prior Authorization.

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Exhibit A, Attachment 13

5.	Notification of Changes in Access to Covered Services

Contractor shall ensure Medi-Cal Members are notified in writing of any changes in the availability or location of Covered Services, or any other changes in information listed in 42 CFR 438.10(f)(4), at least 30 calendar days prior to the effective date of such changes. In the event of an emergency or other unforeseeable circumstances, Contractor shall provide notice of the emergency or other unforeseeable circumstance to CDHS as soon as possible. The notification must also be presented to and approved in writing by CDHS prior to its’ release.

6.	Primary Care Provider Selection

A.	Contractor shall implement and maintain CDHS approved procedures to ensure that each new Member has an appropriate and available Primary Care Physician. Contractor shall provide each new Member an opportunity to select a Primary Care Physician within the first 30 calendar days of enrollment. Contractor may allow Members to select a clinic that provides Primary Care. If the Contractor’s provider network includes nurse practitioners, certified nurse midwives, or physician assistants, the Member may select a nurse practitioner, certified nurse midwife, or physician assistant within 30 calendar days of enrollment to provide Primary Care services in accordance with Title 22, CCR, Section 53853(a)(4). Contractor shall ensure that Members are allowed to change a Primary Care Physician, nurse practitioner, certified nurse midwife or physician assistant, upon request, by selecting a different Primary Care Provider from Contractor’s network of providers.

B.	Contractor shall disclose to affected Members any reasons for which their selection or change in Primary Care Physician could not be made.

C.	Contractor shall ensure that Members with an established relationship with a provider in Contractor’s network, who have expressed a desire to continue their patient/provider relationship, are assigned to that provider without disruption in their care.

D.	Contractor shall ensure that Members may choose traditional and safety net providers as their Primary Care Provider.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 13

7.	Primary Care Provider Assignment

A.	If the Member does not select a Primary Care Provider within 30 calendar days of the effective date of enrollment, Contractor shall assign that Member to a Primary Care Provider and notify the Member and the assigned Primary Care Provider no later than 40 calendar days after the Member’s Enrollment. Contractor shall ensure that adverse selection does not occur during the assignment process of Members to providers.

B.	Contractor shall notify the Primary Care Provider that a Member has selected or been assigned to the provider within ten (10) calendar days from when selection or assignment is completed by the Member or the Contractor, respectively.

C.	Contractor shall maintain procedures that proportionately include contracting Traditional and Safety-Net providers in the assignment process for Members who do not choose a Primary Care Provider.

8.	Denial, Deferral, or Modification of Prior Authorization Requests

A.	Contractor shall notify Members of a decision to deny, defer, or modify requests for Prior Authorization, in accordance with Title 22, CCR, Sections 51014.1 and 53894 by providing written notification to Members and/or their authorized representative, regarding any denial, deferral or modification of a request for approval to provide a health care service. This notification must be provided as specified in Title 22, CCR, Sections 51014.1, 51014.2, 53894, and Health and Safety Code Section 1367.01.

B.	Contractor shall provide for a written notification to the Member and the Member’s representative on a standardized form informing the Member of all the following:

1)	The Member’s right to, and method of obtaining, a fair hearing to contest the denial, deferral, or modification action and the decision the Contractor has made.

2)	The Member’s right to represent himself/herself at the fair hearing or to be represented by legal counsel, friend or other spokesperson.

3)	The name and address of Contractor and the State toll-free telephone number for obtaining information on legal service organizations for representation.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 13

C.	Contractor shall provide required notification to beneficiaries and their authorized representatives in accordance with the time frames set forth in Title 22, CCR, Sections 51014.1 and 53894. Such notice shall be deposited with the United States Postal Service in time for pick-up no later than the third Working day after the decision is made, not to exceed 14 calendar days from receipt of the original request. If the decision is deferred because an extension is requested or justified as explained in Exhibit A, Attachment 5, provision 3, Contractor shall notify the Member in writing of the deferral of the decision no later than 14 calendar days from the receipt of the original request. If the final decision is to deny or modify the request, Contractor shall provide written notification of the decision to Members no later than 28 calendar days from the receipt of the original request.

If the decision regarding a prior authorization request is not made within the time frames indicated in Exhibit A, Attachment 5, provision 3, the decision is considered denied and notice of the denial must be sent to the Member on the date the time frame expires.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 14

MEMBER GRIEVANCE SYSTEM

1.	Member Grievance System

Contractor shall implement and maintain a Member Grievance system in accordance with Title 28, CCR, Section 1300.68 and 1300.68.01, Title 22, CCR, Section 53858, Exhibit A, Attachment 13, provision 4, paragraph D, item 12), and 42 CFR 438.420(a)-(c).

2.	Grievance System Oversight

Contractor shall implement and maintain procedures as described below to monitor the Member’s Grievance system and the expedited review of grievances required under Title 28, CCR, Sections 1300.68 and 1300.68.01 and Title 22, CCR, Section 53858.

A.	Procedure to ensure timely resolution and feedback to complainant.

Provide oral notice of the resolution of an expedited review.

B.	Procedure for systematic aggregation and analysis of the grievance data and use for Quality Improvement.

C.	Procedure to ensure that the grievance submitted is reported to an appropriate level, i.e., medical issues versus health care delivery issues. To this end, Contractor shall ensure that any grievance involving the appeal of a denial based on lack of Medical Necessity, appeal of a denial of a request for expedited resolution of a grievance, or an appeal that involves clinical issues shall be resolved by a health care professional with appropriate clinical expertise in treating the Member’s condition or disease.

D.	Procedure to ensure the participation of individuals with authority to require corrective action. Grievances related to medical quality of care issues shall be referred to the Contractor’s Medical Director.

E.	Procedure to ensure that requirements of Title 22 CCR Section 51014.2 are met regarding services to Members during the grievance process.

F.	Procedure to ensure that the person making the final decision for the proposed resolution of a grievance has not participated in any prior decisions related to the grievance.

G.

Procedures to ensure that Members are given a reasonable opportunity to present, in writing or in person before the individual(s) resolving the grievance, evidence, facts and law in support of their grievance. In the

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 14

case of a grievance subject to expedited review, Contactor shall inform the Member of the limited time available to present evidence. Contractor shall also comply with 42 CFR 438.406(b)(3) concerning a Member’s request to review records in connection with a grievance.

3.	Grievance Log and Quarterly Grievance Report

A.	Contractor shall maintain, and have available for CDHS review, grievance logs, including copies of grievance logs of any sub-contracting entity delegated the responsibility to maintain and resolve grievances. Grievance logs shall include all the required information set forth in Title 22, CCR, Section 53858(e).

B.	Contractor shall submit the quarterly grievance report for Medi-Cal Members only in the form that is required by and submitted to the DMHC as set forth in Title 28, CCR, Section 1300.68(f).

1)	In addition to the types or nature of grievances listed in Title 28, CCR, Section 1300.68(f)(2)((D), the report shall also include, but not be limited to, timely assignments to a provider, issues related to cultural and linguistic sensitivity, and difficulty with accessing specialists.

2)	For the Medi-Cal category of the report, provide the following additional information on each grievance: timeliness of responding to the Member, geographic region, ethnicity, gender, primary language of the Member, and final outcome of the grievance.

C.	Contractor shall submit the quarterly grievance report for Medi-Cal

Members the following quarters: April – June, July – September, October – December, January – March. The report is due 30 calendar days from the date of the end of the reporting quarter.

4.	Responsibilities in Expedited State Fair Hearings

Within two (2) working days of being notified by CDHS or the Department of Social Services (DSS) that a Member has filed a request for fair hearing which meets the criteria for expedited resolution, Contractor shall deliver directly to the designated/appropriate DSS administrative law judge all information and documents which either support, or which the Contractor considered in connection with, the action which is the subject of the expedited fair hearing. This includes, but is not necessarily limited to, copies of the relevant treatment authorization request and notice of action (NOA), plus any pertinent grievance resolution notice. If the NOA or grievance resolution notice are not in English, fully translated copies shall be transmitted to DSS along with copies of the

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Exhibit A, Attachment 14

original NOA and grievance resolution notice. One or more plan representatives with knowledge of the Member’s condition and the reason(s) for the action, which is the subject of the expedited fair hearing, shall be available by phone during the scheduled fair hearing.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 15

MARKETING

1.	Training and Certification of Marketing Representatives

If Contractor conducts Marketing, Contractor shall develop a training and certification program for Marketing Representatives and ensure that all staff performing Marketing activities or distributing Marketing material are appropriately certified.

A.	Contractor is responsible for all Marketing activity conducted on behalf of the Contractor. Contractor will be held liable for any and all violations by any Marketing Representatives. Marketing staff may not provide Marketing services for more than one Contractor. Marketing Representatives shall not engage in Marketing practices that discriminate against an Eligible Beneficiary or Potential Enrollee because of race, color, national origin, creed, ancestry, religion, language, age, gender, marital status, sexual orientation, health status or disability.

B.	Training Program

Contractor shall develop a training program that will train staff and prepare Marketing Representatives for certification. Contractor shall develop a staff orientation and Marketing representative’s training/certification manual. The manual shall, at a minimum, cover the following topics:

1)	An explanation of the Medi-Cal Program, including both FFS and capitated contractors, and eligibility.

2)	Scope of Services

3)	An explanation of the Contractor’s administrative operations and health delivery system program, including the Service Area covered, excluded services, additional services, conditions of enrollment and aid categories.

4)	An explanation of Utilization Management (how the beneficiary is obligated to obtain all non-emergency medical care through the Contractor’s provider network and describing all precedents to receipt of care like referrals, prior authorizations, etc.).

5)	An explanation of the Contractor’s grievance procedures.

6)	An explanation of how a beneficiary disenrolls from the Contractor and conditions for both voluntary and mandatory disenrollment reasons.

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06-55498

Exhibit A, Attachment 15

7)	An explanation of the requirements of confidentiality of any information obtained from Medi-Cal beneficiaries including information regarding eligibility under any public welfare or social services program.

8)	An explanation of how Marketing Representatives will be supervised and monitored to assure compliance with regulations.

9)	An explanation of acceptable communication and sales techniques. This shall include an explanation of prohibited Marketing Representative activities and conduct.

10)	An explanation that discrimination in enrollment and failure to enroll a beneficiary due to a pre-existing medical condition (except for conditions requiring contract-excluded services) are illegal.

11)	An explanation of the consequences of misrepresentation and Marketing abuses (i.e., discipline, suspension of Marketing, termination, civil and criminal prosecution, etc.). The Marketing Representative must understand that any abuse of Marketing requirements can also cause the termination of the Contractor’s contract with the State.

2.	CDHS Approval

A.	Contractor shall not conduct Marketing activities presented in provision 3, paragraph A, subparagraph 2), item d) below, without written approval of its Marketing plan, or changes to its Marketing plan, from CDHS. In cases where the Contractor wishes to conduct an activity not included in provision 3, paragraph A, subparagraph 2), items c) and d) below, Contractor shall submit a request to include the activity and obtain written, prior approval from CDHS. Contractor must submit the written request within 30 calendar days prior to the Marketing event, unless CDHS agrees to a shorter period.

B.	All Marketing materials, and changes in Marketing materials, including but not limited to, all printed materials, illustrated materials, videotaped and media scripts, shall be approved in writing by CDHS prior to distribution.

C.	Contractor’s training and certification program and changes in the training and certification program shall be approved in writing by CDHS prior to implementation.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 15

3.	Marketing Plan

If Contractor conducts Marketing, Contractor shall develop a Marketing plan as specified below. The Marketing plan shall be specific to the Medi-Cal program only. Contractor shall implement and maintain the Marketing plan only after approval from CDHS. Contractor shall ensure that the Marketing plan, all procedures and materials are accurate and do not mislead, confuse or defraud.

A.	Contractor shall submit a Marketing plan to CDHS for review and approval on an annual basis. The Marketing plan, whether new, revised, or updated, shall describe the Contractor’s current Marketing procedures, activities, and methods. No Marketing activity shall occur until the Marketing plan has been approved by CDHS.

1)	The Marketing plan shall have a table of contents section that divides the Marketing plan into chapters and sections. Each page shall be dated and numbered so chapters, sections, or pages, when revised, can be easily identified and replaced with revised submissions.

2)	Contractor’s Marketing plan shall contain the following items and exhibits:

a)	Mission Statement or Statement of Purpose for the Marketing plan.

b)	Organizational Chart and Narrative Description

The organizational chart shall include the Marketing director’s name, address, telephone and facsimile number and key staff positions.

The description shall explain how the Contractor’s internal Marketing department operates, identifying key staff positions, roles and responsibilities, and, reporting relationships including, if applicable, how the Contractor’s commercial Marketing staff and functions interface with its Medi-Cal Marketing staff and functions.

c)	Marketing Locations

All sites for proposed Marketing activities such as annual health fairs, and community events, in which the Contractor proposes to participate, shall be listed.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 15

d)	Marketing Activities

All Marketing methods and Marketing activities Contractor expects to use, or participate in, shall be described. Contractor shall comply with the guidelines described in Title 22, CCR, Sections 53880 and 53881, Welfare and Institutions Code, Sections 10850(b), 14407.1, 14408, 14409, 14410, and 14411, and as follows:

i.	Contractor shall not engage in door to door or cold call Marketing for the purpose of enrolling Members or Potential Enrollees, or for any other purpose.

ii.	Contractor shall obtain CDHS approval to perform in-home Marketing presentations and shall provide strict accountability, including documentation of the prospective Member’s request for an in-home Marketing presentation or a documented telephone log entry showing the request was made.

iii.	Contractor shall not conduct Marketing presentations at primary care sites.

iv.	Include a letter or other document that verifies cooperation or agreement between the Contractor and an organization to undertake a Marketing activity together and certify or otherwise demonstrate that permission for use of the Marketing activity/event site has been granted.

e)	Marketing Materials

Copies of all Marketing materials the Contractor will use for both English and non-English speaking populations shall be included.

A sample copy of the Marketing identification badge and business card that will clearly identify Marketing Representatives as employees of the Contractor shall be included. Marketing identification badges and business cards shall not resemble those of a government agency.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 15

f)	Marketing Distribution Methods

A description of the methods the Contractor will use for distributing Marketing materials.

g)	Monitoring and Reporting Activities

Written formal measures to monitor performance of Marketing Representatives to ensure Marketing integrity pursuant to Welfare and Institutions Code, Section 14408(c).

h)	Miscellaneous

All other information requested by CDHS to assess the Contractor’s Marketing program.

B.	Contractor shall not seek to influence enrollment in conjunction with the sale or offering of any private insurance.

4.	Marketing Event Notification

Contractor shall notify CDHS at least 30 calendar days in advance of Contractor’s participation in all Marketing events. In cases where Contractor learns of an event less than 30 calendar days in advance, Contractor shall provide notification to CDHS immediately. In no instance shall notification be less than 48 hours prior to the event.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 16

ENROLLMENTS AND DISENROLLMENTS

1.	Enrollment Program

Contractor shall cooperate with the CDHS Enrollment program and shall provide to CDHS’ enrollment contractor a list of network providers (provider directory), linguistic capabilities of the providers and other information deemed necessary by CDHS to assist Medi-Cal beneficiaries, and Potential Enrollees, in making an informed choice in health plans. The provider directory will be submitted every six (6) months and in accordance with MMCD Policy Letter 00-02.

2.	Enrollment

Contractor shall accept as Members Medi-Cal beneficiaries in the mandatory and voluntary aid categories as defined in Exhibit E, Attachment 1, Definitions, provision 30. Eligible Beneficiaries, including Medi-Cal beneficiaries in Aid Codes who elect to enroll with the Contractor or are assigned to the Contractor.

A.	Enrollment - General

Eligible Beneficiaries residing within the Service Area of Contractor may be enrolled at any time during the term of this Contract. Eligible Beneficiaries shall be accepted by Contractor in the order in which they apply without regard to race, color, national origin, creed, ancestry, religion, language, age, gender, marital status, sexual orientation, health status, or disability.

B.	Coverage

Member coverage shall begin at 12:01 a.m. on the first day of the calendar month for which the Eligible Beneficiary’s name is added to the approved list of Members furnished by CDHS to Contractor. The term of enrollment shall continue indefinitely unless this Contract expires, is terminated, or the Member is disenrolled under the conditions described in provision 3. Disenrollment.

Contractor shall provide Covered Services to a child born to a Member for the month of birth and the following month. For a child born in the month immediately preceding the mother’s membership, Contractor shall provide Covered Services to the child during the mother’s first month of Enrollment. No additional capitation payment will be made to the Contractor by CDHS.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 16

C.	Exception to Enrollment

A Member in a mandatory aid code category is not required to enroll when a request for an exemption under Title 22, CCR, Section 53887 has been approved.

D.	Enrollment Restriction

Enrollment will proceed unless restricted by CDHS. Such restrictions will be defined in writing and the Contractor notified at least ten (10) calendar days prior to the start of the period of restriction. Release of restrictions will be in writing and transmitted to the Contractor at least ten (10) days calendar prior to the date of the release.

3.	Disenrollment

The enrollment contractor shall process a Member Disenrollment under the following conditions, subject to approval by CDHS, in accordance with the provisions of Title 22, CCR, Section 53891:

A.	Disenrollment of a Member is mandatory when:

1)	The Member requests Disenrollment, subject to any lock-in restrictions on Disenrollment under the federal lock-in option, if applicable.

2)	The Member’s eligibility for Enrollment with Contractor is terminated or eligibility for Medi-Cal is ended, including the death of the Member.

3)	Enrollment was in violation of Title 22, CCR, Sections 53891(a)(2), or requirements of this Contract regarding Marketing, and CDHS or Member requests Disenrollment.

4)	Disenrollment is requested in accordance with Welfare and Institutions Code, Sections 14303.1 regarding merger with other organizations, or 14303.2 regarding reorganizations or mergers with a parent or subsidiary corporation.

5)	There is a change of a Member’s place of residence to outside Contractor’s Service Area.

6)	Disenrollment is based on the circumstances described in Exhibit A, Attachment 11, provision 17. Excluded Services Requiring Member Disenrollment.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 16

Such Disenrollment shall become effective on the first day of the second month following receipt by CDHS of all documentation necessary, as determined by CDHS, to process the Disenrollment, provided Disenrollment was requested at least 30 calendar days prior to that date, except for Disenrollments pursuant to Exhibit A, Attachment 11, provision 17, regarding Major Organ Transplants, for which Disenrollment shall be effective the beginning of the month in which the transplant is approved.

B.	Contractor may recommend to CDHS the Disenrollment of any Member in the event of a breakdown in the “Contractor/Member relationship” which makes it impossible for Contractor’s providers to render services adequately to a Member. Except in cases described in subparagraph 2) below or fraud, Contractor shall make, and document, significant efforts to resolve the problem with the Member through avenues such as reassignment of Primary Care Physician, education, or referral to services (such as mental health or substance abuse programs), before requesting a Contractor-initiated Disenrollment. In cases of Contractor-initiated Disenrollment of a Member, Contractor must submit to CDHS a written request with supporting documentation for Disenrollment based on the breakdown of the “Contractor/Member relationship.” Contractor-initiated Disenrollments must be prior approved by CDHS and shall be considered only under any of the following circumstances:

1)	Member is repeatedly verbally abusive to contracting providers, ancillary or administrative staff, subcontractor staff or to other plan Members.

2)	Member physically assaults a Contractor’s staff person, contracting provider or staff person, or other Member, or threatens another individual with a weapon on Contractor’s premises or subcontractor’s premises. In this instance, Contractor or subcontractor shall file a police or security agency report and file charges against the Member.

3)	Member is disruptive to Contractor operations, in general.

4)	Member habitually uses providers not affiliated with Contractor for non-Emergency Services without required authorizations (causing Contractor to be subjected to repeated provider demands for payment for those services or other demonstrable degradation in Contractor’s relations with community providers).

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Exhibit A, Attachment 16

5)	Member has allowed the fraudulent use of Medi-Cal coverage under the plan, which includes allowing others to use the Member’s plan identification card to receive services from Contractor.

C.	A Member’s failure to follow prescribed treatment (including failure to keep established medical appointments) shall not, in and of itself, be good cause for the approval by CDHS of a Contractor-initiated Disenrollment request unless Contractor can demonstrate to CDHS that, as a result of the failure, Contractor is exposed to a substantially greater and unforeseeable risk than that otherwise contemplated under the Contract and rate-setting assumptions.

D.	The problem resolution attempted prior to a Contractor-initiated Disenrollment described in paragraph B, must be documented by Contractor. A formal procedure for Contractor-initiated Disenrollments shall be established by Contractor and approved by CDHS. As part of the procedure, the Member shall be notified in writing by Contractor of the intent to disenroll the Member for cause and allowed a period of no less than 20 calendar days to respond to the proposed action.

1)	Contractor must submit a written request for Disenrollment and the documentation supporting the request to CDHS for approval. The supporting documentation must establish the pattern of behavior and Contractor’s efforts to resolve the problem. CDHS shall review the request and render a decision in writing within ten (10) Working days of receipt of a Contractor request and necessary documentation. If the Contractor-initiated request for Disenrollment is approved by CDHS, CDHS shall submit the Disenrollment request to the enrollment contractor for processing. Contractor shall be notified by CDHS of the decision, and if the request is granted, shall be notified by the enrollment contractor of the effective date of the Disenrollment. Contractor shall notify the Member of the Disenrollment for cause if CDHS grants the Contractor-initiated request for Disenrollment.

2)	Contractor shall continue to provide Covered Services to the Member until the effective date of the Disenrollment.

E.	Except as provided in paragraph A, subparagraph 6, enrollment shall cease no later than midnight on the last day of the first calendar month after the Member’s Disenrollment request and all required supporting documentation are received by CDHS. On the first day after enrollment ceases, Contractor is relieved of all obligations to provide Covered Services to the Member under the terms of this Contract. Contractor agrees in turn to return to CDHS any capitation payment forwarded to Contractor for persons no longer enrolled under this Contract.

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Exhibit A, Attachment 16

F.	Contractor shall implement and maintain procedures to ensure that all Members requesting Disenrollment or information regarding the Disenrollment process are immediately referred to the enrollment contractor.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit A, Attachment 17

REPORTING REQUIREMENTS

Contract Section	Requirement	Frequency
Exhibit A - SCOPE OF WORK
Attachment 1 ORGANIZATION AND ADMINISTRATION OF THE PLAN
2. A. Key Personnel (Disclosure Form)	Key Personnel (Disclosure Form)	Annually
Attachment 2 FINANCIAL INFORMATION
2. Financial Audit Reports B. 1) or B. 2)	Annual certified Financial Statements and DMHC required reporting forms or Financial Statement	Annually
2. Financial Audit Reports B. 2)	Quarterly Financial Reports	Quarterly
3. Monthly Financial Statements	Monthly Financial Statements (If applicable)	Monthly
Attachment 3 MANAGEMENT INFORMATION SYSTEM
2. Encounter Data Submittal 3rd paragraph	Encounter Data Submittal	Monthly
Attachment 4 QUALITY IMPROVEMENT SYSTEM (QIS)
4. Quality Improvement Committee 3rd paragraph	Quality Improvement Committee meeting minutes	Quarterly
8. Quality Improvement Annual Report	Quality Improvement Annual Report	Annually
9. External Quality Review Requirements A. External Accountability Set (EAS) Performance Measures 2) b)	EAS Performance Measurement Rates	Annually
10. Site Review E. Data Submission	Site Review Data	Semi- Annually
Attachment 6 PROVIDER NETWORK
10. Provider Network Report	Provider Network Report	Quarterly
11. Plan Subcontractors	Plan Subcontractors Report	Quarterly
Attachment 9 ACCESS AND AVAILABILITY
12. Cultural and Linguistic Program C. Group Needs Assessment 4)	Group Needs Assessment Summary Report	Every 5 years

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Exhibit A, Attachment 17

Contract Section	Requirement	Frequency
Attachment 10 SCOPE OF SERVICES
4. Services for Members under Twenty- One(21) Years of Age B. Children’s Preventive Services 5)	Confidential Screening/Billing Report Form, PM 160-PHP	Monthly
7. Services for All Members F. Pharmaceutical Services and Provision of Prescribed Drugs 2)	Report of Changes to the Formulary	Annually
Attachment 12 LOCAL HEALTH DEPARTMENT COORDINATION
4. MOU Monthly Report	Local Health Department - MOU’s Local Mental Health - MOU’s (If deemed necessary)	Monthly
Attachment 13 MEMBER SERVICES
3. Call Center Report	Call Center Report	Quarterly
4. Written Member Information B.	Member Services Guide	Annually
Attachment 14 MEMBER GRIEVANCE SYSTEM
3. Grievance Log and Quarterly Grievance Report	Grievance Report	Quarterly
Attachment 15 MARKETING
3. Marketing Plan A.	Marketing Plan	Annually
Attachment 16 ENROLLMENTS AND DISENROLLMENTS
1. Enrollment Program (Policy Letter 00-02)	Provider Directory	Semi- Annually
Exhibit B - BUDGET DETAIL AND PAYMENT PROVISIONS
12. Payment of Aids Beneficiary Rates A. Compensation at the AIDS Beneficiary Rate (ABR) 1) c)	AIDS Beneficiaries Rate (ABR) Invoice	Monthly

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06-55498

Exhibit A, Attachment 18

IMPLEMENTATION PLAN AND DELIVERABLES

The Implementation Plan and Deliverables section describes CDHS requirements for specific deliverables, activities, and timeframes that the Contractor must complete during the Implementation Period before beginning Operations.

Once the Contract is awarded, the Contractor has 15 calendar days after they sign the Contract to submit a Workplan for each county that describes in detail how and when the Contractor will submit and complete the deliverables to CDHS in accordance with the Implementation Plan and Deliverables section. The Contractor’s Workplan(s) will include a timetable to accomplish the activities to assure timely start-up of operations and contingency plans in the event of implementation delays.

The Implementation Period begins with the effective date of the Contract and extends to the beginning of the Operations Period (approximately 6 months after the effective date of the Contract). The Operations Period is the period of time beginning with the effective date of the first month of operations and continues on through the last month of capitation and services to Members.

The Contractor’s Workplan(s) will identify all of the deliverables, milestones, and timeframes to achieve an orderly sequence of events that will lead to compliance with all contract requirements. CDHS will review and approve each of the Workplan(s). However, Contractor shall not delay the submission of deliverables required in the Workplan(s) while waiting for CDHS approval of previously submitted deliverables required by the Workplan(s). Contractor will continue to submit deliverables based on the milestones and timeframes set forth in the approved CDHS Workplan(s). In the event the Contractor fails to submit all deliverables in accordance with the milestones and timeframes in the approved CDHS Workplan(s), CDHS may impose Liquidated Damages in accordance with Exhibit E, Attachment 2 – Program Terms and Conditions, provision 17, Liquidated Damages Provisions.

In the event that this section omits a deliverable required by the Contract, the Contractor will still be responsible to assure that all contract requirements are met. Upon successful completion of the Implementation Plan and Deliverables section requirements, CDHS will authorize, in writing, that the Contractor may begin the Operations Period.

Knox-Keene Licensure

If not currently licensed to operate in awarded service area, a complete material modification to operate in the service area must be submitted to the DMHC within 30 working days of award of contract. Submit proof of the material modification submission to CDHS concurrently. Operation shall not begin until the material modification is approved by DMHC. Contractor shall submit a copy of their Knox-Keene license.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

1.	Organization and Administration of Plan

A.	Submit documentation of employees (current and former State employees) who may present a conflict of interest.

B.	Submit a complete organizational chart.

C.	If the Contractor is a subsidiary organization, submit an attestation by the parent organization that this Contract will be a high priority to the parent organization.

D.	Submit an attestation that the medical decisions made by the medical director will not be unduly influenced by fiscal or administrative management.

E.	Submit policies and procedures describing the representation and participation of Medi-Cal Members on Contractor’s Public Policy Advisory Committee.

F.	Submit the following Knox-Keene license exhibits and forms reflecting current operation status:

1)	Type of Organization: Submit the following applicable exhibits and forms as appropriate for its type of organization and administration of the health plan.

i.	Corporation: Exhibits F-1-a-i through F-1-a-iii and Corporation Information Form, Form HP 1300.51-A. (See Appendix 8 of the Central Valley Counties RFP)

ii.	Partnership: Exhibits F-1-b-i and F-1-b-ii and Partnership Information Form, Form HP 1300.51-B. (See Appendix 9 of the Central Valley Counties RFP)

iii.	Sole Proprietorship: Exhibit F-1-c and Sole Proprietorship Information Form, Form HP 1300.51-C. (See Appendix 10 of the Central Valley Counties RFP)

iv.	Other Organization: Exhibits F-1-d and F-1-d-ii, and Information Form for other than Corporations, Partnerships, and Sole Proprietorships, Form HP 1300.51-D.

v.	Public Agency: Exhibits F-1-e-I through F-1-e-iii.

Title	28, CCR, Section 1300.51(d)(F)(1)(a) through (e)

2)	Exhibit F-1-f: Individual Information Sheet (Form HP 1300.51.1) for each person named in response to item 1) above. (See Appendix 11 of the Central Valley Counties RFP) Title 28, CCR, Section 1300.51(d)(F)(1)(f)

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

3)	Exhibits F-2-a and F-2-b: contracts with Affiliated person, Principal Creditors and Providers of Administrative Services.

4)	Exhibit F-3 Other Controlling Persons. Title 28, CCR, Section 1300.51(d)(F)

5)	In addition to Exhibits F, Contractor shall demonstrate compliance with requirements of Title 22, CCR, Sections 53874 and 53600. Identify any individual named in this item b. that was an employee of the State of California in the past 12 months. Describe their job position and function while a State employee.

G.	Submit Exhibit M-2: Statements as to each person identified in Section L. Technical Proposal Requirements, provision 1. Organization and Administration, a. 2) (Exhibit L) and 3). (Exhibit M-1)

Title 28, CCR, Section 1300.51(d)(M)(2)

H.	Submit Exhibits N-1 and N-2: Contracts for Administrative Services.

Title 28, CCR, Section 1300.51(d)(N)(2)

I.	If, within the last five (5) years, Contractor has had a contract terminated or not renewed for poor performance, nonperformance, or any other reason, Contractor shall submit a summary of the circumstances surrounding the termination or non-renewal. Describe the parties involved, including address(es) and telephone number(s). Describe the Contractor’s corrective actions to prevent future occurrences of any problems identified.

J.	Contractor shall describe provisions and arrangements, existing, and proposed, for including Medi-Cal Members in their Public Policy Advisory Committee development process. Identify the composition and meeting frequency of any committee participating in establishing the Contractor’s public policy. Describe the frequency of the committee’s report submission to the Contractor’s Governing Body, and the Governing body, and the Governing Body’s process for handling reports and recommendations after receipt.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

2.	Financial Information

All submitted financial information must adhere to Generally Accepted Accounting Principles (GAAP), unless otherwise noted.

Note:	Where Knox-Keene license exhibits are requested, the descriptions of exhibit content may have been amended to address Medi-Cal program needs or industry terminology.

A.	Submit most recent audited annual financial reports

B.	Submit quarterly financial statements with the most recent quarter prior to execution of the Contract.

C.	Submit the following Knox-Keene license exhibits reflecting projected financial viability:

1)	Exhibit HH-1

2)	Exhibit HH-2

(Title 28, CCR, Section 1300.76)

3)	In addition to Exhibit HH-2, include projected Medi-Cal enrollment for each month and cumulative Member months for quarterly financial projections.

D.	Submit Knox-Keene license Exhibit HH-6. Include the following:

1)	Exhibit HH-6-a

2)	Exhibit HH-6-b

3)	Exhibit HH-6-c

4)	Exhibit HH-6-d

5)	Exhibit HH-6-e

Title 28, CCR, Section 1300.51(d)(HH)

E.	Describe any risk sharing or incentive arrangements. Explain any intent to enter into a stop loss option with CDHS. Also describe any reinsurance and risk-sharing arrangements with any subcontractors shown in this Proposal. Submit copies of all policies and agreements. For regulations related to Assumption of Financial Risk and Reinsurance, see Title 22, CCR, Sections 53863 and 53868.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

F.	Fiscal Arrangements: Submit the following Knox-Keene license exhibits reflecting current operation status:

1) Exhibit II-1

2) Exhibit II-2

3) Exhibit II-3

Title 28, CCR, Section 1300.51(d)(II)

G.	Describe systems for ensuring that subcontractors, who are at risk for providing services to Medi-Cal Members, as well as any obligations or requirements delegated pursuant to a Subcontract, have the administrative and financial capacity to meet its contractual obligations.

Title 28, CCR Section 1300.70(b)(2)(H)1. Title 22, CCR, Section 53250.

H.	Submit financial policies that relate to Contractor’s systems for budgeting and operations forecasting. The policies should include comparison of actual operations to budgeted operations, timelines used in the budgetary process, number of years prospective forecasting is performed, and variance analysis and follow-up procedures.

I.	Describe process to ensure timely filing of required financial reports. The description should include mechanisms for systems oversight for generating financial and operational information, including a tracking system with lead times and due dates for quarterly and annual reports. Describe how this process coincides with the organization’s management information system. Additionally, Contractor shall describe how it will comply with the Administrative cost requirements in Title 22, CCR, Section 53864(b).

J.	Submit policies and procedures for a system to evaluate and monitor the financial viability of all subcontracting entities.

3.	Management Information System

Note:	Contractor’s readiness for operation will be reviewed against the “Model MIS Guidelines” (Appendix 4 of the Central Valley Counties RFP). See Appendix 6 of the Central Valley Counties RFP for additional information.

A.	Submit a completed MCO Baseline Assessment Form (see Appendix 5 of the Central Valley Counties RFP).

B.	If procuring a new MIS or modifying a current system, Contractor shall provide a detailed implementation plan that includes:

1) Outline of the tasks required;

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

2) The major milestones;

3) The responsible party for all related tasks;

The implementation plan must also include:

1) A full description of the acquisition of software and hardware, including the schedule for implementation;

2) Full documentation of support for software and hardware by the manufacturer or other contracted party;

3) System test flows through a documented process that has specific control points where evaluation data can be utilized to correct any deviations from expected results;

4) Documentation of system changes related to Exhibit G, Health Insurance Portability and Accountability Act (HIPAA) requirements.

C.	Submit a detailed description of how Proposer will monitor the flow of encounter data from provider level to the organization.

D.	Submit Encounter data test tape produced from State supplied data.

E.	Submit policies and procedures for the complete, accurate, and timely submission of Encounter-level data.

F.	Submit a work plan for compliance with Exhibit G, Health Insurance Portability and Accountability Act (HIPAA).

G.	Submit the data security, backup, or other data disaster processes used in the event of a MIS failure.

H.	Submit a detailed description of the proposed and/or existing MIS as it relates to the following subsystems;

1) Financial

2) Member/Eligibility

3) Provider

4) Encounter/Claims

5) Quality Management/Utilization

I.	Submit a sample and description of the following reports generated by the MIS;

1) Member roster

2) Provider Listing

3) Capitation payments

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

4) Cost and Utilization

5) System edits/audits

6) Claims payment status/processing

7) Quality Assurance

8) Utilization

9) Monitoring of Complaints

4.	Quality Improvement System

A.	Submit a flow chart and/or organization chart identifying all components of the QIS and who is involved and responsible for each activity.

B.	Submit policies that specify the responsibility of the Governing Body in the QIS.

C.	Submit policies for the QI Committee including membership, activities, roles and responsibilities.

D.	Submit procedures outlining how providers will be kept informed of the written QIS, its activities and outcomes.

E.	Submit policies and procedures related to the delegation of the QIS activities.

F.	Submit boilerplate Subcontract language showing accountability of delegated QIS functions and responsibilities.

G.	Submit a written description of the QIS.

H.	Policies and procedures to address how the Contractor will meet the requirements of:

1)	External Accountability Set (EAS) Performance Measures

2)	Quality Improvement Projects

3)	Consumer Satisfaction Survey

I.	Submit policies and procedures for performance of Primary Care Provider site reviews.

J.	Submit a list of sites to be reviewed prior to initiating plan operation

K.	Submit the aggregate results of pre-operational site review to CDHS at least six (6) weeks prior to Plan operation. The aggregate results shall include all data elements defined by CDHS.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

L.	Submit policies and procedures for reporting any disease or condition to public health authorities.

M.	Submit policies and procedures for credentialing and re-credentialing.

N.	Submit policies and procedures for appropriate handling and maintenance of medical records regardless of form (electronic, paper, etc.).

5.	Utilization Management

A.	Submit written description of UM program that describes appropriate processes to be used to review and approve the provision of medical services.

B.	Submit policies and procedures for pre-authorization, concurrent review, and retrospective review.

C.	Submit a list of services requiring prior authorization and the utilization review criteria.

D.	Submit policies and procedures for the utilization review appeals process for providers and members.

E.	Submit policies and procedures that specify timeframes for medical authorization.

F.	Submit policies and procedures to detect both under- and over-utilization of health care services.

G.	Submit policies and procedures showing how delegated activities will be regularly evaluated for compliance with Contract requirements and, that any issues identified through the UM program are appropriately resolved, and that UM activities are properly documented and reported.

6.	Provider Network

A.	Submit complete provider network showing the ability to serve sixty percent (60%) of the Eligible Beneficiaries in the county pursuant to the Contract.

B.	Submit policies and procedures describing how Contractor will monitor provider to patient ratios to ensure they are within specified standards.

C.	Submit policies and procedures regarding physician supervision of non-physician medical practitioners.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

D.	Submit policies and procedures for providing emergency services.

E.	Submit a complete list of specialists by type within the Contractor’s network.

F.	Submit policies and procedures for how Contractor will meet Federal requirements for access and reimbursement for in-Plan and/or out-of-Plan FQHC services.

G.	Submit a GeoAccess report (or similar) showing that the proposed provider network meets the appropriate time and distance standards set forth in the Contract.

H.	Submit a policy regarding the availability of a health plan physician 24-hours a day, 7-days a week, and procedures for communicating with emergency room personnel.

I.	Submit a report containing the names of all subcontracting provider groups (see Exhibit A, Attachment 6, provision 11).

J.	Submit an analysis demonstrating the ability of the Contractor’s provider network to meet the ethnic, cultural, and linguistic needs of the Contractor’s Members.

K.	Submit all boilerplate Subcontracts.

L.	Submit policies and procedures that establish Traditional and Safety-Net Provider participation standards.

M.	Submit an attestation as to the percentage of Traditional and Safety-Net Providers in the Contractor’s network and agreement to maintain that percentage.

7.	Provider Relations

A.	Submit policies and procedures for provider grievances.

B.	Submit a written description of how Contractor will communicate the provider grievance process to subcontracting and non-contracting providers.

C.	Submit protocols for payment and communication with non-contracting providers.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

D.	Submit copy of provider manual.

E.	Submit a schedule of provider training to be conducted during year one of operation. Include date, time and location, and complete curriculum.

F.	Submit protocols for communicating and interacting with all emergency departments in the Service Area.

8.	Provider Compensation Arrangements

A.	Submit policies and procedures regarding timing of capitation payments to primary care providers or clinics.

B.	Submit description of any physician incentive plans.

C.	Submit policies and procedures for processing and payment of claims.

D.	Submit policies regarding the prohibition of a claim or demand for services provided under the Medi-Cal managed care contract, to any Medi-Cal member.

E.	Submit Federally Qualified Health Centers (FQHC), Rural Health Clinics (RHC), and Indian Health Service Facilities Subcontracts.

F.	Submit policies and procedures for the reimbursement of Non-Contracting Certified Nurse Midwives (CNM) and Certified Nurse Practitioners (CNP).

G.	Submit policies and procedures for the reimbursement to local health department and non-contracting family planning providers for the provision of family planning service, STD episode, and HIV testing and counseling.

H.	Submit policies and procedures for the reimbursement of immunization services to local health department.

I.	Submit policies and procedures regarding payment to non-contracting emergency services providers. Include schedule of per diem rates and/or Fee-for-service rates for each of the following provider types;

1)	Primary Care Providers

2)	Medical Groups and Independent Practice Associations

3)	Specialists

4)	Hospitals

5)	Pharmacies

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

9.	Access and Availability

A.	Submit policies and procedures that include standards for:

1) Appointment scheduling

2) Routine specialty referral

3) First prenatal visit

4) Waiting times

5) Urgent care

6) After-hours calls

7) Unusual specialty services

B.	Submit policies and procedures for the timely referral and coordination of Covered Service to which the Contractor or subcontractor has objections to perform or otherwise support.

C.	Submit policies and procedures for standing referrals.

D.	Submit policies and procedures regarding 24-hr./day access without prior authorization, follow-up and coordination of emergency care services.

E.	Submit policies and procedures regarding access to Nurse Midwives and Nurse Practitioners.

F.	Submit applicable section of Member Services Guide stating Member’s right to access family planning services without prior authorization.

G.	Submit policies and procedures for the provision of and access to:

1) Family planning services

2) Sexually transmitted disease treatment

3) HIV testing and counseling services

4) Pregnancy termination

5) Minor consent services

6) Immunizations

H.	Submit policies and procedures regarding access for disabled members pursuant to the Americans with Disabilities Act of 1990.

I.	Submit policies and procedures regarding Contractor and subcontractor compliance with the Civil Rights Act of 1964.

J.	Submit a written description of the Cultural and Linguistic Services Program.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

K.	Submit a timeline and work plan for the development and performance of a Group Needs Assessment.

L.	Submit policies and procedures for providing cultural competency, sensitivity or diversity training for staff, providers, and subcontractors.

M.	Submit policies and procedures for monitoring and evaluation of the Cultural and Linguistic Services Program.

N.	Submit policies and procedures for the provision of 24-hour interpreter services at all provider sites.

O.	Submit policies and procedures describing the membership of the Community Advisory Committee (CAC) and how the Contractor will ensure the CAC will be involved in appropriate policy decisions.

10.	Scope of Services

A.	Submit policies and procedures for providing Initial Health Assessments (IHA) for adults and children. Include components (including Behavioral Health Assessment) of the IHA.

B.	Submit policies and procedures, including standards, for the provision of the following services for Members under 21 years of age:

1)	Children’s preventive services

2)	Immunizations

3)	Blood Lead screens

4)	Screening for Chlamydia

5)	EPSDT supplemental services

C.	Submit policies and procedures for the provision of adult preventive services, including immunization.

D.	Submit policies and procedures for the provision of services to pregnant women, including:

1)	Prenatal care

2)	Use of American College of Obstetricians and Gynecologists (ACOG) standards and guidelines

3)	Comprehensive risk assessment tool for all pregnant women

4)	Referral to specialists

E.	Submit a list of appropriate hospitals available within the provider network that provide necessary high-risk pregnancy services.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

F.	Provide a detailed description of health education system including policies and procedures regarding delivery of services, administration and oversight.

G.	Provide a list and schedule of all health education classes and/or programs.

H.	Submit policies and procedures for the provision of:

1) Hospice care

2) Vision care – Lenses

3) Mental health services

4) Tuberculosis services

I.	Submit standards and guidelines for the provision of Pharmaceutical services and prescribed Drugs.

J.	Submit a complete drug formulary.

K.	Submit a process for review of drug formulary.

L.	Submit policies and procedures for conducting drug utilization reviews.

11.	Case Management and Coordination of Care

A.	Submit procedures for monitoring the coordination of care provided to Members.

B.	Submit policies and procedures for coordinating care of Members who are receiving services from a targeted case management provider.

C.	Submit policies and procedures for the referral of Members under the age of 21 years that require case management services.

D.	Submit policies and procedures for a disease management program. Include policies and procedures for identification and referral of Members eligible to participate in the disease management program.

E.	Submit policies and procedures for referral and coordination of care for Members in need of Specialty Mental Health Services from the local Medi-Cal mental health plan or other community resources.

F.	Submit policies and procedures for resolving disputes between Contractor and the local mental health plan.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

G.	Submit policies and procedures for identification, referral and coordination of care for Members requiring alcohol or substance abuse treatment services from both within and, if necessary, outside the Contractor’s Service Area.

H.	Submit a detailed description of Contractor’s program for Children with Special Health Care Needs (CSHCN).

I.	Submit policies and procedures for identifying and referring children with CCS-eligible conditions to the local CCS program.

J.	Submit policies and procedures for the identification, referral and coordination of care for Members with developmental disabilities in need of non-medical services from the local Regional Center and the DDS-administered Home and Community Based Waiver program.

K.	Submit policies and procedures for the identification, referral and coordination of care for Members at risk of developmental delay and eligible to receive services from the local Early Start program.

L.	Submit policies and procedures for case management coordination of care of LEA services, including primary care physician involvement in the development of the Member’s Individual Education Plan or Individual Family Service Plan.

M.	Submit policies and procedures for case management coordination of care of Members who receive services through local school districts or school sites.

N.	Submit a description of the cooperative arrangement Contractor has with the local school districts, including the Subcontracts or written protocols/guidelines, if applicable.

O.	Submit policies and procedures describing the cooperative arrangement that Contractor has regarding care for children in Foster Care.

P.	Submit policies and procedures for identification and referral of Members eligible to participate in the HIV/AIDS Home and Community Based Waiver Program.

Q.	Submit policies and procedures for the provision of dental screening and covered medical services related to dental services.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

R.	Submit policies and procedures for coordination of care and case management of Members with the LHD TB Control Officer.

S.	Submit policies and procedures for the assessment and referral of Members with active TB and at risk of non-compliance with TB drug therapy to the LHD.

T.	Procedures to identify and refer eligible Members for WIC services.

U.	Submit policies and procedures for the assessment and subsequent disenrollment of Members eligible for the following services:

1)	Long-term care

2)	Major organ transplants

3)	Waiver programs

12.	Local Health Department Coordination

A.	Submit executed Subcontracts or documentation substantiating Contractor’s efforts to enter into Subcontracts with the LHD for the following public health services:

1)	Family planning services

2)	STD services

3)	HIV testing and counseling

4)	Immunizations

B.	Submit executed Subcontracts, Memoranda of Understanding, or documentation substantiating Contractor’s efforts to negotiate an agreement with the following programs or agencies:

1)	California Children Services (CCS)

2)	Maternal and Child Health

3)	Child Health and Disability Prevention Program (CHDP)

4)	Tuberculosis Direct Observed Therapy

5)	Women, Infants, and Children Supplemental Nutrition Program (WIC)

6)	Regional centers for services for persons with developmental disabilities.

C.	Executed MOU or documentation substantiating Contractor’s efforts to negotiate a MOU with the local mental health plan.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

13.	Member Services

A.	Submit policies and procedures that address Member’s rights and responsibilities. Include method for communicating them to both Members and providers.

B.	Submit policies addressing Member’s rights to confidentiality of medical information. Include procedures for release of medical information.

C.	Submit policies and procedures for addressing advance directives.

D.	Submit policies and procedures for the training of Member Services staff.

E.	Submit policies and procedures regarding the development content and distribution of Member information. Address appropriate reading level and translation of materials.

F.	Submit final draft of Member Identification Card and Member Services Guide.

G.	Submit policies and procedures for notifying Members of changes in availability or location of Covered Services.

H.	Submit policies and procedures for Member selection of a primary care physician or non-physician medical practitioner.

I.	Submit policies and procedures for Member assignment to a primary care physician.

J.	Submit policies and procedures for notifying primary care provider that a member has selected or been assigned to the provider within 7-days.

K.	Submit policies and procedures demonstrating how, upon entry into the Contractor’s network, the relationship between traditional and safety-net providers and their patients is not disrupted, to the maximum extent possible.

L.	Submit policies and procedures for notifying Members for denial, deferral, or modification of requests for Prior Authorization.

14.	Member Grievance System

A.	Submit policies and procedures relating to Contractor’s Member Grievance system.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit A, Attachment 18

B.	Submit policies and procedures for Contractor’s oversight of the Member Grievance system for the receipts, processing and distribution including the expedited review of grievances. Please include a flow chart to demonstrate the process.

C.	Submit format for Quarterly Grievance Log and Report.

15.	Marketing

A.	Submit policies and procedures for training and certification of marketing representatives.

B.	Submit a description of training program, including the marketing representative’s training/certification manual.

C.	Submit Contractor’s marketing plan.

D.	Submit copy of boilerplate request form used to obtain CDHS approval of participation in a marketing event.

16.	Enrollments and Disenrollments

A.	Submit policies and procedures for how Contractor will update and maintain accurate information on its contracting providers.

B.	Submit policies and procedures for how Contractor will access and utilize enrollment data from CDHS.

C.	Submit policies and procedures relating to Member disenrollment, including, Contractor-initiated disenrollment.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

I. Budget Detail and Payment Provisions

1.	Budget Contingency Clause

2.	Amounts Payable

3.	Contractor Risk in Providing Services

4.	Capitation Rates

5.	Capitation Rates Constitute Payment in full

6.	Determination of Rates

7.	Redetermination of Rates-Obligation Changes

8.	Reinsurance

9.	Catastrophic Coverage Limitation

10.	Financial Performance Guarantee

11.	Recovery of Capitation Payments

12.	Payment of Aids Beneficiary Rate

II. Exhibit B, Attachment 1 – Capitation Rate Sheets

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

1.	Budget Contingency Clause

A.	It is mutually agreed that if the Budget Act of the current year and/or any subsequent years covered under this Agreement does not appropriate sufficient funds for the program, this Agreement shall be of no further force and effect. In this event, the State shall have no liability to pay any funds whatsoever to Contractor or to furnish any other considerations under this Agreement and Contractor shall not be obligated to perform any provisions of this Agreement.

B.	If funding for any fiscal year is reduced or deleted by the Budget Act for purposes of this program, the State shall have the option to either cancel this Agreement with no liability occurring to the State, or offer an agreement amendment to Contractor to reflect the reduced amount.

2.	Amounts Payable

A.	The amounts payable under this agreement shall not exceed:

1)	[ILLEGIBLE] for the 2006/07 Fiscal Year ending June 30, 2007.

2)	[ILLEGIBLE] for the 2007/08 Fiscal Year ending June 30, 2008.

3)	[ILLEGIBLE] for the 2008/09 Fiscal Year ending June 30, 2009.

B.	Reimbursement shall be made for allowable expenses up to the amount annually encumbered commensurate with the state fiscal year in which services are performed and/or goods are received.

3.	Contractor Risk In Providing Services

Contractor will assume the total risk of providing the Covered Services on the basis of the periodic capitation payment for each Member, except as otherwise allowed in this Contract. Any monies not expended by the Contractor after having fulfilled obligations under this Contract will be retained by the Contractor.

4.	Capitation Rates

A.	CDHS shall remit to Contractor a capitation payment each month for each Medi-Cal Member that appears on the approved list of Members supplied to Contractor by CDHS. The capitation rate shall be the amount specified below. The payment period for health care services shall commence on the first day of operations, as determined by CDHS. Capitation payments shall be made in accordance with the following schedule of capitation payment rates at the end of the month:

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

MEDI-CAL ONLY
For the period effective 04/01/07		Riverside*
Groups	Aid Codes	Rate
Family	01, 0A, 02, 03, 04, 08, 30, 32, 33, 34, 35, 38, 39, 40, 42, 45, 47, 54, 59, 72, 82, 3A, 3C, 3E, 3G, 3H, 3L, 3M, 3N, 3P, 3R, 3U, 3W, 4A, 4C, 4F, 4G, 4K, 4M, 5K, 5X, 7A, 7J, 7X, 8P, 8R

Disabled	20, 24, 26, 36, 60, 64, 66, 6A, 6C, 6E, 6H, 6J, 6N, 6P, 6V, 2E

Aged	10, 14, 16, 1E, 1H

Adult	86

Aids Beneficiary

Breast and Cervical Cancer Treatment Program	0N, 0P

MEDI-CAL ONLY
For the period effective 04/01/07		San Bernardino*
Groups	Aid Codes	Rate
Family	01, 0A, 02, 03, 04, 08, 30, 32, 33, 34, 35, 38, 39, 40, 42, 45, 47, 54, 59, 72, 82, 3A, 3C, 3E, 3G, 3H, 3L, 3M, 3N, 3P, 3R, 3U, 3W, 4A, 4C, 4F, 4G, 4K, 4M, 5K, 5X, 7A, 7J, 7X, 8P, 8R

Disabled	20, 24, 26, 36, 60, 64, 66, 6A, 6C, 6E, 6H, 6J, 6N, 6P, 6V, 2E

Aged	10, 14, 16, 1E, 1H

Adult	86

Aids Beneficiary

Breast and Cervical Cancer Treatment Program	0N, 0P

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

DUAL ELIGIBLES – MEDI-CAL AND MEDICARE (Part D)

For the period effective 04/01/07		Riverside*
Groups	Aid Codes	Rate
Disabled Duals	20, 24, 26, 36, 60, 64, 66, 6A, 6C, 6E, 6H, 6J, 6N, 6P, 6V, 2E

Aged Duals	10, 14, 16, 1E, 1H

Aids Beneficiary Duals

DUAL ELIGIBLES – MEDI-CAL AND MEDICARE (Part D)
For the period effective 04/01/07		San Bernardino*
Groups	Aid Codes	Rate
Disabled Duals	20, 24, 26, 36, 60, 64, 66, 6A, 6C, 6E, 6H, 6J, 6N, 6P, 6V, 2E

Aged Duals	10, 14, 16, 1E, 1H

Aids Beneficiary Duals

*	The rates for the 2006/07 Rate Period have not been developed as of the effective date of this contract. Reimbursement for Riverside and San Bernardino counties which become operational April 1, 2007 will be reimbursed at the above 1/1/06 – 9/30/06 rates from the 2005/06 rate period until the 2006/07 Rate Period rates are implemented via a contract Change Order or Amendment.

B.	If CDHS creates a new aid code that is split or derived from an existing aid code covered under this Contract, and the aid code has a neutral revenue effect for the Contractor, then the split aid code will automatically be included in the same aid code rate group as the original aid code covered under this Contract Contractor agrees to continue providing Covered Services to the Members at the monthly capitation rate specified for the original aid code CDHS shall confirm all aid code splits, and the rates of payment for such new aid codes, in writing to Contractor as soon as practicable after such aid code splits occur.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

C.	Pursuant to Title 42, Code of Federal Regulations, Section 438.6(c)(2)(ii), the actuarial basis for the computation of the capitation payment rates shall be set forth in CDHS’ most recent version of the annually-published Rate Manual for the rate period that is identified in the Capitation Rate Sheets attached hereto in Exhibit B, Attachment 1. Said Rate Manual is incorporated by reference in Exhibit E, Provision 1.

5.	Capitation Rates Constitute Payment In Full

Capitation rates for each rate period, as calculated by CDHS, are prospective rates and constitute payment in full, subject to any stop loss reinsurance provisions, on behalf of a Member for all Covered Services required by such Member and for all Administrative Costs incurred by the Contractor in providing or arranging for such services. CDHS is not responsible for making payments for recoupment of losses.

6.	Determination Of Rates

A.	CDHS shall determine the capitation rates for the initial period April 1, 2007 or the Contract effective date of operations, through September 30, 2007. Subsequent to September 30, 2007 and through the duration of the Contract, CDHS shall make an annual redetermination of rates in accordance with Title 22, CCR, Section 53869 for each rate year defined as the 12-month period from October 1, through September 30. CDHS reserves the right to establish rates on an actuarial basis for each rate year. All payments and rate adjustments are subject to appropriations of funds by the Legislature and the Department of Finance approval. Further, all payments are subject to the availability of Federal congressional appropriation of funds.

B.	Once CDHS establishes rates on an actuarially sound basis, it shall determine whether the rates shall be increased, decreased, or remain the same. If it is determined by CDHS that Contractor’s capitation rates shall be increased or decreased, the increase or decrease shall be effectuated through a change order to this Contract in accordance with the provisions of Exhibit E, Attachment 2, provision 4. Change Requirements, subject to the following provisions:

1)	The change order shall be effective as of October 1 of each year covered by this Contract.

2)	In the event there is any delay in a determination to increase or decrease capitation rates, so that a change order may not be processed in time to permit payment of new rates commencing

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

October 1, the payment to Contractor shall continue at the rates then in effect. Those continued payments shall constitute interim payment only. Upon final approval of the change order providing for the rate change, CDHS shall make retroactive adjustments for those months for which interim payment was made.

3)	By accepting payment of new annual rates prior to full approval by all control agencies of the change order to this Contract implementing such new rates, Contractor stipulates to a confession of judgment for any amounts received in excess of the final approved rate. If the final approved rate differs from the rates established by CDHS or agreed upon by Contractor and CDHS:

a)	Any underpayment by the State shall be paid to Contractor within 30 calendar days after final approval of the new rates.

b)	Any overpayment to Contractor shall be recaptured by the State’s withholding the amount due from Contractor’s next capitation check. If the amount to be withheld from that capitation check exceeds 25 percent of the capitation payment for that month, amounts up to 25 percent shall be withheld from successive capitation payments until the overpayment is fully recovered by the State.

4)	If mutual agreement between CDHS and Contractor cannot be attained on capitation rates for rate years subsequent to September 30, 2007 resulting from a rate change pursuant to this provision 6 or provision 7 below, Contractor shall retain the right to terminate the Contract, but no earlier than September 30, 2008. Notification of intent to terminate a Contract shall be in writing and provided to CDHS at least nine months prior to the effective date of termination, subject to any earlier termination date negotiated in accordance with Exhibit E, Attachment 2, provision 14, regarding Termination – Contractor. CDHS shall pay the capitation rates last offered for that rate period until the Contract is terminated.

5)	CDHS shall make every effort to notify and consult with Contractor regarding proposed redetermination of rates pursuant to this section or provision 7, below at the earliest possible time prior to implementation of the new rate.

7.	Redetermination Of Rates - Obligation Changes

The capitation rates may be adjusted during the rate year to provide for a change in obligations that results in an increase or decrease of more than one percent of

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

cost (as defined in Title 22, CCR, Section 53869) to the Contractor. Any adjustments shall be effectuated through a change order to the Contract subject to the following provisions:

A.	The change order shall be effective as of the first day of the month in which the change in obligations is effective, as determined by CDHS.

B.	In the event CDHS is unable to process the change order in time to permit payment of the adjusted rates as of the month in which the change in obligations is effective, payment to Contractor shall continue at the rates then in effect. Continued payment shall constitute interim payment only. Upon final approval of the change order providing for the change in obligations, CDHS shall make adjustments for those months for which interim payment was made.

C.	CDHS and Contractor may negotiate an earlier termination date, pursuant to Exhibit E, Attachment 2, provision 14, regarding Termination – Contractor, if a change in contractual obligations is created by a State or Federal change in the Medi-Cal program, or a lawsuit, that substantially alters the financial assumptions and conditions under which Contractor entered into this Contract, such that Contractor can demonstrate to the satisfaction of CDHS that it cannot remain financially solvent until the termination date that would otherwise be established under this provision.

8.	Reinsurance

A.	Contractor may obtain reinsurance (stop loss coverage) through CDHS or other insurers to ensure maintenance of adequate capital by Contractor for the cost of providing Covered Services under this Contract. Reinsurance will not limit the Contractor’s liability below $5,000 per Member for any 12-month period as specified by CDHS. The Contractor may obtain reinsurance for both of the factors described in Title 22, CCR, Section 53252 (a)(2)(A) & (B).

B.	If Contractor selects State reinsurance, Contractor will submit a reinsurance claim form along with copies of the actual claims upon exceeding the reinsurance threshold. As part of the processing, actual claims are priced to appropriate Medi-Cal rates and the appropriate amount in excess of the reinsurance threshold is remitted to the Contractor by CDHS.

1)	Claims submitted will not be paid by CDHS unless received by CDHS not later than the last day of the sixth month following the end of the 12-month contract period in which they were incurred.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

2)	The time specified for submission of claims may be extended for a period not to exceed one year upon a finding of “good cause” by the Director in the following circumstances:

a)	Where the claim involves health coverage, other than Medi-Cal, and the delay is necessary to permit the Contractor to obtain payment, partial payment, or proof of non-liability of that other health coverage.

b)	Where the claim submission was delayed due to eligibility certification or determination by the State or county.

c)	Where there was substantial interference with claim submission due to damage to, or destruction of, the Contractor’s (or subcontractor’s) business office or records by a natural disaster, including fire, flood or earthquake, or other similar circumstances.

d)	Where delay in claims submission was due to other circumstances that are clearly beyond the control of the Contractor. Circumstances that will not be considered beyond the control of the Contractor include, but are not limited to:

i.	Negligence or delay of the Contractor or Contractor’s employees, agents, and subcontractors.

ii.	Misunderstanding of or unfamiliarity with Medi-Cal regulations, or the terms of this Contract.

iii.	Illness, absence or other incapacity of a Contractor’s employee, agent, or subcontractor responsible for preparation and submission of claims.

iv.	Delays caused by the United States Postal Service or any private delivery service.

9.	Catastrophic Coverage Limitation

CDHS may limit the Contractor’s liability to provide or arrange and pay for care for illness of, or injury to Members, which results from or is greatly aggravated by, a catastrophic occurrence or disaster. Contractor will return a prorated amount of the capitation payment following the CDHS Director’s invocation of the catastrophic coverage limitation. The amount returned will be determined by dividing the total capitation payment by the number of days in the month. The amount will be returned to CDHS for each day in the month after the Director has invoked the catastrophic coverage limitation clause.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

10.	Financial Performance Guarantee

Contractor shall provide satisfactory evidence of, and maintain Financial Performance Guarantee in, an amount equal to at least one month’s capitation payment, in a manner specified by CDHS. At the Contractor’s request, and with CDHS approval, Contractor may establish a phase-in schedule to accumulate the required Financial Performance Guarantee. Contractor may elect to satisfy the Financial Performance Guarantee requirement by receiving payment on a post payment basis. The Financial Performance Guarantee shall remain in effect for a period not exceeding 90 calendar days following termination or expiration of this Contract unless CDHS has a financial claim against Contractor. Further rights and obligations of the Contractor and the Department, in regards to the Financial Performance Guarantee, shall be as specified in Title 22, CCR, Section 53865.

11.	Recovery Of Capitation Payments

CDHS shall have the right to recover from Contractor amounts paid to Contractor in the following circumstances as specified:

A.	If CDHS determines that a Member has either been improperly enrolled due to ineligibility of the Member to enroll in Contractor’s plan, residence outside of Contractor’s Service Area, or pursuant to Title 22, Section 53891(a)(2), or should have been disenrolled with an effective date in a prior month, CDHS may recover or, upon request by Contractor, CDHS shall recover the capitation payments made to Contractor for the Member and absolve Contractor from all financial and other risk for the provision of services to the Member under the terms of the Contract for the month(s) in question. In such event, Contractor may seek to recover any payments made to providers for Covered Services rendered for the month(s) in question. Contractor shall inform providers that claims for services provided to Members during the month(s) in question shall be paid by CDHS’ fiscal intermediary, if the Member is determined eligible for the Medi-Cal program.

Upon request by Contractor, CDHS may allow Contractor to retain the capitation payments made for Members that are eligible to enroll in Contractor’s plan, but should have been retroactively disenrolled pursuant to Exhibit A, Attachment 11, provision 17. Excluded Services Requiring Member Disenrollment, or under other circumstances as approved by CDHS. If Contractor retains the capitation payments, Contractor shall provide or arrange and pay for all Medically Necessary Covered Services for the Member, until the Member is disenrolled on a nonretroactive basis pursuant to Exhibit A, Attachment 16, provision 3. Disenrollment.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

B.	As a result of Contractor’s failure to perform contractual responsibilities to comply with mandatory federal Medicaid requirements, the Federal Department of Health and Human Services (DHHS) may disallow Federal Financial Participation (FFP) for payments made by CDHS to Contractor. CDHS may recover the amounts disallowed by DHHS by an offset to the capitation payments made to Contractor. If recovery of the full amount at one time imposes a financial hardship on Contractor, CDHS at its discretion may grant a Contractor’s request to repay the recoverable amounts in monthly installments over a period of consecutive months not to exceed six (6) months.

C.	If CDHS determines that any other erroneous or improper payment not mentioned above has been made to Contractor, CDHS may recover the amounts determined by an offset to the capitation payments made to Contractor. If recovery of the full amount at one time imposes a financial hardship on Contractor, CDHS, at its discretion, may grant a Contractor’s request to repay the recoverable amounts in monthly installments over a period of consecutive months not to exceed six (6) months. At least 30 calendar days prior to seeking any such recovery, CDHS shall notify Contractor to explain the improper or erroneous nature of the payment and to describe the recovery process.

12.	Payment Of AIDS Beneficiary Rate

A.	Compensation at the AIDS Beneficiary Rate (ABR)

Subject to Contractor’s compliance with the requirements contained in subparagraph 1. below, Contractor shall be eligible to receive compensation at the ABR for AIDS Beneficiaries. Compensation to Contractor at the ABR for each AIDS Beneficiary shall consist of payment at the ABR less the capitation rate initially paid for the AIDS beneficiary.

1)	Compensation at the ABR shall be subject to the conditions listed below. Contractor’s failure to comply with any of the conditions listed below for any request for compensation at the ABR on behalf of an individual AIDS Beneficiary for a specific month of Enrollment shall result in CDHS’ denial of Contractor’s claim for compensation at the ABR for that individual AIDS Beneficiary for that specific month of Enrollment. Contractor may submit a corrected claim, within the timeframes specified in paragraph d below, that complies with all the conditions listed below and CDHS shall reimburse Contractor at the ABR.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

a)	The ABR shall be in lieu of any other compensation for an AIDS Beneficiary in any month.

b)	For AIDS Beneficiaries, Contractor shall be eligible to receive compensation at the ABR commencing in the month in which a Diagnosis of AIDS is made and recorded, dated and signed by the treating physician in the AIDS Beneficiary’s Medical Record.

c)	Contractor shall submit an invoice to CDHS by the 25th day of each month for claims for compensation at the ABR for AIDS Beneficiaries. The invoice shall include the following:

i.	A list of all AIDS Beneficiaries identified by Medi-Cal numbers only for whom the Contractor is claiming compensation at the ABR. Member names shall not be used.

ii.	The month(s) and year(s) for which compensation at the ABR is being claimed for each AIDS Beneficiary listed, sorted by month and year of service.

iii.	The capitation rate initially paid for the AIDS Beneficiary for each month being claimed by the Contractor, the ABR being claimed, and the difference between the ABR and the capitation rate initially paid for the AIDS Beneficiary.

iv.	The total amount being claimed on the invoice.

d)	Invoices, containing originally submitted claims or corrected claims, for compensation at the ABR for any month of eligibility during the rate year beginning October 1, 2006, and ending September 30, 2007, or any rate year thereafter beginning October 1 and ending September 30, must be submitted by Contractor to CDHS no later than six months following the end of the subject rate year.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

e)	Invoices shall include the Agreement Number and shall be submitted to:

California Department of Health Services

Medi-Cal Managed Care Division

Attn: Fiscal Analysis Unit

Mailing Address: See Exhibit A, Scope of Work, provision 4

In addition, invoices shall:

i.	Be prepared on company letterhead.

ii.	Bear the Contractor’s name as shown on the agreement.

iii.	Be signed by an authorized official, employee or agent.

2)	Contractor shall confirm Medi-Cal eligibility of AIDS Beneficiaries prior to submission of the monthly invoice to CDHS. CDHS may verify the Medi-Cal eligibility of each Member for whom the ABR is claimed and adjust the invoiced amounts to reflect any capitation payments that have been previously made to Contractor for each Member prior to submission of the invoice required under paragraph 1.c above.

3)	If CDHS determines that a Member for whom compensation has been paid at the ABR did not meet the definition of an AIDS Beneficiary, in a month for which the ABR was paid, CDHS shall recover any amount improperly paid, by an offset to Contractor’s capitation payment, in accordance with provision 11. Recovery of Capitation Payments, paragraph C. CDHS shall give Contractor 30 calendar days prior written notice of any such offset.

B.	Prompt Payment Clause

Payment will be made in accordance with, and within the time specified in, Chapter 4.5 (commencing with Section 927), Part 3, Division 3.6, of Title 2 of the Government Code.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit B

Budget Detail and Payment Provisions

C.	Timely Submission of Final Invoice

1)	A final undisputed ABR invoice shall be submitted for payment no more than 90 calendar days following the expiration or termination date of this agreement, unless a later or alternate deadline is agreed to in writing by the program contract manager. Said ABR invoice should be clearly marked “Final Invoice - ABR”, thus indicating that all payment obligations of the State under this agreement have ceased and that no further payments are due or outstanding.

2)	The State may, at its discretion, choose not to honor any delinquent final ABR invoice if the Contractor fails to obtain prior written State approval of an alternate final ABR invoice submission deadline. Written State approval shall be sought from the program contract manager prior to the expiration or termination date of this agreement.

3)	The Contractor is hereby advised of its obligation to submit, with the final ABR invoice, a “Contractor’s Release (Exhibit F)” acknowledging submission of the final ABR invoice to the State and certifying the approximate percentage amount, if any, of recycled products used in performance of this agreement.

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Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E

Additional Provisions

I.	Additional Provisions

1.	Additional Incorporated Exhibits

2.	Priority of Provisions

II.	Attachment 1 – Definitions

III.	Attachment 2 – Program Terms and Conditions

1.	Governing Law

2.	Entire Agreement

3.	Amendment

4.	Change Requirements

5.	Delegation of Authority

6.	Authority of the State

7.	Fulfillment of Obligations

8.	Obtaining CDHS Approval

9.	Certifications

10.	Notices

11.	Term

12.	Service Area

13.	Contract Extension

14.	Termination for Cause and Other Terminations

15.	Phaseout Requirements

16.	Sanctions

17.	Liquidated Damages Provisions

18.	Disputes

19.	Audit

20.	Inspection Rights

21.	Confidentiality of Information

22.	Pilot Projects

23.	Cost Avoidance and Post-Payment Recovery of Other Health Coverage Sources (OHCS)

24.	Third-Party Tort Liability

25.	Records Related to Recovery for Litigation

26.	Fraud and Abuse Reporting

27.	Equal Opportunity Employer

28.	Discrimination Prohibitions

29.	Americans With Disabilities Act of 1990 Requirements

30.	Disabled Veterans Business Enterprises (DVBE)

31.	Word Usage

32.	Parties to State Fair Hearing

IV.	Attachment 3 – Duties of the State

1.	Payment for Services

2.	Medical Reviews

3.	Enrollment Processing

4.	Disenrollment Processing

5.	Approval Process

6.	Program Information

7.	Catastrophic Coverage Limitation

8.	Risk Limitation

9.	Notice of Termination of Contract

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E

Additional Provisions

1.	Additional Incorporated Provisions

A.	The following documents and any subsequent updates are not attached, but are incorporated herein and made a part hereof by this reference. These documents may be updated periodically by CDHS, as required by program directives. CDHS shall provide the Contractor with copies of said documents and any periodic updates thereto, under separate cover. CDHS will maintain on file, all documents referenced herein and in any subsequent updates.

1)	Managed Care Data Element Dictionary

2)	Rate Manual

B.	The following documents are not attached, but are incorporated herein and made a part hereof by this reference. Contractor agrees to provide the additional performance requirements that exceed the minimum requirements set forth in the Contract as described in the following documents:

1)	Section 4.f. Innovative Quality Improvement Activities

2)	Section 5.d. Innovative Utilization Management Activities

3)	Section 9.e. Innovative Ideas/Practices

4)	Section 13.d. Innovative Member Services Activities

5)	Section 14.c. Innovative Activities

2.	Priority of Provisions

In the even of a conflict between the provisions of Exhibit E and any other exhibit of this contract, excluding Exhibit C, the provisions of Exhibit E shall prevail.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

DEFINITIONS

As used in this Contract, unless otherwise expressly provided or the context otherwise requires, the following definitions of terms will govern the construction of this Contract:

1.	Administrative Costs means only those costs that arise out of the operation of the plan excluding direct and overhead costs incurred in the furnishing of health care services, which would ordinarily be incurred in the provision of these services whether or not through a plan.

2.	Affiliate means an organization or person that directly or indirectly through one or more intermediaries’ controls, or is controlled by, or is under control with the Contractor and that provides services to, or receives services from, the Contractor.

3.	AIDS Beneficiary means a Member for whom a Diagnosis of Human Immunodeficiency Virus/Acquired Immunodeficiency Syndrome (HIV/AIDS) has been made by a treating Physician based on the definition most recently published in the Mortality and Morbidity Report from the Centers for Disease Control and Prevention.

4.	Allied Health Personnel means specially trained, licensed, or credentialed health workers other than Physicians, podiatrists and Nurses.

5.	Ambulatory Care means the type of health services that are provided on an outpatient basis.

6.	Beneficiary Assignment means the act of the California Department of Health Services (CDHS) or CDHS’ enrollment contractor of notifying a beneficiary in writing of the health plan in which the beneficiary shall be enrolled if the beneficiary fails to timely choose a health plan. If, at any time, the beneficiary notifies CDHS or CDHS’ enrollment contractor of the beneficiary’s health plan choice, such choice shall override the beneficiary assignment and be effective as provided in Exhibit A, Attachment 16, provision 2.

7.	Beneficiary Identification Card (BIC) means a permanent plastic card issued by the State to Medi-Cal recipients which is used by Contractors and providers to verify Medi-Cal eligibility and health plan enrollment.

8.	California Children Services (CCS) means those services authorized by the CCS program for the diagnosis and treatment of the CCS eligible conditions of a specific Member.

9.	California Children Services (CCS) Eligible Conditions means a physically handicapping condition defined in Title 22, California Code of Regulations (CCR), Section 41800.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

10.	California Children Services (CCS) Program means the public health program which assures the delivery of specialized diagnostic, treatment, and therapy services to financially and medically eligible children under the age of 21 years who have CCS eligible conditions.

11.	Catastrophic Coverage Limitation means the date beyond which Contractor is not at risk, as determined by the Director, to provide or make reimbursement for illness of or injury to beneficiaries which results from or is greatly aggravated by a catastrophic occurrence or disaster, including, but not limited to, an act of war, declared or undeclared, and which occurs subsequent to enrollment.

12.	Claims and Eligibility Real-Time System (CERTS) means the mechanism for verifying a recipient’s Medi-Cal or County Medical Services Program (CMSP) eligibility by computer.

13.	Comprehensive Medical Case Management Services means services provided by a Primary Care Provider to ensure the coordination of Medically Necessary health care services, the provision of preventive services in accordance with established standards and periodicity schedules and the continuity of care for Medi-Cal enrollees. It includes health risk assessment, treatment planning, coordination, referral, follow-up, and monitoring of appropriate services and resources required to meet an individual’s health care needs.

14.	Confidential Information means specific facts or documents identified as “confidential” by any law, regulations or contractual language.

15.	Contract means this written agreement between CDHS and the Contractor.

16.	Contracting Providers means a Physician, Nurse, technician, teacher, researcher, hospital, home health agency, nursing home, or any other individual or institution that contracts with Contractor to provide medical services to Members.

17.	Corrective Actions means specific identifiable activities or undertakings of the Contractor which address program deficiencies or problems.

18.	Cost Avoid means Contractor requires a provider to bill all liable third parties and receive payment or proof of denial of coverage from such third parties prior to Contractor paying the provider for the services rendered.

19.	County Department means the County Department of Social Services (DSS), or other county agency responsible for determining the initial and continued eligibility for the Medi-Cal program.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

20.	Covered Services means Medical Case Management and those services set forth in Title 22, CCR, Division 3, Subdivision 1, Chapter 3, beginning with Section 51301, and Title 17, CCR, Chapter 4, Subchapter 13, Article 4, beginning with Section 6840. Covered Services do not include:

A.	Services for major organ transplants as specified in Exhibit A, Attachment 11, provision 17.

B.	Long-term care services as specified in Exhibit A, Attachment 11, provision 17.

C.	Home and Community Based Services (HCBS) as specified in Exhibit A, Attachment 11, provision 17 regarding Waiver Programs, and Department of Developmental Services (DDS) Administered Medicaid Home and Community Based Services Waiver. HCBS do not include any service that is available as an EPSDT service, including EPSDT supplemental services, as described in Title 22, CCR, Sections 51184, 51340 and 51340.1. EPSDT supplemental services are covered under this Contract, as specified in Exhibit A, Attachment 10 regarding Early and Periodic Screening, Diagnosis and Treatment (EPSDT) Supplemental Services.

D.	California Children Services (CCS) as specified in Exhibit A, Attachment 11, provision 8.

E.	Specialty Mental health services as specified in Exhibit A, Attachment 11, provision 5.

F.	Services provided by psychiatrists; psychologists; licensed clinical social workers; marriage, family, and child counselors; or other specialty mental health provider.

G.	Alcohol and substance abuse treatment services and outpatient heroin detoxification as specified in Exhibit A, Attachment 11, provision 6.

H.	Fabrication of optical lenses as specified in Exhibit A, Attachment 10, provision 7.

I.	Directly observed therapy for treatment of tuberculosis as specified in Exhibit A, Attachment 11, provision 15.

J.	Dental services as specified in Title 22, CCR, Section 51307 and EPSDT supplemental dental services as described in Title 22, CCR, Section 51340.1(a). However, Contractor is responsible for all Covered Services as specified in Exhibit A, Attachment 11, provision 14 regarding dental services.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

K.	Acupuncture services as specified in Title 22, CCR, Section 51308.5. L. Chiropractic services as specified in Title 22, CCR, Section 51308. M. Prayer or spiritual healing as specified in Title 22, CCR, Section 51312.

N.	Local Education Agency (LEA) assessment services as specified in Title 22, CCR, Section 51360(b) provided to a Member who qualifies for LEA services based on Title 22, CCR, Section 51190.1.

O.	Any LEA services as specified in Title 22, CCR, Section 51360 provided pursuant to an Individualized Education Plan (IEP) as set forth in Education Code, Section 56340 et seq. or an Individualized Family Service Plan (IFSP) as set forth in Government Code Section 95020, or LEA services provided under an Individualized Health and Support Plan (IHSP), as described in Title 22, CCR, Section 51360.

P.	Laboratory services provided under the State serum alphafetoprotein-testing program administered by the Genetic Disease Branch of CDHS.

Q.	Adult Day Health Care. R. Pediatric Day Health Care. S. Personal Care Services. T. State Supported Services.

U.	Targeted case management services as specified in Title 22, CCR, Sections 51185 and 51351, and as described in Exhibit A, Attachment 11, provision 2.

V.	Childhood lead poisoning case management provided by County health departments.

W.	Psychotherapeutic drugs listed in Exhibit A, Attachment 10-A, and psychotherapeutic drugs classified as Anti-Psychotics and approved by the FDA after July 1, 1997.

X.	Human Immunodeficiency Virus (HIV) and AIDS drugs listed in Exhibit A, Attachment 10-B, and HIV/AIDS drugs classified as Nucleoside Analogs, Protease Inhibitors, Fusion Inhibitors and Non-Nucleoside Reverse Transcriptase Inhibitors approved by the federal Food and Drug Administration (FDA) after March 1, 2003.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

21.	Credentialing means the recognition of professional or technical competence. The process involved may include registration, certification, licensure and professional association membership.

22.	Department of Health and Human Services (DHHS) means the federal agency responsible for management of the Medicaid program.

23.	California Department of Health Services (CDHS) means the single State Department responsible for administration of the federal Medicaid (referred to as Medi-Cal in California) Program, California Children Services (CCS), Genetically Handicapped Persons Program (GHPP), Child Health and Disabilities Prevention (CHDP), and other health related programs.

24.	Department of Managed Health Care (DMHC) means the State agency responsible for administering the Knox-Keene Health Care Service Plan Act of 1975.

25.	Department of Mental Health (DMH) means the State agency, in consultation with the California Mental Health Directors Association (CMHDA) and California Mental Health Planning Council, which sets policy and administers for the delivery of community based public mental health services statewide.

26.	Diagnosis of AIDS means a clinical diagnosis of AIDS that meets the most recent communicable disease surveillance case definition of AIDS established by the federal Centers for Disease Control and Prevention (CDC), United States Department of Health and Human Services, and published in the Morbidity and Mortality Weekly Report (MMWR) or its supplements, in effect for the month in which the clinical diagnosis is made.

27.	Dietitian/Nutritionist means a person who is registered or eligible for registration as a Registered Dietitian by the Commission on Dietetic Registration (Business and Professions Code, Chapter 5.65, Sections 2585 and 2586).

28.	Director means the Director of the California Department of Health Services.

29.	Disproportionate Share Hospital (DSH) means a health Facility licensed pursuant to Chapter 2, Division 2, Health and Safety Code, to provide acute inpatient hospital services, which is eligible to receive payment adjustments from the State pursuant to W&I Code, Section 14105.98.

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Exhibit E, Attachment 1

30.	Eligible Beneficiary means any Medi-Cal beneficiary who is residing in the Contractor’s Service Area with one of the following aid codes:

Mandatory Aid Codes:

Group	1 – Family:

01, 02, 08, 0A, 30, 32, 33, 34, 35, 38, 39, 3A, 3C, 3E, 3G, 3H, 3L, 3M, 3N, 3P,

3R, 3U, 3W, 47, 54, 59, 5X, 72, 7A, 7X, 82, 8P, 8R

Non-Mandatory Aid Codes:

Group 1 – Family:

03, 04, 40, 42, 45, 4A, 4C, 4F, 4G, 4K, 4M, 5K, 7J

Group 2 – Disabled:

20, 24, 26, 2E, 36, 60, 64, 66, 6A, 6C, 6E, 6H, 6J, 6N, 6P, 6V

Group 3 – Aged:

10, 14, 16, 1E, 1H

Group 4 – Adult:

86

Group 5 – Breast & Cervical Cancer Treatment Program (BCCTP):

0N, 0P

An Eligible Beneficiary may continue to be a Member following any redetermination of Medi-Cal eligibility that determines that the individual is eligible for, and the individual thereafter enrolls in, the BCCTP.

The following exclusions apply to all the above:

A.	Individuals who have been approved by the Medi-Cal Field Office or the California Children Services Program for any major organ transplant that is a Medi-Cal FFS benefit except kidney transplants.

B.	Individuals who elect and are accepted to participate in the following Medi-Cal waiver programs: In-Home Medical Care Waiver, the Nursing Facility Subacute Waiver, and the Nursing Facility A/B Waiver.

C.	Individual determined by the Medi-Cal Field Office to be in need of long term care and residing in a Skilled Nursing Facility for 30 calendar days past the month of admission.

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Exhibit E, Attachment 1

D.	Individuals who have commercial or Medicare HMO coverage, unless the Medicare HMO is a provider under this Contract and CDHS has agreed, as a term of the HMO’s contract, that these individuals may be enrolled. Individuals with Medicare fee-for-service coverage are not excluded from enrolling under this Contract.

31.	Emergency Medical Condition means a medical condition (including emergency labor and delivery) manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent lay person, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in any of the following:

A.	Placing the health of the individual (or, in the case of a pregnant woman, the health of the woman or her unborn child) in serious jeopardy.

B.	Serious impairment to bodily function.

C.	Serious dysfunction of any bodily organ or part.

32.	Emergency Services means those health services needed to evaluate or stabilize an Emergency Medical Condition.

33.	Encounter means any single medically related service rendered by (a) medical provider(s) to a Member enrolled in the health plan during the date of service. It includes, but is not limited to, all services for which the Contractor incurred any financial liability.

34.	Enrollment means the process by which an Eligible Beneficiary becomes a Member of the Contractor’s plan.

35.	External Accountability Set (EAS) means a set of HEDIS® and CDHS-developed performance measures selected by CDHS for evaluation of health plan performance.

36.	External Quality Review Organization (EQRO) means a Peer Review Organization (PRO), PRO-like entity, or accrediting body that is an expert in the scientific review of the quality of health care provided to Medicaid beneficiaries in a State’s Medicaid managed care plans.

37.	Facility means any premise that is:

A.	Owned, leased, used or operated directly or indirectly by or for the Contractor or its Affiliates for purposes related to this Contract, or

B.	Maintained by a provider to provide services on behalf of the Contractor.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

38.	Federal Financial Participation means federal expenditures provided to match proper State expenditures made under approved State Medicaid plans.

39.	Federally Qualified Health Center (FQHC) means an entity defined in Section 1905 of the Social Security Act (42 United States Code Section 1396d(l)(2)(B)).

40.	Federally Qualified Health Maintenance Organization (FQHMO) means a prepaid health delivery plan that has fulfilled the requirements of the HMO Act, along with its amendments and regulations, and has obtained the Federal Government’s qualification status under Section 1310(d) of the Public Health Service Act (42 USC §300e).

41.	Fee-For-Service (FFS) means a method of payment based upon per unit or per procedure billing for services rendered to an Eligible Beneficiary.

42.	Fee-For-Service Medi-Cal means the component of the Medi-Cal Program which Medi-Cal providers are paid directly by the State for services not covered under this Contract.

43.	Fee-For-Service Medi-Cal Mental Health Services (FFS/MC) means the services covered through Fee-For-Service Medi-Cal which includes mental health outpatient services and acute care inpatient services.

44.	Financial Performance Guarantee means cash or cash equivalents which are immediately redeemable upon demand by CDHS, in an amount determined by CDHS, which shall not be less than one full month’s capitation.

45.	Financial Statements means the Financial Statements which include a Balance Sheet, Income Statement, Statement of Cash Flows, Statement of Equity and accompanying footnotes prepared in accordance with Generally Accepted Accounting Principles.

46.	Fiscal Year (FY) means any 12-month period for which annual accounts are kept. The State Fiscal Year is July 1 through June 30, the federal Fiscal Year is October 1 through September 30.

47.	Health Maintenance Organization (HMO) means an organization that is not a federally qualified HMO, but meets the State Plan’s definition of an HMO including the requirements under Section 1903(m)(2)(A)(i-vii) of the Social Security Act. An Organization that, through a coordinated system of health care, provides or assures the delivery of an agreed upon set of comprehensive health maintenance and treatment services for an enrolled group of persons through a predetermined periodic fixed prepayment.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 1

48.	Health Plan Employer Data and Information Set (HEDIS®) means the set of standardized performance measures sponsored and maintained by the National Committee for Quality Assurance.

49.	HEDIS® Compliance Audit means an audit process that uses specific standards and guidelines for assessing the collection, storage, analysis, and reporting of HEDIS® measures. This audit process is designed to ensure accurate HEDIS® reporting.

50.	Indian Health Service (IHS) Facilities means Facilities operated with funds from the IHS under the Indian Self-Determination Act and the Indian Health Care Improvement Act, through which services are provided, directly or by contract, to the eligible Indian population within a defined geographic area. (See Title 22, Section 55000.)

51.	Intermediate Care Facility (ICF) means a Facility which is licensed as an ICF by CDHS or a hospital or Skilled Nursing Facility which meets the standards specified in Title 22, CCR, Section 51212 and has been certified by CDHS for participation in the Medi-Cal program.

52.	Joint Commission on the Accreditation of Health Care Organizations (JCAHO) means the organization composed of representatives of the American Hospital Association, the American Medical Association, the American College of Physicians, the American College of Surgeons, and the American Dental Association. JCAHO provides health care accreditation and related services that support performance improvement in health care organizations.

53.	Knox-Keene Health Care Service Plan Act of 1975 means the law that regulates HMOs and is administrated by the DMHC, commencing with Section 1340, Health & Safety Code.

54.	Marketing means any activity conducted on behalf of the Contractor where information regarding the services offered by the Contractor is disseminated in order to persuade Eligible Beneficiaries to enroll. Marketing also includes any similar activity to secure the endorsement of any individual or organization on behalf of the Contractor.

55.	Marketing Representative means a person who is engaged in marketing activities on behalf of the Contractor.

56.	Medi-Cal Eligibility Data System (MEDS) means the automated eligibility information processing system operated by the State which provides on-line access for recipient information, update of recipient eligibility data and on-line printing of immediate need beneficiary identification cards.

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Exhibit E, Attachment 1

57.	Medical Records means written documentary evidence of treatments rendered to plan Members.

58.	Medically Necessary or Medical Necessity means reasonable and necessary services to protect life, to prevent significant illness or significant disability, or to alleviate severe pain through the diagnosis or treatment of disease, illness, or injury.

When determining the Medical Necessity of Covered Services for a Medi-Cal beneficiary under the age of 21, “Medical Necessity” is expanded to include the standards set forth in Title 22, CCR, Section 51340 and 51340.1.

59.	Member means any Eligible Beneficiary who has enrolled in the Contractor’s plan. For the purposes of this Contract, “Enrollee” shall have the same meaning as “Member”.

60.	Member Grievance means an oral or written expression of dissatisfaction, including any complaint, dispute, request for reconsideration or appeal made by a Member. CDHS considers complaints and appeals the same as a grievance.

61.	Minimum Performance Level refers to a minimum requirement of performance of Contractor on each of the External Accountability Set measures.

62.	Minor Consent Services means those Covered Services of a sensitive nature which minors do not need parental consent to access, related to:

A.	Sexual assault, including rape.

B.	Drug or alcohol abuse for children 12 years of age or older.

C.	Pregnancy.

D.	Family planning.

E.	Sexually transmitted diseases (STDs), designated by the Director, in children 12 years of age or older.

F.	Outpatient mental health care for children 12 years of age or older who are mature enough to participate intelligently and where either (1) there is a danger of serious physical or mental harm to the minor or others or (2) the children are the alleged victims of incest or child abuse.

63.	National Committee for Quality Assurance (NCQA) is a non-profit organization committed to evaluating and publicly reporting on the quality of managed care plans.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 1

64.	NCQA Licensed Audit Organization is an entity licensed to provide auditors certified to conduct HEDIS Compliance Audits.

65.	Newborn Child means a child born to a Member during her membership or the month prior to her membership.

66.	Non-Emergency Medical Transportation means inclusion of services outlined in Title 22, CCR, Sections 51231.1 and 51231.2 rendered by licensed providers.

67.	Non-Medical Transportation means transportation of Members to medical services by passenger car, taxicabs, or other forms of public or private conveyances provided by persons not registered as Medi-Cal providers. Does not include the transportation of sick, injured, invalid, convalescent, infirm, or otherwise incapacitated Members by ambulances, litter vans, or wheelchair vans licensed, operated and equipped in accordance with State and local statutes, ordinances or regulations.

68.	Non-Physician Medical Practitioners (Mid-Level Practitioner) means a nurse practitioner, certified nurse midwife, or physician assistant authorized to provide Primary Care under Physician supervision.

69.	Not Reported means: 1) Contractor calculated the measure but the result was materially biased; 2) Contractor did not calculate the measure even though a population existed for which the measure could have been calculated; and/or, 3) Contractor calculated the measure but chose not to report the rate.

70.	Nurse means a person licensed by the California Board of Nursing as, at least, a Registered Nurse (RN).

71.	Other Healthcare Coverage Sources (OHCS) means the responsibility of an individual or entity, other than Contractor or the Member, for the payment of the reasonable value of all or part of the healthcare benefits provided to a Member. Such OHCS may originate under any other State, federal or local medical care program or under other contractual or legal entitlement, including, but not limited to, a private group or indemnification program. This responsibility may result from a health insurance policy or other contractual agreement or legal obligation, excluding tort liability.

72.	Outpatient Care means treatment provided to a Member who is not confined in a health care Facility.

73.	Pediatric Subacute Care means health care services needed by a person under 21 years of age who uses a medical technology that compensates for the loss of vital bodily function. Medical Necessity criteria are described in the Physician’s Manual of Criteria for Medi-Cal Authorization.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 1

74.	Physician means a person duly licensed as a Physician by the Medical Board of California.

75.	Physician Incentive Plan means any compensation arrangement between Contractor and a Physician or a Physician group that may not directly or indirectly have the effect of reducing or limiting services provided to Members under this Contract.

76.	Policy Letter means a document that has been dated, numbered, and issued by the Medi-Cal Managed Care Division, provides clarification of Contractor’s obligations pursuant to this Contract, and may include instructions to the Contractor regarding implementation of mandated changes in State or federal statutes or regulations, or pursuant to judicial interpretation.

77.	Post-Payment Recovery means Contractor pays the provider for the services rendered and then uses all reasonable efforts to recover the cost of the services from all liable third parties.

78.	Potential Enrollee means a Medi-Cal recipient who is subject to mandatory enrollment or may voluntarily elect to enroll in a given managed care program, but is not yet an enrollee of a specific plan.”

79.	Preventive Care means health care designed to prevent disease and /or its consequences.

80.	Primary Care means a basic level of health care usually rendered in ambulatory settings by general practitioners, family practitioners, internists, obstetricians, pediatricians, and mid-level practitioners. This type of care emphasizes caring for the Member’s general health needs as opposed to specialists focusing on specific needs.

81.	Primary Care Physician (PCP) means a Physician responsible for supervising, coordinating, and providing initial and Primary Care to patients and serves as the medical home for Members. The medical home is where care is accessible, continuous, comprehensive, and culturally competent. The PCP is a general practitioner, internist, pediatrician, family practitioner, or obstetrician/gynecologist (OB/GYN).

82.	Primary Care Provider means a person responsible for supervising, coordinating, and providing initial and Primary Care to patients; for initiating referrals; and, for maintaining the continuity of patient care. A Primary Care Provider may be a Primary Care Physician or Non-Physician Medical Practitioner.

83.	Prior Authorization means a formal process requiring a health care provider to obtain advance approval to provide specific services or procedures.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 1

84.	Provider Grievance means an oral or written expression of dissatisfaction, including any complaint, dispute, request for reconsideration or appeal made by a Provider. CDHS considers complaints and appeals the same as a grievance.

85.	Quality Improvement (QI) means the result of an effective Quality Improvement System.

86.	Quality Improvement Projects (QIPs) means studies selected by Medi-Cal Managed Care Plans, either independently or in collaboration with CDHS and other participating health plans, to be used for quality improvement purposes. The studies include four phases and may occur within a 24 month time frame.

87.	Quality Improvement System (QIS) means the systematic activities to monitor and evaluate the medical care delivered to Members according to the standards set forth in regulations and Contract language. Contractor must have processes in place, which measure the effectiveness of care, identify problems, and implement improvement on a continuing basis.

88.	Quality of Care means the degree to which health services for individuals and populations increase the likelihood of desired health outcomes and are consistent with current professional knowledge.

89.	Quality Indicators means measurable variables relating to a specific clinic or health services delivery area which are reviewed over a period of time to screen delivered health care and to monitor the process or outcome of care delivered in that clinical area.

90.	Rural Health Clinic (RHC) means an entity defined in Title 22, CCR, Section 51115.5.

91.	Safety-Net Provider means any provider of comprehensive primary care or acute hospital inpatient services that provides these services to a significant total number of Medi-Cal and charity and/or medically indigent patients in relation to the total number of patients served by the provider. Examples of safety net providers include Federally Qualified Health Centers; governmentally operated health systems; community health centers; rural and Indian Health Service Facilities; disproportionate share hospitals; and, public, university, rural, and children’s hospitals.

92.	Service Area means the county or counties that the Contractor is approved to operate in under the terms of this Contract. A Service Area may have designated ZIP Codes (under the U.S. Postal Service) within a county that are approved by CDHS to operate under the terms of this Contract.

93.	Service Location means any location at which a Member obtains any health care service provided by the Contractor under the terms of this Contract.

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Exhibit E, Attachment 1

94.	Skilled Nursing Facility (SNF) means, as defined in Title 22, CCR, Section 51121(a), any institution, place, building, or agency which is licensed as a SNF by CDHS or is a distinct part or unit of a hospital, meets the standard specified in Section 51215 of these regulations (except that the distinct part of a hospital does not need to be licensed as a SNF) and has been certified by CDHS for participation as a SNF in the Medi-Cal program. Section 51121(b) further defines the term “Skilled Nursing Facility” as including terms “skilled nursing home”, “convalescent hospital”, “nursing home”, or “nursing Facility”.

95.	Specialty Mental Health Provider means a person or entity who is licensed, certified or otherwise recognized or authorized under State law governing the healing arts to provide Specialty Mental Health Services and who meets the standards for participation in the Medi-Cal program.

96.	Specialty Mental Health Service means:

A.	Rehabilitative services, which includes mental health services, medication support services, day treatment intensive, day rehabilitation, crisis intervention, crisis stabilization, adult residential treatment services, crisis residential services, and psychiatric health facility services;

B.	Psychiatric inpatient hospital services;

C.	Targeted Case Management;

D.	Psychiatrist services;

E.	Psychologist services; and,

F.	EPSDT supplemental specialty mental health services.

97.	State means the State of California.

98.	State Supported Services means those services that are provided under a different contract between the Contractor and the Department.

99.	Subacute Care means, as defined in Title 22, CCR, Section 51124.5, a level of care needed by a patient who does not require hospital acute care but who requires more intensive licensed skilled nursing care than is provided to the majority of patients in a SNF.

100.	Subcontract means a written agreement entered into by the Contractor with any of the following:

A.	A provider of health care services who agrees to furnish Covered Services to Members.

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Exhibit E, Attachment 1

B.	Any other organization or person(s) who agree(s) to perform any administrative function or service for the Contractor specifically related to fulfilling the Contractor’s obligations to CDHS under the terms of this Contract.

101.	Sub-Subcontractor means any party to an agreement with a subcontractor descending from and subordinate to a Subcontract, which is entered into for the purpose of providing any goods or services connected with the obligations under this Contract.

102.	Supplemental Security Income (SSI) means the program authorized by Title XVI of the Social Security Act for aged, blind, and disabled persons.

103.	Targeted Case Management (TCM) means services which assist Medi-Cal Members within specified target groups to gain access to needed medical, social, educational and other services. In prescribed circumstances, TCM is available as a Medi-Cal benefit as a discrete service, as well as through State or local government entities and their contractors.

104.	Third Party Tort Liability (TPTL) means the responsibility of an individual or entity other than Contractor or the Member for the payment of claims for injuries or trauma sustained by a Member. This responsibility may be contractual, a legal obligation, or as a result of, or the fault or negligence of, third parties (e.g., auto accidents or other personal injury casualty claims or Workers’ Compensation appeals).

105.	Traditional Provider means any physician who has delivered services to Medi-Cal beneficiaries within the last six months either through FFS Medi-Cal or a Medi-Cal Managed Care plan. The term includes physician and hospital providers only, either profit or non-profit entities, publicly or non-publicly owned and operated.

106.	Urgent Care means services required to prevent serious deterioration of health following the onset of an unforeseen condition or injury (i.e., sore throats, fever, minor lacerations, and some broken bones).

107.	Utilization Review means the process of evaluating the necessity, appropriateness, and efficiency of the use of medical services, procedures and Facilities.

108.	Vaccines for Children (VFC) Program means the federally funded program that provides free vaccines for eligible children (including all Medi-Cal eligible children age 18 or younger) and distributes immunization updates and related information to participating providers. Providers contracting with the Contractor are eligible to participate in this program.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 1

109.	Working day(s) mean State calendar (State Appointment Calendar, Standard 101) working day(s).

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Exhibit E, Attachment 2

PROGRAM TERMS AND CONDITIONS

1.	Governing Law

In addition to Exhibit C, provision 14. Governing Law, Contractor also agrees to the following:

A.	If it is necessary to interpret this Contract, all applicable laws may be used as aids in interpreting the Contract. However, the parties agree that any such applicable laws shall not be interpreted to create contractual obligations upon CDHS or Contractor, unless such applicable laws are expressly incorporated into this Contract in some section other than this provision, Governing Law. Except for provision 16. Sanctions, and provision 17. Liquidated Damages Provision, the parties agree that any remedies for CDHS’ or Contractor’s non-compliance with laws not expressly incorporated into this Contract, or any covenants implied to be part of this Contract, shall not include money damages, but may include equitable remedies such as injunctive relief or specific performance. This Contract is the product of mutual negotiation, and if any ambiguities should arise in the interpretation of this Contract, both parties shall be deemed authors of this Contract.

B.	Any provision of this Contract which is in conflict with current or future applicable Federal or State laws or regulations is hereby amended to conform to the provisions of those laws and regulations. Such amendment of the Contract shall be effective on the effective date of the statutes or regulations necessitating it, and shall be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties.

Such amendment shall constitute grounds for termination of this Contract in accordance with the procedures and provisions of provision 14, paragraph C. Termination - Contractor. The parties shall be bound by the terms of the amendment until the effective date of the termination.

C.	The final Balanced Budget Act of 1997 regulations are published in the Federal Register/ Volume 67, Number 115/ June 14, 2002, at 42 Code of Federal Regulations, Parts 400, 430, 431, 434, 435, 438, 440 and 447. Contractor shall be in compliance with the final Balance Budget Act of 1997 regulations by August 13, 2003.

D.	All existing final Policy Letters issued by MMCD can be viewed at www.dhs.ca.gov/mcs/mcmcd and shall be complied with by Contractor. All Policy Letters issued by MMCD subsequent to the effective date of this Contract shall provide clarification of Contractors obligations pursuant to this Contract, and may include instructions to the Contractor regarding implementation of mandated obligations pursuant to changes in State or federal statutes or regulations, or pursuant to judicial interpretation.

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Exhibit E, Attachment 2

In the event CDHS determines that there is an inconsistency between this Contract and a Policy Letter, the Contract shall prevail.

2.	Entire Agreement

This written Contract and any amendments shall constitute the entire agreement between the parties. No oral representations shall be binding on either party unless such representations are reduced to writing and made an amendment to the Contract.

3.	Amendment Process

In addition to Exhibit C, provision 2. Amendment, Contractor also agrees to the following:

Should either party, during the life of this Contract, desire a change in this Contract, that change shall be proposed in writing to the other party. The other party shall acknowledge receipt of the proposal within ten (10) calendar days of receipt of the proposal. The party proposing any such change shall have the right to withdraw the proposal any time prior to acceptance or rejection by the other party. Any proposal shall set forth an explanation of the reason and basis for the proposed change and the text of the desired amendment to this Contract which would provide for the change. If the proposal is accepted, this Contract shall be amended to provide for the change mutually agreed to by the parties on the condition that the amendment is approved by DHHS, and the State Department of Finance, if necessary.

4.	Change Requirements

A.	General Provisions

The parties recognize that during the life of this Contract, the Medi-Cal Managed Care program will be a dynamic program requiring numerous changes to its operations and that the scope and complexity of changes will vary widely over the life of the Contract. The parties agree that the development of a system which has the capability to implement such changes in an orderly and timely manner is of considerable importance.

B.	Contractor’s Obligation to Implement

The Contractor will make changes mandated by CDHS. In the case of mandated changes in regulations, statutes, federal guidelines, or judicial interpretation, CDHS may direct the Contractor to immediately begin

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 2

implementation of any change by issuing a change order. If CDHS issues a change order, the Contractor will be obligated to implement the required changes while discussions relevant to any capitation rate adjustment, if applicable, are taking place.

CDHS may, at any time, within the general scope of the Contract, by written notice, issue change orders to the Contract.

C.	Moral or Religious Objections to Providing a Service

If the Contractor has a moral or religious objection to providing a service or referral for a service for which the Contractor is not responsible, during the term of this agreement, the Contractor shall notify the CDHS in writing providing sufficient detail to establish the moral or religious grounds for the objection.

5.	Delegation Of Authority

CDHS intends to implement this Contract through a single administrator, called the “Contracting Officer”. The Director of CDHS will appoint the Contracting Officer. The Contracting Officer, on behalf of CDHS, will make all determinations and take all actions as are appropriate under this Contract, subject to the limitations of applicable Federal and State laws and regulations. The Contracting Officer may delegate his/her authority to act to an authorized representative through written notice to the Contractor.

Contractor will designate a single administrator; hereafter called the “Contractor’s Representative”. The Contractor’s Representative, on behalf of the Contractor, will make all determinations and take all actions as are appropriate to implement this Contract, subject to the limitations of the Contract, Federal and State laws and regulations. The Contractor’s Representative may delegate his/her authority to act to an authorized representative through written notice to the Contracting Officer. The Contractor’s Representative will be empowered to legally bind the Contractor to all agreements reached with CDHS.

Contractor shall designate Contractor’s Representative in writing and shall notify the Contracting Officer in accordance with Exhibit E, Attachment 2, provision 10. Notices.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 2

6.	Authority of the State

Sole authority to establish, define, or determine the reasonableness, the necessity and level and scope of covered benefits under the Medi-Cal Managed Care program administered in this Contract or coverage for such benefits, or the eligibility of the beneficiaries or providers to participate in the Medi-Cal Managed Care Program reside with CDHS.

Sole authority to establish or interpret policy and its application related to the above areas will reside with CDHS.

The Contractor may not make any limitations, exclusions, or changes in benefits or benefit coverage; any changes in definition or interpretation of benefits; or any changes in the administration of the Contract related to the scope of benefits, allowable coverage for those benefits, or eligibility of beneficiaries or providers to participate in the program, without the express, written direction or approval of the Contracting Officer.

7.	Fulfillment of Obligations

No covenant, condition, duty, obligation, or undertaking continued or made a part of this Contract will be waived except by written agreement of the parties hereto, and forbearance or indulgence in any other form or manner by either party in any regard whatsoever will not constitute a waiver of the covenant, condition, duty, obligation, or undertaking to be kept, performed or discharged by the party to which the same may apply; and, until performance or satisfaction of all covenants, conditions, duties, obligations, and undertakings is complete, the other party will have the right to invoke any remedy available under this Contract, or under law, notwithstanding such forbearance or indulgence.

8.	Obtaining CDHS Approval

Contractor shall obtain written approval from CDHS, as provided in Exhibit E, Attachment 3, provision 5. CDHS Approval Process, prior to commencement of operation under this Contract.

CDHS reserves the right to review and approve any changes to Contractor’s protocols, policies, and procedures as specified in this Contract.

9.	Certifications

Contractor shall comply with certification requirements set forth in 42 CFR 438.604 and 42 CFR 438.606.

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Exhibit E, Attachment 2

In addition to Exhibit C, provision 11. Certification Clauses, Contractor also agrees to the following:

With respect to any report, invoice, record, papers, documents, books of account, or other Contract required data submitted, pursuant to the requirements of this Contract, the Contractor’s Representative or his/her designee will certify, under penalty of perjury, that the report, invoice, record, papers, documents, books of account or other Contract required data is current, accurate, complete and in full compliance with legal and contractual requirements to the best of that individual’s knowledge and belief, unless the requirement for such certification is expressly waived by CDHS in writing.

10.	Notices

All notices to be given under this Contract will be in writing and will be deemed to have been given when mailed to CDHS or the Contractor:

California Department of Health Services Medi-Cal Managed Care Division MS 4407, P.O. Box 997413 Sacramento, CA 95899-7413 Attn: Contracting Officer	Molina Healthcare of California Partner Plan, Inc. Attn: Joann Zarza-Garrido, CEO One Golden Shore Long Beach, CA 90802

11.	Term

The Contract will become effective August 1, 2006, and will continue in full force and effect through March 31, 2009 at the latest, subject to the provisions of Exhibit B, provision 1. Budget Contingency Clause and Exhibit D(F), provision 9. Federal Contract Funds because the State has currently appropriated and available for encumbrance only funds to cover costs through June 30, 2007.

The term of the Contract consists of the following three periods: 1) The Implementation Period shall extend from August 1, 2006 to March 31, 2007; 2) The Operations Period shall extend from April 1, 2007 to March 31, 2009, at the latest, subject to the termination provisions of provision 14. Termination for Cause and Other Terminations, and provision 16. Sanctions, and subject to the limitation provisions of Exhibit B, provision 1. Budget Contingency Clause; and 3) The Phaseout Period shall extend for six (6) months from the end of the Operations Period, subject to provision 13. Contract Extension, in which case the Phaseout Period shall apply to the six (6) month period beginning the first day after the end of the Operations Period, as extended. The Operations Period will commence subject to CDHS acceptance of the Contractor’s readiness to begin the Operations period.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 2

12.	Service Area

The Service Area covered under this Contract includes:

Riverside and San Bernardino Counties

All Contract provisions apply separately to each Service Area. This Contract may expire for some Service Areas and still remain in effect for others with each Service Area having its own Operations and Phaseout periods.

13.	Contract Extension

CDHS will have the exclusive option to extend the term of the Contract for any Service Area during the last twelve (12) months of the Contract, as determined by the original expiration date or by a new expiration date if an extension option has been exercised. CDHS may invoke up to three (3) separate extensions of up to twenty-four months each. The Contractor will be given at least nine (9) months prior written notice of CDHS’ decision on whether or not it will exercise this option to extend the Contract for each Service Area.

Contractor will provide written notification to CDHS of its intent to accept or reject the extension within five (5) working days of the receipt of the notice from CDHS.

14.	Termination for Cause and Other Terminations

In addition to Exhibit C, provision 7. Termination for Cause, Contractor also agrees to the following:

A.	Termination - State or Director

CDHS may terminate performance of work under this Contract in whole, or in part, whenever for any reason CDHS determines that the termination is in the best interest of the State.

1)	Notification shall be given at least six (6) months prior to the effective date of termination, except in cases described below in paragraph B. Termination for Cause.

2)	If CDHS awards a new contract for one or more of the Service Areas to another Contractor during one of the amendment periods as described above in provision 13. Contract Extension, CDHS shall provide the Contractor written notification at least six (6) months prior to termination to allow for all Phaseout Requirements to be completed.

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B.	Termination for Cause

1)	CDHS shall terminate this Contract pursuant to the provisions of Welfare and Institutions Code, Section 14304(a) and Title 22, CCR, Section 53873.

2)	CDHS shall terminate this Contract in the event that: (1) the Secretary, DHHS, determines that the Contractor does not meet the requirements for participation in the Medicaid program, Title XIX of the Social Security Act (42 U.S. Code § 1396), or (2) the Department of Managed Health Care finds that the Contractor no longer qualifies for licensure under the Knox-Keene Health Care Service Plan Act (Health and Safety Code § 1340 et seq.) by giving written notice to the Contractor. The termination will be effectuated consistent with the provisions of Title 22, CCR, Section 53873. Notification will be given by CDHS at least 60 calendar days prior to the effective date of termination.

3)	In cases where the Director determines the health and welfare of Members is jeopardized by continuation of the Contract, the Contract will be immediately terminated. Notification will state the effective date of, and the reason for, the termination.

Except for termination pursuant to paragraph B, item 3) above, termination of the Contract shall be effective on the last day of the month in which the Secretary, DHHS, or the DMHC makes such determination, provided that CDHS provides Contractor with at least 60 calendar days notice of termination. The termination of this Contract shall be effective on the last day of the second full month from the date of the notice of termination. Contractor agrees that 60 calendar days notice is reasonable. Termination under this section does not relieve Contractor of its obligations under provision 15. Phaseout Requirements below. Phaseout Requirements shall be performed after Contract termination.

C.	Termination - Contractor

If mutual agreement between CDHS and Contractor cannot be attained on capitation rates for rate years subsequent to September 30, 2007, Contractor shall retain the right to terminate the Contract, no earlier than September 30, 2008, by giving at least nine (9) months written notice to CDHS to that effect. The effective date of any termination under this section shall be September 30.

Grounds under which Contractor may terminate this Contract are limited to: (1) Unwillingness to accept the capitation rates determined by CDHS, or if CDHS decides to negotiate rates, failure to reach mutual agreement

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on rates; or (2) When a change in contractual obligations is created by a State or Federal change in the Medi-Cal program, or a lawsuit, that substantially alters the financial assumptions and conditions under which the Contractor entered into this Contract, such that the

Contractor can demonstrate to the satisfaction of CDHS that it cannot remain financially solvent through the term of the Contract.

If Contractor invokes ground number 2, Contractor shall submit a detailed written financial analysis to CDHS supporting its conclusions that it cannot remain financially solvent. At the request of CDHS, Contractor shall submit or otherwise make conveniently available to CDHS, all of Contractor’s financial work papers, financial reports, financial books and other records, bank statements, computer records, and any other information required by CDHS to evaluate Contractor’s financial analysis.

CDHS and Contractor may negotiate an earlier termination date if Contractor can demonstrate to the satisfaction of CDHS that it cannot remain financially solvent until the termination date that would otherwise be established under this section. Termination under these circumstances shall not relieve Contractor from performing the Phaseout Requirements described in provision 15. below.

D.	Termination of Obligations

All obligations to provide Covered Services under this Contract or Contract extension will automatically terminate on the date the Operations Period ends.

E.	Notice to Members of Transfer of Care

At least 60 calendar days prior to the termination of the Contract, CDHS will notify Members about their medical benefits and available options.

15.	Phaseout Requirements

A.	CDHS shall retain the lesser of an amount equal to 10% of the last month’s Service Area capitation payment or one million dollars ($1,000,000) for each Service Area unless provided otherwise by the Financial Performance Guarantee, from the capitation payment of the last month of the Operations Period for each Service Area until all activities required during the Phaseout Period for each Service Area are fully completed to the satisfaction of CDHS, in its sole discretion.

If all Phaseout activities for each Service Area are completed by the end of the Phaseout Period, the withhold will be paid to the Contractor. If the Contractor fails to meet any requirement(s) by the end of the Phaseout

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Period for each Service Area, CDHS will deduct the costs of the remaining activities from the withhold amount and continue to withhold payment until all activities are completed.

B.	The objective of the Phaseout Period is to ensure that, at the termination of this Contract, the orderly transfer of necessary data and history records is made from the Contractor to CDHS or to a successor Contractor. The Contractor shall not provide services to Members during the Phaseout Period.

Ninety (90) calendar days prior to termination or expiration of this Contract and through the Phaseout Period for each Service Area, the Contractor shall assist CDHS in the transition of Members, and in ensuring, to the extent possible, continuity of Member-Provider relationships. In doing this, the Contractor will make available to CDHS copies of Medical Records, patient files, and any other pertinent information, including information maintained by any subcontractor, necessary for efficient case management of Members, as determined by the Director. In no circumstances will a Medi-Cal Member be billed for this activity.

C.	Phaseout for this Contract will consist of the processing, payment and monetary reconciliation(s) necessary regarding claims for payment for Covered Services.

Phaseout for the Contract will consist of the completion of all financial and reporting obligations of the Contractor. The Contractor will remain liable for the processing and payment of invoices and other claims for payment for Covered Services and other services provided to Members pursuant to this Contract prior to the expiration or termination. The Contractor will submit to CDHS all reports required in Exhibit A, Attachment 17, Reporting Requirements, for the period from the last submitted report through the expiration or termination date.

All data and information provided by the Contractor will be accompanied by letter, signed by the responsible authority, certifying, under penalty of perjury, to the accuracy and completeness of the materials supplied.

D.	Phaseout Period will commence on the date the Operations Period of the Contract or Contract extension ends. Phaseout related activities are non-payable items.

16.	Sanctions

Contractor is subject to sanctions and civil penalties taken pursuant to Welfare and Institutions Code Section 14304 and Title 22 of the California Code of Regulations, Section 53872, however, such sanctions and civil penalties may not

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exceed the amounts allowable pursuant to 42 CFR, 438.704. If required by CDHS, Contractor shall ensure subcontractors cease specified activities which may include, but are not limited to, referrals, assignment of beneficiaries, and reporting, until CDHS determines that Contractor is again in compliance.

A.	In the event CDHS finds Contractor non-compliant with any provisions of this Contract, applicable statutes or regulations, CDHS may impose sanctions provided in Welfare and Institutions Code, Section 14304 and Title 22, CCR, Section 53872 as modified for purposes of this Contract. Title 22, CCR, Section 53872 is so modified as follows:

1)	Subsection (b)(1) is modified by replacing “Article 2” with “Article 6”

2)	Subsection (b)(2) is modified by replacing “Article 3” with “Article 7”

B.	The requirements of Exhibit A, Attachment 4, regarding QIS are all Contract provisions which are not specifically governed by Chapter 4.1 (commencing with Section 53800) of Division 3 of Title 22, CCR. Therefore, sanctions for violations of the requirements of Exhibit A, Attachment 4, regarding QIS shall be governed by Subsection 53872 (b)(4).

C.	For purposes of Sanctions, good cause includes, but is not limited to, the following:

1)	Three repeated and uncorrected findings of serious deficiencies that have the potential to endanger patient care identified in the medical audits conducted by CDHS.

2)	In the case of Exhibit A, Attachment 4, the Contractor consistently fails to achieve the minimum performance levels, or receives a “Not Reported” designation on an External Accountability Set measure, after implementation of Corrective Actions.

D.	Sanctions in the form of denial of payments provided for under the contract for new enrollees shall be taken, when and for as long as, payment for those enrollees is denied by Centers for Medicare and Medicaid Services (CMS) under 42 CFR § 438.730.

17.	Liquidated Damages Provisions

A.	General

It is agreed by the State and Contractor that:

1)	If Contractor does not provide or perform the requirements of this Contract or applicable laws and regulations, damage to the State shall result;

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a)	Proving such damages shall be costly, difficult, and time-consuming;

b)	Should the State choose to impose liquidated damages, Contractor shall pay the State those damages for not providing or performing the specified requirements;

c)	Additional damages may occur in specified areas by prolonged periods in which Contractor does not provide or perform requirements;

d)	The damage figures listed below represent a good faith effort to quantify the range of harm that could reasonably be anticipated at the time of the making of the Contract;

e)	CDHS may, at its discretion, offset liquidated damages from capitation payments owed to Contractor;

2)	Imposition of liquidated damages as specified in paragraphs B. Liquidated Damages for Violation of Contract Terms Regarding the Implementation Period, and C. Liquidated Damages for Violation of Contract Terms or Regulations Regarding the Operations Period, shall follow the administrative processes described below;

3)	CDHS shall provide Contractor with written notice specifying the Contractor requirement(s), contained in the Contract or as required by federal and State law or regulation, not provided or performed;

4)	During the Implementation Period, Contractor shall submit or complete the outstanding requirement(s) specified in the written notice within five (5) working days from the date of the notice, unless, subject to the Contracting Officer’s written approval, Contractor submits a written request for an extension. The request must include the following: the requirement(s) requiring an extension; the reason for the delay; and the proposed date of the submission of the requirement.

5)	During the Implementation Period, if Contractor has not performed or completed an Implementation Period requirement or secured an extension for the submission of the outstanding requirement, CDHS may impose liquidated damages for the amount specified in paragraph B. Liquidated Damages for Violation of Contract Terms Regarding the Implementation Period.

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6)	During the Operations Period, Contractor shall demonstrate the provision or performance of Contractor’s requirement(s) specified in the written notice within a 30 calendar day Corrective Action period from the date of the notice, unless a request for an extension is submitted to the Contracting Officer, subject to CDHS’ approval, within five (5) calendar days from the end of the Corrective Action period. If Contractor has not demonstrated the provision or performance of Contractor’s requirement(s) specified in the written notice during the Corrective Action period, CDHS may impose liquidated damages for each day the specified Contractor’s requirement is not performed or provided for the amount specified in paragraph C. Liquidated Damages for Violation of Contract Terms or Regulations Regarding the Operations Period.

7)	During the Operations Period, if Contractor has not performed or provided Contractor’s requirement(s) specified in the written notice or secured the written approval for an extension, after 30 calendar days from the first day of the imposition of liquidated damages, CDHS shall notify Contractor in writing of the increase of the liquidated damages to the amount specified in paragraph C. Liquidated Damages for Violation of Contract Terms or Regulations Regarding the Operations Period.

Nothing in this provision shall be construed as relieving Contractor from performing any other Contract duty not listed herein, nor is the State’s right to enforce or to seek other remedies for failure to perform any other Contract duty hereby diminished.

B.	Liquidated Damages for Violation of Contract Terms Regarding the Implementation Period CDHS may impose liquidated damages of $25,000 per requirement specified in the written notice for each day of the delay in completion or submission of Implementation Period requirements beyond the Implementation Period as specified in provision 11. Term above.

If CDHS determines that a delay or other non-performance was caused in part by the State, CDHS will reduce the liquidated damages proportionately.

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Exhibit E, Attachment 2

C.	Liquidated Damages for Violation of Contract Terms or Regulations Regarding the Operations Period

1)	Site Reviews

CDHS may impose liquidated damages of $2,500 per day for each violation of contract requirement not performed in accordance with Exhibit A, Attachment 4 – Quality Improvement System, provision 10. Site Review, paragraph D. Corrective Actions, until Contract requirement is performed or provided.

2)	Third-Party Tort Liability

CDHS may impose liquidated damages of $3,500 per instance or case, per Medi-Cal Member if a Contractor fails to deliver the requested information in accordance with Exhibit E, Attachment 2, provision 24 Third-Party Tort Liability.

3)	Plan Physician Availability

CDHS may impose liquidated damages of $3,500 per violation of Contract requirement not performed in accordance with Exhibit A, Attachment 6, Provider Network, provision 9. Plan Physician Availability.

D.	Conditions for Termination of Liquidated Damages

Except as waived by the Contracting Officer, no liquidated damages imposed on the Contractor will be terminated or suspended until the Contractor issues a written notice of correction to the Contracting Officer certifying, under penalty of perjury, the correction of condition(s) for which liquidated damages were imposed. Liquidated damages will cease on the day of the Contractor’s certification only if subsequent verification of the correction by CDHS establishes that the correction has been made in the manner and at the time certified to by the Contractor.

The Contracting Officer will determine whether the necessary level of documentation has been submitted to verify corrections. The Contracting Officer will be the sole judge of the sufficiency and accuracy of any documentation. Corrections must be sustained for a reasonable period of at least 90 calendar days from CDHS acceptance; otherwise, liquidated damages may be reimposed without a succeeding grace period within which to correct. The Contractor’s use of resources to correct deficiencies will not be allowed to cause other contract compliance problems.

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E.	Severability of Individual Liquidated Damages Clauses

If any portion of these liquidated damages provisions is determined to be unenforceable, the other portions will remain in full force and effect.

18.	Disputes

In addition to Exhibit C, provision 6. Disputes, Contractor also agrees to the following:

This Disputes section will be used by the Contractor as the means of seeking resolution of disputes on contractual issues.

Filing a dispute will not preclude CDHS from recouping the value of the amount in dispute from the Contractor or from offsetting this amount from subsequent capitation payment(s). If the amount to be recouped exceeds 25 percent of the capitation payment, amounts of up to 25 percent will be withheld from successive capitation payments until the amount in dispute is fully recouped.

A.	Disputes Resolution by Negotiation

CDHS and Contractor agree to try to resolve all contractual issues by negotiation and mutual agreement at the Contracting Officer level without litigation. The parties recognize that the implementation of this policy depends on open-mindedness, and the need for both sides to present adequate supporting information on matters in question.

B.	Notification of Dispute

Within 15 calendar days of the date the dispute concerning performance of this Contract arises or otherwise becomes known to the Contractor, the Contractor will notify the Contracting Officer in writing of the dispute, describing the conduct (including actions, inactions, and written or oral communications) which it is disputing.

The Contractor’s notification will state, on the basis of the most accurate information then available to the Contractor, the following:

1)	That it is a dispute pursuant to this section.

2)	The date, nature, and circumstances of the conduct which is subject of the dispute.

3)	The names, phone numbers, function, and activity of each Contractor, subcontractor, CDHS/State official or employee involved in or knowledgeable about the conduct.

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4)	The identification of any documents and the substances of any oral communications involved in the conduct. Copies of all identified documents will be attached.

5)	The reason the Contractor is disputing the conduct.

6)	The cost impact to the Contractor directly attributable to the alleged conduct, if any.

7)	The Contractor’s desired remedy.

The required documentation, including cost impact data, will be carefully prepared and submitted with substantiating documentation by the Contractor. This documentation will serve as the basis for any subsequent appeal.

Following submission of the required notification, with supporting documentation, the Contractor will comply with the requirements of Title 22, CCR, Section 53851(d) and diligently continue performance of this Contract, including matters identified in the Notification of Dispute, to the maximum extent possible.

C.	Contracting Officer’s or Alternate Dispute Officer’s Decision

Pursuant to a request by Contractor, the Contracting Officer may provide for a dispute to be decided by an alternate dispute officer designated by CDHS, who is not the Contracting Officer and is not directly involved in the Medi-Cal Managed Care Program. Any disputes concerning performance of this Contract shall be decided by the Contracting Officer or the alternate dispute officer in a written decision stating the factual basis for the decision. Within 30 calendar days of receipt of a Notification of Dispute, the Contracting Officer or the alternate dispute officer, shall either:

1)	Find in favor of Contractor, in which case the Contracting Officer or alternate dispute officer may:

a)	Countermand the earlier conduct which caused Contractor to file a dispute; or

b)	Reaffirm the conduct and, if there is a cost impact sufficient to constitute a change in obligations pursuant to the payment provisions contained in Exhibit B, direct CDHS to comply with that Exhibit.

Or,

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2)	Deny Contractor’s dispute and, where necessary, direct the manner of future performance; or

3)	Request additional substantiating documentation in the event the information in Contractor’s notification is inadequate to permit a decision to be made under 1) or 2) above, and shall advise Contractor as to what additional information is required, and establish how that information shall be furnished. Contractor shall have 30 calendar days to respond to the Contracting Officer’s or alternate dispute officer’s request for further information. Upon receipt of this additional requested information, the Contracting Officer or alternate dispute officer shall have 30 calendar days to respond with a decision. Failure to supply additional information required by the Contracting Officer or alternate dispute officer within the time period specified above shall constitute waiver by Contractor of all claims in accordance with paragraph F. Waiver of Claims below.

A copy of the decision shall be served on Contractor.

D.	Appeal of Contracting Officer’s or Alternate Dispute Officer’s Decision

Contractor shall have 30 calendar days following the receipt of the decision to file an appeal of the decision to the Director. All appeals shall be governed by Health and Safety Code Section 100171, except for those provisions of Section 100171(d)(1) relating to accusations, statements of issues, statement to respondent, and notice of defense. All appeals shall be in writing and shall be filed with CDHS’ Office of Administrative Hearings and Appeals. An appeal shall be deemed filed on the date it is received by the Office of Administrative Hearings and Appeals. An appeal shall specifically set forth each issue in dispute, and include Contractor’s contentions as to those issues. However, Contractor’s appeal shall be limited to those issues raised in its Notification of Dispute filed pursuant to paragraph B. Notification of Dispute above. Failure to timely appeal the decision shall constitute a waiver by Contractor of all claims arising out of that conduct, in accordance with paragraph F. Waiver of Claims. Contractor shall exhaust all procedures provided for in this provision 18. Disputes, prior to initiating any other action to enforce this Contract.

E.	Contractor Duty to Perform

Pending final determination of any dispute hereunder, Contractor shall comply with the requirements of Title 22, CCR, Section 53851 (d) and proceed diligently with the performance of this Contract and in accordance with the Contracting Officer’s or alternate dispute officer’s decision.

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Exhibit E, Attachment 2

If pursuant to an appeal under paragraph D. Appeal of Contracting Officer’s or Alternate Dispute Officer’s Decision above, the Contracting Officer’s or alternate dispute officer’s decision is reversed, the effect of the decision pursuant to paragraph D. shall be retroactive to the date of the Contracting Officer’s or alternate dispute officer’s decision, and Contractor shall promptly receive any benefits of such decision. CDHS shall not pay interest on any amounts paid pursuant to a Contracting Officer’s or alternate dispute officer’s decision or any appeal of such decision.

F.	Waiver of Claims

If Contractor fails to submit a Notification of Dispute, supporting and substantiating documentation, any additionally required information, or an appeal of the Contracting Officer’s or alternate dispute officer’s decision, in the manner and within the time specified in this provision 18. Disputes, that failure shall constitute a waiver by Contractor of all claims arising out of that conduct, whether direct or consequential in nature.

19.	Audit

In addition to Exhibit C, provision 4. Audit, Contractor also agrees to the following:

The Contractor will maintain such books and records necessary to disclose how the Contractor discharged its obligations under this Contract. These books and records will disclose the quantity of Covered Services provided under this Contract, the quality of those services, the manner and amount of payment made for those services, the persons eligible to receive Covered Services, the manner in which the Contractor administered its daily business, and the cost thereof.

A.	Books and Records

These books and records will include, but are not limited to, all physical records originated or prepared pursuant to the performance under this Contract including working papers; reports submitted to CDHS; financial records; all Medical Records, medical charts and prescription files; and other documentation pertaining to medical and non-medical services rendered to Members.

B.	Records Retention

Notwithstanding any other records retention time period set forth in this Contract, these books and records will be maintained for a minimum of five years from the end of the current Fiscal Year in which the date of service occurred; in which the record or data was created or applied; and for which the financial record was created or the Contract is terminated,

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or, in the event the Contractor has been duly notified that CDHS, DHHS, DOJ, or the Comptroller General of the United States, or their duly authorized representatives, have commenced an audit or investigation of the Contract, until such time as the matter under audit or investigation has been resolved, whichever is later.

20.	Inspection Rights

In addition to Exhibit D(F), provision 8. Site Inspection, Contractor also agrees to the following:

Through the end of the records retention period specified in provision 19. Audit, paragraph B. Records Retention, Contractor shall allow the CDHS, Department of Health and Human Services, the Comptroller General of the United States, Department of Justice (DOJ) Bureau of Medi-Cal Fraud, DMHC, and other authorized State agencies, or their duly authorized representatives, including CDHS’ external quality review organization contractor, to inspect, monitor or otherwise evaluate the quality, appropriateness, and timeliness of services performed under this Contract, and to inspect, evaluate, and audit any and all books, records, and Facilities maintained by Contractor and subcontractors pertaining to these services at any time during normal business hours.

Books and records include, but are not limited to, all physical records originated or prepared pursuant to the performance under this Contract, including working papers, reports, financial records, and books of account, Medical Records, prescription files, laboratory results, Subcontracts, information systems and procedures, and any other documentation pertaining to medical and non-medical services rendered to Members. Upon request, through the end of the records retention period specified in provision 19. Audit, paragraph B. Records Retention, Contractor shall furnish any record, or copy of it, to CDHS or any other entity listed in this section, at Contractor’s sole expense.

A.	Facility Inspections

CDHS shall conduct unannounced validation reviews on a number of the Contractor’s Primary Care sites, selected at CDHS’ discretion, to verify compliance of these sites with CDHS requirements.

B.	Access Requirements and State’s Right To Monitor

Authorized State and Federal agencies will have the right to monitor all aspects of the Contractor’s operation for compliance with the provisions of this Contract and applicable federal and State laws and regulations. Such monitoring activities will include, but are not limited to, inspection and auditing of Contractor, subcontractor, and provider facilities, management systems and procedures, and books and records as the Director deems

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appropriate, at any time during the Contractor’s or other facility’s normal business hours. The monitoring activities will be either announced or unannounced.

To assure compliance with the Contract and for any other reasonable purpose, the State and its authorized representatives and designees will have the right to premises access, with or without notice to the Contractor. This will include the MIS operations site or such other place where duties under the Contract are being performed.

Staff designated by authorized State agencies will have access to all security areas and the Contractor will provide, and will require any and all of its subcontractors to provide, reasonable facilities, cooperation and assistance to State representative(s) in the performance of their duties. Access will be undertaken in such a manner as to not unduly delay the work of the Contractor and/or the subcontractor(s).

21.	Confidentiality of Information

In addition to Exhibit D(F), provision 13. Confidentiality of Information, Contractor also agrees to the following duties and responsibilities with respect to confidentiality of information and data:

A.	Notwithstanding any other provision of this Contract, names of persons receiving public social services are confidential and are to be protected from unauthorized disclosure in accordance with Title 42, CFR, Section 431.300 et seq., Section 14100.2, W&I Code, and regulations adopted thereunder. For the purpose of this Contract, all information, records, data, and data elements collected and maintained for the operation of the Contract and pertaining to Members shall be protected by the Contractor from unauthorized disclosure.

Contractor may release Medical Records in accordance with applicable law pertaining to the release of this type of information. Contractor is not required to report requests for Medical Records made in accordance with applicable law.

B.

With respect to any identifiable information concerning a Member under this Contract that is obtained by the Contractor or its subcontractors, the Contractor: (1) will not use any such information for any purpose other than carrying out the express terms of this Contract, (2) will promptly transmit to CDHS all requests for disclosure of such information, except requests for Medical Records in accordance with applicable law, (3) will not disclose except as otherwise specifically permitted by this Contract, any such information to any party other than CDHS without CDHS’ prior written authorization specifying that the information is releasable under

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Title 42, CFR, Section 431.300 et seq., Section 14100.2, W&I Code, and regulations adopted thereunder, and (4) will, at the termination of this Contract, return all such information to CDHS or maintain such information according to written procedures sent to the Contractor by CDHS for this purpose.

22.	Pilot Projects

CDHS may establish pilot projects to test alternative managed care models tailored to suit the needs of populations with special health care needs. The operation of these pilot projects may result in the disenrollment of Members that participate. Implementation of a pilot project may affect the Contractor’s obligations under this Contract. Any changes in the obligations of the Contractor that are necessary for the operation of a pilot project in the Contractor’s Service Area will be implemented through a Contract amendment.

23.	Cost Avoidance and Post-Payment Recovery of Other Health Coverage Sources (OHCS)

A.	Contractor shall Cost Avoid or make a Post-Payment Recovery for the reasonable value of services paid for by Contractor and rendered to a Member whenever a Member’s OHCS covers the same services, either fully or partially. However, in no event shall Contractor Cost Avoid or seek Post-Payment Recovery for the reasonable value of services from a Third-Party Tort Liability (TPTL) action or make a claim against the estates of deceased Members.

B.	Contractor retains all monies recovered by Contractor.

C.	Contractor shall coordinate benefits with other coverage programs or entitlements, recognizing the OHCS as primary and the Medi-Cal program as the payor of last resort.

D.	Cost Avoidance

1)	If Contractor reimburses the provider on a fee-for-service basis, Contractor shall not pay claims for services provided to a Member whose Medi-Cal eligibility record indicates third party coverage, designated by a Other Health Coverage (OHC) code or Medicare coverage, without proof that the provider has first exhausted all sources of other payments. Contractor shall have written procedures implementing this requirement.

2)	Proof of third party billing is not required prior to payment for services provided to Members with OHC codes A, M, X, Y, or Z.

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Exhibit E, Attachment 2

E.	Post-Payment Recovery

1)	If Contractor reimburses the provider on a fee-for-service basis, Contractor shall pay the provider’s claim and then seek to recover the cost of the claim by billing the liable third parties:

a)	For services provided to Members with OHC codes A, M, X, Y, or Z;

b)	For services defined by CDHS as prenatal or preventive pediatric services; or

c)	In child-support enforcement cases, identifiable by Contractor. If Contractor does not have access to sufficient information to determine whether or not the OHC coverage is the result of a child enforcement case, Contractor shall follow the procedures for Cost Avoidance.

2)	In instances where Contractor does not reimburse the provider on a fee-for-service basis, Contractor shall pay for services provided to a Member whose eligibility record indicates third party coverage, designated by a OHC code or Medicare coverage, and then shall bill the liable third parties for the cost of actual services rendered.

3)	Contractor shall also bill the liable third parties for the cost of services provided to Members who are retroactively identified by Contractor or CDHS as having OHC.

4)	Contractor shall have written procedures implementing the above requirements.

F.	Reporting Requirements

1)	Contractor shall maintain reports that display claims counts and dollar amounts of costs avoided and the amount of Post-Payment Recoveries, by aid category, as well as the amount of outstanding recovery claims (accounts receivable) by age of account. The report shall display separate claim counts and dollar amounts for Medicare Part A, Part B, and Part D. Reports shall be made available upon CDHS request.

2)	When Contractor identifies OHC unknown to CDHS, Contractor shall report this information to CDHS within ten (10) calendar days of discovery in automated format as prescribed by CDHS. This information shall be sent to the California Department of Health Services, Third Party Liability Branch, Other Coverage Unit, P.O. Box 997422, Sacramento, CA 95899-7422.

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Exhibit E, Attachment 2

3)	Contractor shall demonstrate to CDHS that where Contractor does not Cost Avoid or perform Post-Payment Recovery that the aggregate cost of this activity exceeds the total revenues Contractor projects it would receive from such activity.

24.	Third-Party Tort Liability

Contractor shall identify and notify CDHS’ Third Party Liability Branch of all instances or cases in which Contractor believes an action by the Medi-Cal Member involving casualty insurance or tort or Workers’ Compensation liability of a third party could result in recovery by the Member of funds to which CDHS has lien rights under Article 3.5 (commencing with Section 14124.70), Part 3, Division 9, Welfare and Institutions Code. Contractor shall make no claim for recovery of the value of Covered Services rendered to a Member in such cases or instances and such case or instance shall be referred to CDHS’ Third Party Liability Branch within ten (10) calendar days of discovery. To assist CDHS in exercising its responsibility for such recoveries, Contractor shall meet the following requirements:

A.	If CDHS requests service information and/or copies of paid invoices/claims for Covered Services to an individual Member, Contractor shall deliver the requested information within 30 calendar days of the request. Service information includes subcontractor and out-of-plan provider data. The value of the Covered Services shall be calculated as the usual, customary and reasonable charge made to the general public for similar services or the amount paid to subcontracted providers or out-of-plan providers for similar services.

B.	Information to be delivered shall contain the following data items:

1)	Member name.

2)	Full 14 digit Medi-Cal number.

3)	Social Security Number.

4)	Date of birth.

5)	Contractor name.

6)	Provider name (if different from Contractor).

7)	Dates of service.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 2

8)	Diagnosis code and description of illness/injury.

9)	Procedure code and/or description of services rendered.

10)	Amount billed by a subcontractor or out-of-plan provider to Contractor (if applicable).

11)	Amount paid by other health insurance to Contractor or subcontractor (if applicable).

12)	Amounts and dates of claims paid by Contractor to subcontractor or out-of-plan provider (if applicable).

13)	Date of denial and reasons for denial of claims (if applicable).

14)	Date of death (if applicable).

C.	Contractor shall identify to CDHS’ Third Party Liability Branch the name, address and telephone number of the person responsible for receiving and complying with requests for mandatory and/or optional at-risk service information.

D.	If Contractor receives any requests from attorneys, insurers, or beneficiaries for copies of bills, Contractor shall refer the request to Third Party Liability Branch with the information contained in paragraph B above, and shall provide the name, address and telephone number of the requesting party.

E.	Information submitted to CDHS under this section shall be sent to the California Department of Health Services, Third Party Liability Branch, Recovery Section, MS 4720, P.O. Box 997425, Sacramento, CA 95899-7425.

25.	Records Related To Recovery For Litigation

A.	Records

Upon request by CDHS, Contractor shall timely gather, preserve and provide to CDHS, in the form and manner specified by CDHS, any information specified by CDHS, subject to any lawful privileges, in Contractor’s or its subcontractors’ possession, relating to threatened or pending litigation by or against CDHS. (If Contractor asserts that any requested documents are covered by a privilege, Contractor shall: 1) identify such privileged documents with sufficient particularity to reasonably identify the document while retaining the privilege; and 2) state

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 2

the privilege being claimed that supports withholding production of the document.) Such request shall include, but is not limited to, a response to a request for documents submitted by any party in any litigation by or against CDHS. Contractor acknowledges that time may be of the essence in responding to such request. Contractor shall use all reasonable efforts to immediately notify CDHS of any subpoenas, document production requests, or requests for records, received by Contractor or its subcontractors related to this Contract or subcontracts entered into under this Contract.

B.	Payment for Records

In addition to the payments provided for in Exhibit B, Budget Detail and Payment Provisions, CDHS agrees to pay Contractor for complying with paragraph A, Records, above, as follows:

1)	CDHS shall reimburse Contractor amounts paid by Contractor to third parties for services necessary to comply with paragraph A. Any third party assisting Contractor with compliance with paragraph A above, shall comply with all applicable confidentiality requirements. Amounts paid by Contractor to any third party for assisting Contractor in complying with paragraph A, shall not exceed normal and customary charges for similar services and such charges and supporting documentation shall be subject to review by CDHS.

2)	If Contractor uses existing personnel and resources to comply with paragraph A, CDHS shall reimburse Contractor as specified below. Contractor shall maintain and provide to CDHS time reports supporting the time spent by each employee as a condition of reimbursement. Reimbursement claims and supporting documentation shall be subject to review by CDHS.

a)	Compensation and payroll taxes and benefits, on a prorated basis, for the employees’ time devoted directly to compiling information pursuant to paragraph A.

b)	Costs for copies of all documentation submitted to CDHS pursuant to paragraph A, subject to a maximum reimbursement of ten (10) cents per copied page.

3)	Contractor shall submit to CDHS all information needed by CDHS to determine reimbursement to Contractor under this provision, including, but not limited to, copies of invoices from third parties and payroll records.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 2

26.	Fraud and Abuse Reporting

Contractor shall meet requirements set forth in 42 CFR 438.608. Contractor shall report to the Contracting Officer all cases of suspected fraud and/or abuse, as defined in 42 Code of Federal Regulations, Section 455.2, where there is reason to believe that an incident of fraud and/or abuse has occurred, by subcontractors, Members, providers, or employees within ten (10) working days of the date when Contractor first becomes aware of or is on notice of such activity. Contractor shall establish policies and procedures for identifying, investigating and taking appropriate corrective action against fraud and/or abuse in the provision of health care services under the Medi-Cal program. Contractor shall notify CDHS prior to conducting any investigations, based upon Contractor’s finding that there is reason to believe that an incident of fraud and/or abuse has occurred, and, upon the request of CDHS, consult with CDHS prior to conducting such investigations. Without waiving any privileges of Contractor, Contractor shall report investigation results within ten (10) working days of conclusion of any fraud and/or abuse investigation.

27.	Equal Opportunity Employer

Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that it is an equal opportunity employer, and will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by CDHS, advising the labor union or workers’ representative of the Contractor’s commitment as an equal opportunity employer and will post copies of the notice in conspicuous places available to employees and applicants for employment.

28.	Discrimination Prohibitions

A.	Member Discrimination Prohibition

Contractor shall not discriminate against Members or Eligible Beneficiaries because of race, color, creed, religion, ancestry, marital status, sexual orientation, national origin, age, sex, or physical or mental handicap in accordance with Title VI of the Civil Rights Act of 1964, 42 USC Section 2000d, rules and regulations promulgated pursuant thereto, or as otherwise provided by law or regulations. For the purpose of this Contract, discriminations on the grounds of race, color, creed, religion, ancestry, age, sex, national origin, marital status, sexual orientation, or physical or mental handicap include, but are not limited to, the following:

1)	Denying any Member any Covered Services or availability of a Facility;

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 2

2)	Providing to a Member any Covered Service which is different, or is provided in a different manner or at a different time from that provided to other Members under this Contract except where medically indicated;

3)	Subjecting a Member to segregation or separate treatment in any manner related to the receipt of any Covered Service;

4)	Restricting a Member in anyway in the enjoyment of any advantage or privilege enjoyed by others receiving any Covered Service, treating a Member or Eligible Beneficiary differently from others in determining whether he or she satisfies any admission, Enrollment, quota, eligibility, membership, or other requirement or condition which individuals must meet in order to be provided any Covered Service;

5)	The assignment of times or places for the provision of services on the basis of the race, color, national origin, creed, ancestry, religion, language, age, gender, marital status, sexual orientation, health status, or disability of the participants to be served.

Contractor shall take affirmative action to ensure that Members are provided Covered Services without regard to race, color, national origin, creed, ancestry, religion, language, age, gender, marital status, sexual orientation, health status, or disability, except where medically indicated.

For the purposes of this section, physical handicap includes the carrying of a gene which may, under some circumstances, be associated with disability in that person’s offspring, but which causes no adverse effects on the carrier. Such genes will include, but are not limited to, Tay-Sachs trait, sickle cell trait, thalassemia trait, and X-linked hemophilia.

B.	Discrimination Related To Health Status

Contractor shall not discriminate among eligible individuals on the basis of their health status requirements or requirements for health care services during enrollment, re-enrollment or disenrollment. Contractor will not terminate the enrollment of an eligible individual based on an adverse change in the Member’s health.

C.	Discrimination Complaints

Contractor agrees that copies of all grievances alleging discrimination against Members or Eligible Beneficiaries because of race, color, national origin, creed, ancestry, religion, language, age, gender, marital status, sexual orientation, health status, or disability, will be forwarded to CDHS for review and appropriate action.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 2

29.	Americans With Disabilities Act Of 1990 Requirements

Contractor shall comply with all applicable federal requirements in Section 504 of the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990 (42 USC, Section 12101 et seq.), Title 45, Code of Federal Regulations (CFR), Part 84 and Title 28, CFR, Part 36. Title IX of the Education Amendments of 1972 (regarding education programs and activities), and the Age Discrimination Act of 1975.

30.	Disabled Veteran Business Enterprises (DVBE)

Contractor shall comply with applicable requirements of California law relating to Disabled Veteran Business Enterprises (DVBE) commencing at Section 10115 of the Public Contract Code.

31.	Word Usage

Unless the context of this Contract clearly requires otherwise, (a) the plural and singular numbers shall each be deemed to include the other; (b) the masculine, feminine, and neuter genders shall each be deemed to include the others; (c) “shall,” “will,” “must,” or “agrees” are mandatory, and “may” is permissive; (d) “or” is not exclusive; and (e) “includes” and “including” are not limiting.

32.	Parties to State Fair Hearing

The parties to the State fair hearing include the Contractor as well as the Member and his or her representative or the representative of a deceased enrollee’s estate.

Molina Healthcare of California Partner Plan, Inc.

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Exhibit E, Attachment 3

DUTIES OF THE STATE

1.	Payment For Services

CDHS shall pay the appropriate capitation payments set forth in Exhibit B. Budget Detail and Payment Provisions, provision 4. Capitation Rates to the Contractor for each eligible Member under this Contract, and ensure that such payments are based on actuarially sound capitation rates as defined in 42 CFR, Section 438.6(c). Payments will be made monthly for the duration of this Contract. Any adjustments for Federally Qualified Health Centers will be made in accordance with Section 14087.325 of the Welfare and Institutions Code.

2.	Medical Reviews

CDHS shall conduct medical reviews in accordance with the provisions of Section 14456, Welfare and Institutions Code. CDHS shall have the discretion to accept plan performance reports, audits or reviews conducted by other agencies or accrediting bodies that use standards comparable to those of CDHS. These plan performance reports, audits and reviews may be in lieu of an audit or review conducted by CDHS in order to eliminate duplication of auditing efforts.

3.	Enrollment Processing by CDHS

A.	General

The parties to this Contract agree that the primary purpose of CDHS’ Medi-Cal managed care system is to improve quality and access to care for Medi-Cal beneficiaries. The parties acknowledge that the Medi-Cal eligibility process and the managed care enrollment system are dynamic and complex programs. The parties also acknowledge that it is impractical to ensure that every beneficiary eligible for enrollment in the Contractor’s plan will be enrolled in a timely manner. Furthermore, the parties recognize that for a variety of reasons some Eligible Beneficiaries will not be enrolled in Contractor’s plan and will receive Covered Services in the Medi-Cal fee-for-service system. These reasons include, but are not limited to, the exclusion of some beneficiaries from participating in Medi-Cal managed care, the time it takes to enroll beneficiaries, and the lack of a current valid address for some beneficiaries. The parties desire to work together in a cooperative manner so that Eligible Beneficiaries who choose to or should be assigned to Contractor’s plan are enrolled in Contractor’s plan pursuant to the requirements of this entire provision 3. The parties agree that to accomplish this goal it is necessary to be reasonably flexible with regard to the enrollment process.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 3

B.	Enrollment Processing Definitions

For purposes of this entire provision 3. Enrollment Processing by CDHS, the following definitions shall apply:

1)	Fully Converted County means a county in which the following circumstances exist, except for those Medi-Cal beneficiaries covered by Title 22, CCR, Section 53887:

a)	Eligible Beneficiaries who meet the mandatory enrollment criteria contained in Title 22, CCR, Section 53845(a) may no longer choose to receive Covered Services on a Fee-for-Service basis; and

b)	All new Eligible Beneficiaries who meet the mandatory enrollment criteria contained in Title 22, CCR, Section 53845(a) must now choose a managed care plan or they will be assigned to a managed care plan; and

c)	All Eligible Beneficiaries listed in the Medi-Cal Eligibility Data System (MEDS) as meeting the mandatory enrollment criteria contained in Title 22, CCR, Section 53845(a) on the last date that both a. and b. above occur:

i.	Have been notified of the requirement to choose a managed care plan and informed that if they fail to choose a plan they will be assigned to a managed care plan; and

ii.	Those beneficiaries still eligible for Medi-Cal and enrollment into a managed care plan at the time their plan enrollment is processed in MEDS have been enrolled into a managed care plan.

2)	Mandatory Plan Beneficiary means:

a)	A new Eligible Beneficiary who meets the mandatory enrollment criteria contained in Title 22, CCR, Section 53845(a), both at the time her/his plan enrollment is processed by the CDHS Enrollment Contractor and by MEDS; or

b)	An Eligible Beneficiary previously receiving Covered Services in a county without mandatory managed care enrollment who now resides in a county where mandatory enrollment is in effect and who meets the mandatory enrollment criteria contained in Title 22, CCR, Section 53845(a); or

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 3

c)	An Eligible Beneficiary meeting the criteria of Title 22, CCR, Section 53845(b), and who subsequently meets the criteria of Title 22, CCR, Section 53845(a).

3)	Mandatory Plan Beneficiary shall not include any Eligible Beneficiary who:

a)	is eligible to receive Covered Services on a Fee-for-Service basis because her/his MEDS eligibility for managed care plan enrollment is interrupted due to aid code, ZIP code or county code changes; or

b)	becomes eligible for enrollment in a managed care plan on a retroactive basis.

C.	CDHS Enrollment Obligations

1)	CDHS shall receive applications for enrollment from its enrollment contractor and shall verify the current eligibility of applicants for enrollment in Contractor’s plan under this Contract. If the Contractor has the capacity to accept new Members, CDHS or its enrollment contractor shall enroll or assign Eligible Beneficiaries in Contractor’s plan when selected by the Eligible Beneficiary or when the Eligible Beneficiary fails to timely select a plan. Of those to be enrolled or assigned in Contractor’s plan, CDHS will ensure that in a Fully Converted County a Mandatory Plan Beneficiary will receive an effective date of plan enrollment that is no later than 90 calendar days from the date that MEDS lists such an individual as meeting the enrollment criteria contained in Title 22, CCR, Section 53845(a), if all changes to MEDS have been made to allow for the enrollment of the individual and all changes necessary to this Contract to accommodate such enrollment, including, but not limited to rate changes and aid code changes, have been executed. CDHS will use due diligence in making any changes to MEDS and to this Contract. CDHS will provide Contractor a list of Members on a monthly basis.

2)	CDHS or its enrollment contractor shall assign Eligible Beneficiaries meeting the enrollment criteria contained in Title 22, CCR, Section 53845(a) to plans in accordance with Title 22, CCR, Section 53884.

3)	Notwithstanding any other provision in this Contract, subparagraphs 1) and 2) above shall not apply to:

a)	Eligible Beneficiaries previously eligible to receive Medi-Cal services from a Prepaid Health Plan or Primary Care Case Management plan and such plan’s contract with CDHS expires, terminates, or is assigned or transferred to Contractor;

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 3

b)	Members who are enrolled into another managed care plan on account of assignment, assumption, termination, or expiration of this Contract;

c)	Eligible Beneficiaries covered by a new mandatory aid code, added to this Contract;

d)	Eligible Beneficiaries meeting the criteria of Title 22, CCR, Section 53845(b), who subsequently meet the criteria of Title 22, CCR, Section 53845(a) due solely to CDHS designating a prior voluntary aid code as a new mandatory aid code;

e)	Eligible Beneficiaries residing in an excluded zip code area within a County that is not a fully Converted County; or

f)	Eligible Beneficiaries without a current valid deliverable address or with an address designated as a County post office box for homeless beneficiaries.

D.	Disputes Concerning CDHS Enrollment Obligations

1)	Contractor shall notify CDHS of CDHS’ noncompliance with this provision 3. Enrollment Processing pursuant to the requirements and procedures contained in Exhibit E, Attachment 2, provision 18. Disputes.

2)	CDHS shall have 120 calendar days from the date of CDHS’ receipt of Contractor’s notice (the “cure period”) to cure any noncompliance with this provision 3. Enrollment Processing, identified in Contractor’s notice, without incurring any financial liability to the Contractor. For purposes of this section, CDHS shall be deemed to have cured any noncompliance with this provision 3. Enrollment Processing, identified in Contractor’s notice if within the cure period any of the following occurs:

a)	Mandatory Plan Beneficiaries receive an effective date of plan enrollment that is within the cure period, or

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 3

b)	CDHS corrects enrollment that failed to comply with this provision 3. Enrollment Processing, by redirecting enrollment from one Contractor to another within the cure period in order to comply with this provision 3. Enrollment Processing, or

c)	Within the cure period, CDHS changes the distribution of beneficiary Assignment (subject to the requirements of Title 22, CCR, Section 53845), to the maximum extent new beneficiaries are available to be assigned, to make up the number of incorrectly assigned beneficiaries as soon as possible.

3)	If it is necessary to redirect enrollment or change the distribution of beneficiary Assignment due to noncompliance with this provision 3. Enrollment Processing, and such change varies from the requirements of Title 22, CCR, Section 53884(b)(5) or (b)(6), Contractor agrees it will neither seek legal nor equitable relief for such variance or the results of such variance if CDHS resumes assignment consistent with Sections 53884(b)(5) or (b)(6) after correcting a noncompliance with this provision 3. Enrollment Processing.

4)	Notwithstanding Exhibit E, Attachment 2, provision 1. Governing Law or any other provision of this Contract, if CDHS fails to cure a noncompliance with this provision 3. Enrollment Processing, within the cure period, CDHS will be financially liable for such noncompliance as follows:

CDHS will be financially liable for Contractor’s demonstrated actual reasonable losses as a result of the noncompliance, beginning with CDHS’ first failure to comply with its enrollment obligation set forth herein. CDHS’ financial liability shall not exceed 15 percent of Contractor’s monthly capitation payment calculated as if noncompliance with this provision 3. Enrollment Processing did not occur, for each month in which CDHS has not cured noncompliance pursuant to paragraph D. subparagraph 2) above, beginning with CDHS’ first failure to comply with its enrollment obligation set forth herein.

5)

Notwithstanding paragraph D. subparagraph 4) above, CDHS shall not be financially liable to Contractor for any noncompliance with provision 3. Enrollment Processing, in an affected county (on a county-by-county basis) if Contractor’s loss of Mandatory Plan Beneficiaries, in a month in which any noncompliance occurs, is less than five percent of Contractor’s total Members in that affected

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Exhibit E, Attachment 3

county in the month in which the noncompliance occurs. The parties acknowledge that the above-referenced five-percent threshold shall apply on a county-by-county basis, not in the aggregate.

4.	Disenrollment Processing

CDHS shall review and process requests for Disenrollment and notify the Contractor and the Member of its decision.

5.	CDHS Approval Process

A.	Within five (5) working days of receipt, CDHS shall acknowledge in writing the receipt of any material sent to CDHS by Contractor pursuant to Exhibit E, Attachment 2, provision 8. Obtaining CDHS Approval.

B.	Within 60 calendar days of receipt, CDHS shall make all reasonable efforts to approve in writing the use of such material provided to CDHS pursuant to Exhibit E, Attachment 2, provision 8. Obtaining CDHS Approval, provide Contractor with a written explanation why its use is not approved, or provide a written estimated date of completion of CDHS’ review process. If CDHS does not complete its review of submitted material within 60 calendar days of receipt, or within the estimated date of completion of CDHS review, Contractor may elect to implement or use the material at Contractor’s sole risk and subject to possible subsequent disapproval by CDHS. This paragraph shall not be construed to imply CDHS approval of any material that has not received written CDHS approval. This paragraph shall not apply to Subcontracts or sub-subcontracts subject to CDHS approval in accordance with Exhibit A, Attachment 6, provision 13. Subcontracts, paragraph C. regarding Departmental Approval – Non-Federally Qualified HMOs, and paragraph D. regarding Departmental Approval – Federally Qualified HMOs.

6.	Program Information

CDHS shall provide Contractor with complete and current information with respect to pertinent policies, procedures, and guidelines affecting the operation of this Contract, within 30 calendar days of receipt of Contractor’s written request for information, to the extent that the information is readily available. If the requested information is not available, CDHS shall notify Contractor within 30 calendar days, in writing, of the reason for the delay and when Contractor may expect the information.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit E, Attachment 3

7.	Catastrophic Coverage Limitation

CDHS shall limit the Contractor’s liability to provide or arrange and pay for care for illness of, or injury to, Members which results from or is greatly aggravated by, a catastrophic occurrence or disaster.

8.	Risk Limitation

CDHS shall agree that there will be no risk limitation and that Contractor will have full financial liability to provide Medically Necessary Covered Services to Members.

9.	Notice Of Termination Of Contract

CDHS shall notify Members of their health care benefits and options available upon termination or expiration of this Contract.

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Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
4f Innovative Quality Improvement Activities

NCQA Accreditation	X			The plan has received NCQA accreditation through January 2008.

Appointment Acces Survey	X

Nurse Advice line 24/7 Service	X

Transportation Summit		X		This was a one-time summit coordinated by the plan that has been completed.

ER Management		X		The ER management study was conducted by the plan over a 24 month period. It was completed at the time of RFP.

Provider Profiling Collaborative		X		The Asthma Partnership with IEHP concluded in 2005. The plan continues participation with IEHP through the Plan Practice Improvement Project.

Asthma Disease Management Program “Breathe with Ease”	X

Asthma Management (inhaled steroid/high beta-agonist use study)		X		The plan completed the Use of High Amounts of Short Acting Beta Agonist Medications by Members Receiving inhaled Steroids (ages 3-50) study in 2004. The plan has an on-going asthma medication studies and continues with both quarterly and semi annual initiatives.

Diabetes Management (Hgb A1C screening, control and LDL-C screening study)		X		The Plan completed the LDL-C Screening/Lipids in Good Control study in 2004. The plan conducts on-going diabetes management studies.

Diabetes Disease Management Program Living Well Diabetes Program	X

Pregnancy Program Motherhood matters Program	X

Continuity/Coordination of care studies	X			The plan participates in on-going quality improvement studies including semi-annual reporting

Disease Registries	X

Cervical cancer Improving the rate of Cervical Cancer Screening.	X			The plan is continuing this preventive care and HEDIS initiative, which includes HEDIS data collection and enhanced member education efforts.

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Chlamydia Screening, treatment & re-screening		X		The Chlamydia Screening, Treatment and Re-screening study was complete in 2005. The plan continues with preventive care and HEDIS initiatives, including HEDIS data collection and enhanced member education.

Breast Cancer Improving the Rate of Breast Cancer Screening	X			The plan continues with preventive care and HEDIS initiatives, including HEDIS data collection and enhanced breast cancer member education.

HEDIS incentives	X			The plan is currently enhancing a provider incentive program to increase encounter data submission rates and improve overall HEDIS performance.

Immunization Registries	X

Cultural and linguistic Advisory Committee	X

Ask the Anthropologist (web based)	X			The plan is revising this program to better serve members. A new initiative is being developed to allow members to contact the plan’s cultural & linguistics staff to received answers about cultural and linguistic questions/issues.

Interpreter wallet card	X

Interpretation Services	X

Welcome Call/New Member Outreach program	X

After delivery home visit	X			The plan has modified this program, called the Motherhood Matters Program. The plan sends trimester specific information including postpartum materials to members. The plan continues telephonic outreach to encourage members to complete their postpartum check up. Also, the plan coordinates home visits to members based upon medical need.

Ask the Registered Dietician (web based)	X

Member Services telephone Responsiveness	X

Pharmacy Services-Language Matching	X

Pharmacy: Timeless of Eligibility Release	X

Medical Nutrition Therapy	X

Population-Based Member Surveys			X	DHS approves plan’s request to remove this activity. The plan has discontinued this initiative. In its place, the plan participates in CAHPS surveys.

Provider Satisfaction Surveys	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Acitivity	Completed Activity	Discontinued Activity	Comments
SMO Community Outreach Activities	X			In the RFP, the plan listed a number of achievements that have been completed. The plan continues to participate in a variety of outreach events in communities surrounding the plan’s staff model offices. (“SMOs”).

Hablamos Juntos		X		The plan has completed this activity. The Report Wood Johnson Foundation awarded a two (2) year grant to the plan to perform this activity. The grant funding was from December 2004 through April 2006.

TeleSalud	X			The plan’s TeleSalud bilingual 24/7 Nurse Advice Line is available to members. Interpreter services are provided telephonically by the plan’s language services vendor.

Moreno Valley School District Immunization Program		X		In the RFP, the plan listed this initiative that is now completed. The plan continues to participate in a variety of community outreach activates, including working with community based organizations (“CBOs”) to facilitates outreach and coordination efforts.

School Nebulizer Project		X		The plan has completed this limited-time activity, in which the plan donated nebulizers to 35 local schools.

THRIVE Project		X		The plan has completed this limited-time activity, in which the plan supported the development of a community center.

Book Buddies Program	X

Payment Mechanism for Interpreter Service	X

Cultural Competency Training	X			The plan provides cultural competency training in various settings to members, providers and community groups.

RSV Quality Improvement Project		X		The RSV Quality Improvement study was completed in 2004. In 2006, under the joint leadership of the plan’s Medical Director, Dr. Kenneth Smith, the RSV Taskforce reconvened to review and reconfirm recommendations for Synagis usage utilizing AAP guidelines.

NCQA National Medicaid Work Group		X		The NCQA Medicaid workgroup concluded in 2003. The plan’s Medical Director, Kenneth Smith, MD, continues to be actively involved with NCQA and serves as an expert in national NCQA Medicaid issues.

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
HEDIS Incentive Program Enhancements	X			The plan is currently enhancing a provider incentive program to increase encounter data submission rates and Improve overall HEDIS performance.

Dental Health Education	X			The plan continues to perform this activity. This activity will conclude in 2007.

Healthy Kids Coalition	X			Molina Healthcare participates in the Teachers for Healthy Kids Initiative, as well as other outreach and enrollment programs targeting uninsured children and families.

5.d. Innovative Utilization Management Activities

Ask the Pharmacist (Web-based Interactive Program)	X

Asthma DHS/CHCS Collaborative		X		The Asthma DHS/CHCS collaborative concluded in 2004. The new collaborative Plan Practice Improvement Project runs from 2005-2006. The plan continues to participate in various ongoing quality improvement studies, projects and collaboratives, such as the Asthma study Improvement Project.

Asthma Partnership with IEHP		X

Clinical Practice Guideline (Asthma, Diabetes, hypertension, Gestational Diabetes, and Pregnancy)	X

Diabetes DHS Collaborative		X		The Diabetes DHS Collaborative concluded in 2005. The plan continues to participate in various ongoing collaboratives, such as the Adolescent Well Care collaborative.

Disease Registries	X

ER Use and Abuse Program	X

Hospital On-Site Review	X

Language Matching for Pharmacy Services	X

Maternal Home Health	X

Medical Director Ambassador Program	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Medical Nutrition Therapy (Registered Dietician Services)	X

Nurse Advice Line	X

PharmaCheck Program	X

Population-based Member Surveys			X	DHS approves plan’s request to remove this activity. The plan has discontinued this initiative. In its place, the plan participates in CAHPS surveys.

Respiratory Syncytial Virus (RSV Care Management)	X

Riverside/San Bernardino County Asthma Coalition	X

School Nebulizer Project		X		The plan has completed this limited-time activity, in which the plan donated nebulizers to 35 local schools.

Transportation Summit		X		This was a one-time summit coordinated by the plan that has been completed.

Language Services Access Summit		X		The plan has completed this activity. The Robert Wood Johnson Foundation awarded a two (2) year grant to the plan to perform this activity. The grant funding was from December 2004 through April 2006.

24 Hour Billingual Spanish Nurse Advice Line-Telesalud	X

Exceeding DHS Standards in Daily Um Activities:
a) Member Data Base of carved out services	X
b) ER Visit summaries to delegated entities	X
c) Provide In-patient and Bed day summaries to delegated entities	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
After delivery home visit	X			The plan has modified this program, called the Motherhood Matters Program. The Plan sends trimester specific information including postpartum materials to members. The plan continues telephonic outreach to encourage members to complete their postpartum check up. Also, the plan coordinates home visits to members based upon medical need.

Comprehensive CPSP Training	X

Hospital to Home Program	X			The plan has modified this program to provide focused discharge planning for those members requiring medically necessary follow-up care. The plan’s case management staff perform outreach activities including placing phone calls directly to members to ensure complex medical needs and needs based upon social limitations are being addressed.

Rural Transportation Program	X

Video Medical Conferencing			X	DHS approves plan’s request to remove this activity. The plan has discontinued the intended implementation of this initiative. The plan researched the application of this service for health plan members and determined that it was not an appropriate service to implement at the present time. The purpose of this initiative was to enable a treating PCP to consult about a member’s condition/treatment with a specialist via telephone or video conference. The plan has instead focused on building up its specialist network to provide PCPs a network of qualified specialist providers with whom to consult on member conditions and treatment options.

9.e. Innovative Ideas/Practices

Annual PCP and specialist appointment access and after hours instructions survey	X

Requires Urgent Care pre-contractual facility site review	X

Every six month analysis using qualifiable and measurable standards for PCP’s (1:2000 members) and their geographic distribution	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Every six month analysis using qualifiable and measurable standards for high volume specialists for orthopedic surgeons, dermatologists, otolaryngologists, opthalmologists (1:5000 members) and OB-GYN’s (1:1000 members)	X			The plan modified this activity to assess and identify high volume specialists on an annual basis.

Annual Analysis of geographic availability to members for the number of:

a) PCP’s	X

b) Specialists	X

c) Pharmacies	X

d) Urgent Care Centers	X

e) Facilities	X

Access and Availability Committee	X

Ask the Registered Dietician (web based)	X

Breathe with Ease Program	X

Disease Specific Member Newsletters	X

Healthy Living with Diabetes	X

Hablamos Juntos		X		The plan has completed this activity. The Robert Wood Johnson Foundation awarded a two (2) year grant to the plan to perform this activity. The grant funding was from December 2004 through April 2006.

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Immunization Outreach Program (Home Verification)			X	DHS approves plan’s request to remove this activity. The plan has discontinued this initiative. The plan researched ways to implement this activity and determined that it was not practical at the present time. The shortage of qualified nurses in California made this program very difficult to implement. To help achieve the original objective of increasing immunization rates for plan members, the plan has focused on performing outreach activities to members and their families to educate them about the importance of staying up-to-date with immunizations. The plan’s “Healthy Baby Program” provides a car seat to a member’s family when evidence is presented that the members immunizations are current and up-to-date. Another example of the plan’s ongoing activities in this area is a flu shot campaign underway in which postcards are sent to members along with phone calls, reminding members and their families about scheduled immunizations. The plan also participates in community outreach events and other collaborative activities directed at increasing immunization rates

Interpreter Request Card Program	X

Molina Appointment Access Survey	X

Motherhood Matters Program	X

Motherhood Matters Outreach	X

Prenatal/Postpartum Reminders	X

Community Based Organization Outreach	X			The plan’s RFP response covered activities that occurred in 2003 and 2004. The plan continues to participate in a variety of community outreach activities. Including working with community based organizations (“CBOs”) to facilitate outreach and coordination efforts.

Community Located Staff Model Offices	X			The plan continues to operate four (4) staff model offices (“SMOs”) in San Bernardino, two (2) SMOs in Riverside and two (2) SMOs in east Los Angeles County that adjoin Riverside.

Transportation Assistance Program (New Innovation)	X

Welcome Call Program	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
13.d Innovative member Services Activities

Customer telephone Service requires:

a) Average speed of answer less that 30 seconds	X

b) Abandonment Rate less than 5%	X

Implemented new member welcome call to confirm new member understanding of health care benefits and how to access services	X

Uses easy to understand language in member materials to advise members about protected health information and open communication with their PCP	X

Measures numerous categories or reasons for member inquiries, complains and grievances and identifies systemic trends and acts on findings	X

IHA Gift Incentive	X

New member Outreach: Welcome Call	X

Telephone Outreach	X

Mail Outreach	X

FAQ Sheet-Frequently Asked Questions and Answers	X

Molina’s Ombudsman Program

Cultural Training Assistance	X			The plan provides cultural competency training, assistance and resources to members; providers and community groups in a variety of settings.

Cultural Training and Assistance	X

Cultural and Linguistic Advisory Committee	X

Disenrollment Survey	X

Education on IHA	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Hablamos Juntos		X		The plan has completed this activity. The Robert Wood Johnson Foundation awarded a two (2) year grant to the plan to perform this activity. The grant funding was from December 2004 through April 2006.
Interpreter Card Program	X
“Motherhood Matters”	X
Motherhood Matters Outreach	X
Web Site Translation	X
Wellness Mailing (Annual)	X			The plan has revised its member mailing activities to include member wellness information such as informative brochures and refrigerator magnets in new member enrollment mailing and annual member mailings. Health Education information, such as wellness materials, are routinely reviewed with the plan’s community advisory committees to receive feedback.
Collaborative Activities	X			Molina Healthcare participates in various ongoing projects and collaboratives
Birthday Card Program	X
IHA Appointment Reminders	X			The plan has modified this activity to provide manual reminder calls to members about IHAs. The plan continues to consider new technological applications to more effectively notify member of IHAs.
Transportation	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Immunization Outreach Program (Home Verification)			X	DHS approves plan’s request to remove this activity. The plan has discontinued this initiative. The plan research ways to implement this activity and determined that it was not practical at the present time. The shortage of qualified nurses in California made this program very difficult to implement. To help achieve the original objective of increasing immunization rates for plan members, the plan has focused on performing outreach activities to members and their families to educate them about the importance of staying up-to-date with immunizations. The plan’s “Health Baby Program” provides a car seat to a member’s family when evidence is presented that the member’s immunizations are current and up-to-date. Another example of the plan’s ongoing activities in this area is a flu short campaign underway in which postcards are sent to members along with phone calls, reminding members and their families about scheduled immunizations. The plan also participates in families about scheduled immunizations. The plan also participates in community outreach events and other collaborative activities directed at increasing immunization rates.

14.c Innovative Activities

Customer Telephone Services requires:

a) Average speed of answer less than 30 seconds	X

b) Abandonment Rate less than 5%	X

Implemented new member welcome call to confirm new member understanding of health care benefits and how to access services	X

Uses easy to understand language in member materials to advise members about protected health information and open communication with their PCP	X

Measures member understanding of plan Information to provide strategies for improvement	X

Measures numerous categories of reasons for members inquiries, complains and grievances and identifies systemic trends and acts on finds	X

Molina’s Ombudsman Program	X

Innovative Activities List	Molina Healthcare of California
06-55498
Exhibit E, Attachment 4

Activity Name	Current Activity	Completed Activity	Discontinued Activity	Comments
Grievance Acknowledgement within 24 hours	X

Grievance Closure TAT 15 days	X

Member Participation Committee	X

Disenrollment Survey

Cultural training and Assistance	X			The plan provides cultural competency training, assistance and resources to members, providers and community groups in a variety of settings.

Interpreter Wallet Cards	X

Ask the Anthropologist (web based)	X			The plan is revising this program to better serve members. A new initiative is being developed to allow members to contact the plan’s cultural & linguistics staff to received answers about cultural and linguistic questions/issues.

Hablamos Juntos		X		The plan has completed this activity. The Robert Wood Johnson Foundation awarded a two (2) year grant to the plan to perform this activity. The grant funding was from December 2004 through April 2006.

New Member Outreach: Welcome Call	X

State of California—Health and Human Services Agency

California Department of Health Services

Exhibit F

Contractor’s Release

Instructions to Contractor:

With final invoice(s) submit one (1) original and one (1) copy. The original must bear the original signature of a person authorized to bind the Contractor. The additional copy may bear photocopied signatures.

Submission of Final Invoice

Pursuant to contract number                      entered into between the State of California Department of Health Services (CDHS) and the Contractor (identified below), the Contractor does acknowledge that final payment has been requested via invoice number(s)                     , in the amount of $                      and dated                      If necessary, enter “See Attached” in the appropriate blocks and attach a list of invoice numbers, dollar amounts and invoice dates.

Release of all Obligations

By signing this form, and upon receipt the amount specified in the invoice number(s) referenced above, the Contractor does hereby release and discharge the State, its offices, agents and employees of and from any and all liabilities, obligations, claims, and demands whatsoever arising from the above referenced contract.

Repayments Due to Audit Exceptions / Record Retention

By signing in this form, Contractor acknowledges that expenses authorized for reimbursement does not guarantee final allowability of said expenses. Contractor that the amount of any sustained audit exceptions resulting from any subsequent audit made after final payment will be refunded to the State.

All expense and accounting records related to the above referenced contract must be maintained for audit purposes for no less than three years beyond the date of final payment, unless a longer term is stated in said contract.

Recycled Product Use Certification

By signing this form, Contractor certifies under penalty of perjury that a minimum 0% unless otherwise specified in writing of post consumer material, as defined in the Public Contract Code Section 12200, in products, materials, goods, or supplies offered or sold to the State regardless of whether it meets the requirements of Public Contract Code Section 12209. Contractor specifies that printer or duplication cartridges offered or sold to the State comply with the requirements of Section 12516(e).

Reminder to Return State Equipment/Property (If Applicable)

(Applies only if equipment was provided by CDHS or purchased with or reimbursed by contract funds)

Unless CDHS has approved the continued use and possession of State equipment (as defined in the above referenced contract) for use in connection with another CDHS agreement, Contractor agrees to promptly initiate arrangements to account for and return said equipment to CDHS, at CDHS’s expense, if said equipment has not passed its useful life expectancy as defined in the above referenced contract.

Patents / Other Issues

By signing this form, Contractor further agrees, in connection with patent matters and with any claims that are not specifically released as set forth above, that it will comply with all of the provisions contained in the above referenced contract, including, but not limited to, those provisions relating to notification to the State and related to the defense or prosecution of litigation.

ONLY SIGN AND DATE THIS DOCUMENT WHEN ATTACHING TO THE FINAL INVOICE

Contractor’s Legal Name (as on contract):

Signature of Contractor or Official Designee:	Date:

Printed Name/Title of Person Signing:

CDHS Distribution: Accounting (Original) Program

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit G

Health Insurance Portability and Accountability Act (HIPAA)

1.	Recitals

A.	“Protected Health Information” or “PHI” means any information, whether oral or recorded in any form or medium that relates to the past, present, or future physical or mental condition of an individual, the provision of health care to an individual, or the past, present, or future payment for the provision of health care to an individual; and that identifies the individual or with respect to which there is a reasonable basis to believe the information can be used to identify the individual. PHI shall have the meaning given to such term under HIPAA and HIPAA regulations, as the same may be amended from time to time.

B.	CDHS desires to protect the privacy and provide for the security of PHI disclosed, created or received on behalf of CDHS pursuant to this Contract.

IN THE USE OR DISCLOSURE OF INFORMATION PURSUANT TO THIS CONTRACT, THE PARTIES AGREE AS FOLLOWS:

2.	Permitted Uses and Disclosures.

A.	Permitted Uses and Disclosures. Except as otherwise required by law, Contractor may use or disclose PHI only to perform functions, activities or services specified in this Contract provided that such use or disclosure is for purposes directly connected with the administration of the Medi-Cal program. Those activities which are for purposes directly connected with the administration of the Medi-Cal program include, but are not limited to: establishing eligibility and methods of reimbursement; determining the amount of medical assistance; providing services for Members; conducting or assisting an investigation, prosecution, or civil or criminal proceeding related to the administration of the Medi-Cal program; and conducting or assisting a legislative investigation or audit related to the administration of the Medi-Cal program.

B.	Specific Use and Disclosure Provisions. Except as otherwise indicated in this Contract, Contractor may:

1)	Use and disclose for management and administration. Use and disclose PHI for the proper management and administration of the Contractor or to carry out the legal responsibilities of the Contractor, provided that disclosures are required by law, or the Contractor obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and will be used or further disclosed only as required by law or for the purpose for which it was disclosed to the person, and the person notifies the Contractor of any instances of which it is aware that the confidentiality of the information has been breached.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit G

Health Insurance Portability and Accountability Act (HIPAA)

2)	Provision of Data Aggregation Services. Use PHI to provide data aggregation services to CDHS. Data aggregation means the combining of PHI created or received by the Contractor on behalf of CDHS with PHI received by the Contractor in its capacity as the Contractor of another covered entity, to permit data analyses that relate to the health care operations of CDHS.

C.	Prohibition of External Disclosures of Lists of Members. A Contractor must provide CDHS’ contract manager with a list of external entities, including persons, organizations, and agencies, other than those within its treatment network and other than CDHS, to which it discloses lists of Medi-Cal Member names and addresses. This list must be provided within 30 calendar days of the execution of this Contract and annually thereafter.

3.	Responsibilities of Contractor.

Contractor agrees:

A.	Divulging Medi-Cal Status. Not to divulge the Medi-Cal status of a Contractor’s Members without CDHS’s prior approval except for treatment, payment and operations.

B.	Safeguards. To implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the PHI, including electronic PHI, that it creates, receives, maintains or transmits on behalf of CDHS; and to prevent use or disclosure of PHI other than as provided for by this Contract. Contractor shall maintain a comprehensive written information privacy and security program that includes administrative, technical and physical safeguards appropriate to the size and complexity of the Contractor’s operations and the nature and scope of its activities. Contractor will provide CDHS with information concerning such safeguards as CDHS may reasonably request.

C.	Security. To take any and all steps necessary to ensure the continuous security of all computerized data systems containing PHI, and provide data security procedures for the use of CDHS at the end of the contract period. These steps shall include, at a minimum:

i.	Complying with all of the data system security precautions listed in this Agreement or in an Exhibit attached to this Agreement;

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit G

Health Insurance Portability and Accountability Act (HIPAA)

ii.	Achieving and maintaining compliance with the HIPAA Security Rule (45 CFR Parts 160 and 164), as necessary in conducting operations on behalf of CDHS under this Agreement;

iii.	Providing a level and scope of security that is at least comparable to the level and scope of security established by the Office of Management and Budget in OMB Circular No. A-130, Appendix III- Security of Federal Automated Information Systems, which sets forth guidelines for automated information systems in Federal agencies; and

iv.	Complying with the safeguard provisions in the Department’s Information Security Policy, embodied in Health Administrative Manual (HAM), sections 6-1000 et seq. and in the Security and Risk Management Policy in the Information Technology Section of the State Administrative Manual (SAM), sections 4840 et seq., in so far as the security standards in these manuals apply to Business Associate’s operations. In case of a conflict between any of the security standards contained in any of these four enumerated sources of security standards, the most stringent shall apply. The most stringent means that safeguard which provides the highest level of protection to PHI from unauthorized disclosure. Further, Business Associate must comply with changes to these standards that occur after the effective date of this Agreement.

Business Associate shall designate a Security Officer to oversee its data security program who shall be responsible for carrying out the requirements of this section and for communicating on security matters with CDHS.

D.	Contractor’s Agents. To ensure that any agents, including subcontractors but excluding providers of treatment services, to whom Contractor provides PHI received from or created or received by Contractor on behalf of CDHS, agree to the same restrictions and conditions that apply to Contractor with respect to such PHI; and to incorporate, when applicable, the relevant provisions of this Contract into each subcontract or subaward to such agents or subcontractors.

E.	Availability of Information to Members. To provide access to members (upon reasonable notice and during Contractor’s normal business hours) to their PHI in a Designated Record Set in accordance with 45 CFR 164.524. Designated Record Set means the group of records maintained for CDHS that includes medical and billing records about Members; enrollment, payment, claims adjudication, and case or medical management systems maintained for CDHS health plans; or those records used to make decisions about Members on behalf of CDHS.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit G

Health Insurance Portability and Accountability Act (HIPAA)

F.	Internal Practices. To make Contractor’s internal practices, books and records relating to the use and disclosure of PHI received from CDHS, or created or received by Contractor on behalf of CDHS, available to CDHS for inspection and auditing in a time and manner designated by CDHS, for purposes of determining compliance with the provisions of this Exhibit.

G.	Documentation and Accounting of Disclosures. To document and make available to CDHS and to a Member such disclosures of PHI, and information related to such disclosures, necessary to respond to a proper request by the subject Member for an accounting of disclosures of PHI, in accordance with 45 CFR 164.528.

H.	Notification of Breach. During the term of this Agreement:

i.	Discovery of Breach. To notify CDHS immediately by telephone call plus e-mail or fax upon the discovery of breach of security of PHI in computerized form if the PHI was, or is reasonably believed to have been, acquired by an unauthorized person; or within 24 hours by e-mail or fax of any suspected security incident, intrusion or unauthorized use or disclosure of PHI in violation of this Agreement and this Addendum, or potential loss of confidential data affecting this Agreement. Notification shall be provided to the CDHS contract manager, the CDHS Privacy Officer and the CDHS Information Security Officer. If the incident occurs after business hours or on a weekend or holiday and involves electronic PHI, notification shall be provided by calling the CDHS ITSD Help Desk. Business Associate shall take:

a.	Prompt corrective action to mitigate any risks or damages involved with the breach and to protect the operating environment and

b.	Any action pertaining to such unauthorized disclosure required by applicable Federal and State laws and regulations.

ii.	Investigation of Breach. To immediately investigate such security incident, breach, or unauthorized use or disclosure of PHI or confidential data. Within 72 hours of the discovery, to notify the CDHS contract manager, the SDHS Privacy Officer, and the CDHS Information Security Officer of:

1.	What data elements were involved and the extent of the data involved in the breach,

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit G

Health Insurance Portability and Accountability Act (HIPAA)

2.	A description of the unauthorized persons known or reasonably believed to have improperly used or disclosed PHI or confidential data,

3.	A description of where the PHI or confidential data is believed to have been improperly transmitted, sent, or utilized,

4.	A description of the probable causes of the improper use or disclosure; and

5.	Whether Civil Code sections 1798.29 or 1798.82 or any other federal or state laws requiring individual notifications of breaches are triggered.

iii.	CDHS Contact Information. To direct communications to the above referenced SDHS staff, the Contractor shall initiate contact as indicated herein. SDHS reserves the right to make changes to the contact information below by giving written notice to the Contractor. Said changes shall not require an amendment to this Agreement or Addendum.

CDHS Contract Manager	CDHS Privacy Officer	CDHS Information Security Officer
See Provision 4 of Exhibit A for Contract Manager information???	Privacy Officer % Office of Legal Services California Department of Health Services P.O. Box 997413, MS 0011 Sacramento, CA 95899-7413 Telephone: (916) 440-7750 Email: privacyofficer@dhs.ca.gov	Information Security Officer Information Security Office P.O. Box 997413, MS 6302 Sacramento, CA 95899-7413 Email: dhsiso@dhs.ca.gov Telephone: ITSD Help Desk 916-440-7000 or 800-579-0874

I.	Notice of Privacy Practices. To produce a Notice of Privacy Practices (NPP) in accordance with standards and requirements of HIPAA, the HIPAA regulations, applicable State and Federal laws and regulations, and Section 2.A. of this Exhibit. Such NPP’s must include the CDHS Privacy Officer contact information included in part H. above of this Contract as an alternative means for Medi-Cal beneficiaries to lodge privacy complaints. All NPP’s created or modified, must be submitted to the CDHS contract manager for review.

Molina Healthcare of California Partner Plan, Inc.

06-55498

Exhibit G

Health Insurance Portability and Accountability Act (HIPAA)

4.	Miscellaneous Provisions.

A.	Amendment. The parties acknowledge that Federal and State laws relating to electronic data security and privacy are rapidly evolving and that amendment of this Contract may be required to provide for procedures to ensure compliance with such developments. The parties specifically agree to take such action as is necessary to implement the standards and requirements of HIPAA, the HIPAA regulations and other applicable laws relating to the security or privacy of PHI. Upon CDHS’s request, Contractor agrees to promptly enter into negotiations with CDHS concerning an amendment to this Contract embodying written assurances consistent with the standards and requirements of HIPAA, the HIPAA regulations or other applicable laws. CDHS may terminate this Contract upon 30 calendar days written notice in the event (i) Contractor does not promptly enter into negotiations to amend this Contract when requested by CDHS pursuant to this Section or (ii) Contractor does not enter into an amendment providing assurances regarding the safeguarding of PHI that CDHS in its sole discretion, deems sufficient to satisfy the standards and requirements of HIPAA, the HIPAA regulations, and applicable laws.

B.	Assistance in Litigation or Administrative Proceedings. Contractor shall make itself and its employees, and use all due diligence to make any subcontractors or agents assisting Contractor in the performance of its obligations under this Contract, available to CDHS at no cost to CDHS to testify as witnesses, or otherwise, in the event of litigation or administrative proceedings being commenced against CDHS, its directors, officers or employees based upon claimed violation of HIPAA, the HIPAA regulations or other laws relating to security and privacy, except where Contractor or its subcontractor, employee or agent is a named adverse party.